UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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APOLLO GROUP, INC.

(Name of Registrant as Specified In Charter)

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ANNUAL MEETINGS OF CLASS A AND CLASS B SHAREHOLDERS

December 28, 2011

To the holders of Class A Common Stock and Class B Common Stock of Apollo Group:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of Class B Common Stock (the “Class B Shareholders”) of Apollo Group, Inc. (the “Company”), an Arizona corporation, will be held on January 9, 2012 at 5:00 PM, local time, by telephone, and the Annual Meeting of holders of Class A Common Stock (the “Class A Shareholders”) of the Company will be held on January 24, 2012 at 1:00 P.M., local time, in Rooms 101 and 102 on the first floor of the Company’s principal executive offices located at 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040 (together, the “Annual Meetings”) and such meetings are to be held for the following purposes:

•	For the Class B Shareholders:

•	To elect the Directors of the Company to serve for a one-year term, each until his or her successor is duly elected.

•	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2012.

•	For the Class A Shareholders:

•	To receive the results of the Annual Meeting of the Class B Shareholders.

•	To raise questions with the Company.

Only Class B Shareholders of record at the close of business on December 12, 2011 are entitled to notice of, and to attend and vote at, the Annual Meeting of Class B Shareholders or any adjournment or postponement thereof, and only Class A Shareholders of record at the close of business on December 12, 2011 are invited to attend the Annual Meeting of Class A Shareholders and any adjournment or postponement thereof.

Sincerely,

Brian L. Swartz
Senior Vice President and Chief Financial Officer
Phoenix, Arizona

December 28, 2011

We are not asking you for a proxy and you are requested not to send us a proxy.

INFORMATION STATEMENT

ANNUAL MEETINGS OF CLASS A SHAREHOLDERS AND CLASS B SHAREHOLDERS

OF

APOLLO GROUP, INC.

To be held on January 24, 2012 and January 9, 2012, respectively.

QUESTIONS AND ANSWERS REGARDING THE INFORMATION

STATEMENT, ANNUAL REPORT AND ANNUAL MEETINGS

Why am I receiving these materials?

The Board of Directors of Apollo Group, Inc. (“Apollo Group,” the “Company,” “we,” “our” or “us”) is providing this information statement to you in connection with Apollo Group’s Annual Meeting of Class B Shareholders to be held on January 9, 2012 at 5:00 P.M., local time, and Annual Meeting of Class A Shareholders to be held on January 24, 2012 at 1:00 P.M., local time (together, the “Annual Meetings”). As a shareholder of record, you are invited to attend the Annual Meeting for which you own shares, which, for Class A Shareholders, will be held in Rooms 101-102 in our offices at 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040 and, for Class B Shareholders, will be held by telephone. The purposes of the Annual Meetings are set forth in the accompanying Notice of Annual Meetings of Class A Shareholders and Class B Shareholders and this Information Statement.

Our principal executive offices are located at 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040, and our telephone number is (480) 966-5394.

Internet Availability of Information Statement Materials

We are furnishing information statement materials to our shareholders via the Internet, rather than mailing printed copies of those materials to each shareholder. If you received a Notice of Internet Availability of Information Statement Materials by mail, you will not receive a printed copy of the information statement materials unless you request one. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the information statement materials. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our information statement materials, please follow the instructions included in the Notice of Internet Availability.

We anticipate that the Notice of Internet Availability will be mailed to shareholders on or about December 28, 2011.

Am I entitled to vote at the Annual Meeting?

You may vote if our records showed that you owned shares of Apollo Group Class B Common Stock as of December 12, 2011 (the “Record Date”). Each share of Class B Common Stock is entitled to one vote, and directors are elected by a plurality of the votes cast by the holders of outstanding Class B Common Stock at a meeting at which a quorum is present at the time of such vote, with such holders entitled to cumulative voting. Class A Common Stock is not voting stock. At the close of business on the Record Date, we had a total of 126,535,368 shares of Class A Common Stock issued and outstanding, 475,149 shares of Class B Common Stock issued and outstanding, and no shares of Preferred Stock outstanding.

Is this a Proxy Statement?	No. This is not a proxy statement. We are not asking you for a proxy and you are requested not to send us a proxy.

OUR BOARD OF DIRECTORS AND ITS COMMITTEES

Board Leadership Structure

Dr. John G. Sperling, the Company’s founder and controlling shareholder, serves as the Executive Chairman of the Board. We believe that this structure is appropriate, because Dr. Sperling, as the holder of a significant amount of our nonvoting Class A Common Stock and a majority of our voting Class B Common Stock, is uniquely well-positioned to represent the interests of stockholders. Dr. Sperling’s dual role promotes leadership, accountability and clarity in the overall direction of the Company’s business strategy. The duties of the Executive Chairman of the Board include:

•	Presiding over all meetings of the Board;

•	Preparing the agenda for Board meetings in consultation with the Co-Chief Executive Officers and other members of the Board;

•	Chairing cabinet sessions with the Company’s senior executive officers;

•	Presiding over all meetings of Shareholders;

•	Serving on the Company’s Executive Committee; and

•	Such other duties as may be assigned by the Board from time to time.

However, because of the significant sharing of executive responsibility with our two co-CEOs, we do not consider Dr. Sperling to be our principal executive officer. Rather, we consider our two co-CEOs, who also serve as directors, to be our principal executive officers.

Apollo Group is a controlled company, for purposes of the NASDAQ Listing Rules. As such, we are not required to have a board composed of a majority of independent directors. Despite this, a majority of our directors are independent and each member of our standing committees is independent.

In addition, the Board has a Lead Independent Director, who presides over regular meetings of the Independent Director Committee. The authority and responsibilities of the Lead Independent Director are detailed in a Board-approved Charter pursuant to which the Lead Independent Director has the following specific responsibilities, among others:

•	Advising senior management as to the information, agenda and meeting schedules for the Board of Directors and Board Committee meetings;

•

Advising senior management as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to perform their duties effectively;

•	Recommending to senior management the retention of advisers and consultants who report directly to the Board of Directors;

•

Assisting the Board of Directors, the Board’s Nominating and Governance Committee and the officers of the company in ensuring compliance with and implementation of significant corporate governance standards;

•	Developing agendas for and serving as Chairman of meetings of the Board’s independent directors;

•	Serving as principal liaison between the independent directors and senior management on strategy, policy and other matters;

•	Recommending to the Nominating and Governance Committee and to the Chairman the membership of the various Board Committees, as well as the selection of Committee chairmen; and

•	Chairing meetings of the Board of Directors when the Chairman and Vice Chairman are not present.

The Charter of the Lead Independent Director is available via our website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

The Board believes that the foregoing leadership structure provides an appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis.

Board Risk Oversight

The entire Board of Directors considers enterprise-level risks facing Apollo Group. In connection with this, the Board is informed of developments that could affect our risk profile or other aspects of our business. Strategic risk, which relates to our ability to properly define and achieve our high-level goals and mission, operating risk, which relates to the effective and efficient use of resources and pursuit of opportunities, and regulatory risk, which relates to our compliance with federal, state and foreign regulation of educational institutions are monitored by the full Board through the Board’s approval and periodic review of our annual operating plan. At each of the Board’s regularly scheduled meetings throughout the year, management presents an update on the Company’s performance.

In addition, the Audit Committee of the Board of Directors discusses with senior management the guidelines and policies governing the process by which management assesses and manages major financial risks, and the Compensation Committee considers the risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally.

While the Board oversees our risk management processes in connection with its approval and review of our annual operating plan, management is responsible for identifying and managing risk. We believe this division of responsibility is an appropriate approach for addressing the risks we face and believe that our Board leadership structure is consistent with this approach.

Director Independence

The Board of Directors consists of a majority of independent directors, as independence is determined in accordance with Rule 5605(a)(2) of the NASDAQ Listing Rules. The Board of Directors has determined that the following incumbent directors are independent under this standard:

•	Dino J. DeConcini*,

•	Richard H. Dozer,

•	Dr. Roy A. Herberger, Jr.,

•	Dr. Ann Kirschner,

•	Robert S. Murley,

•	K. Sue Redman,

•	Manuel F. (“Manny”) Rivelo, and

•	George A. Zimmer.

* Mr. DeConcini has decided not to stand for reelection, and his term will conclude at the Annual Meeting of Class B Shareholders.

Samuel A. DiPiazza, Jr. also served as an independent director on our Board of Directors for the 2011 fiscal year and resigned from the Board effective October 31, 2011. Two other individuals served as independent directors for a portion of the 2011 fiscal year: Stephen J. Giusto until February 22, 2011, when he resigned from the Board to accept a full-time executive management position with the Company, and James Reis until January 12, 2011, when his term concluded at the 2011 Annual Meeting of Class B Shareholders.

Board Committees	The Board of Directors has six principal committees, with the following members, as of December 16, 2011:

(1)	an Audit Committee composed of K. Sue Redman (Chair), Richard H. Dozer, Dr. Ann Kirschner and Manuel F. Rivelo;

(2)	a Compensation Committee composed of Dr. Roy A. Herberger, Jr. (Chair), Dino J. DeConcini, Manuel F. Rivelo and Dr. Ann Kirschner;

(3)	a Nominating and Governance Committee composed of Dino J. DeConcini (Co-Chair), Dr. Roy A. Herberger, Jr. (Co-Chair), Dr. Ann Kirschner, Robert S. Murley and George Zimmer;

(4)

an Independent Director Committee composed of Dr. Roy A. Herberger, Jr. (Lead Independent Director), Dino J. DeConcini, Richard H. Dozer, Dr. Ann Kirschner, Robert S. Murley, K. Sue Redman, Manuel F. Rivelo, and George A. Zimmer;

(5)	a Special Litigation Committee composed of Robert S. Murley (Chair), Manuel F. Rivelo, and an additional member who is not an employee or director of the Company; and

(6)	a Finance Committee composed of Robert S. Murley (Chair) and K. Sue Redman.

Stephen J. Giusto served as a member of the Audit Committee and the Independent Director Committee until February 22, 2011, when he resigned from the Board to accept a full-time executive management position with the Company and James R. Reis served as a member of the Audit Committee and the Independent Director Committee until January 12, 2011, when his term concluded at the 2011 Annual Meeting of Class B Shareholders. Samuel A. DiPiazza, Jr. served as Chair of the Special Litigation Committee and a member of the Audit Committee and the Independent Director Committee during fiscal year 2011 until he resigned effective October 31, 2011.

Each of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Independent Director Committee meets regularly. The Special Litigation Committee and Finance Committee meet on an ad hoc basis. The Audit Committee, Compensation Committee, Nominating and Governance Committee and Lead Independent Director each have a written charter approved by the Board of Directors, all of which are available via our website at

http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx. In addition, at each regularly scheduled Board of Directors meeting, a member of each Committee reports on any significant matters addressed by the Committee. The Board of Directors and each Committee, as applicable, regularly reviews the Committee charters. The charters provide, among other items, that each member must be independent as such term is defined by the applicable rules of the NASDAQ Listing Rules and the SEC.

Audit Committee

The Company has a standing Audit Committee which complies with the standards of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee is responsible for reviewing the Company’s quarterly and annual financial statements and related press releases and filings with the SEC and discussing such items with management and the Company’s independent registered public accounting firm prior to issuance and filing with the SEC. The Committee reviews and discusses with management and the independent registered public accounting firm the adequacy of the Company’s internal controls and procedures. The Committee has sole authority to appoint, determine funding for and oversee the work of the Company’s independent registered public accounting firm. The Committee also reviews on an ongoing basis and at least annually all reportable transactions with the Company in which directors, executive officers and their immediate family members have an interest. See “Certain Relationships and Transactions with Related Persons”, below. The Audit Committee held eleven meetings during fiscal 2011. The Board of Directors has determined that K. Sue Redman and Richard H. Dozer are “audit committee financial experts” as defined in Item 407(d) of Regulation S-K. Each of the members of this committee is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules and satisfies the standards for a member of an audit committee as set forth in Rule 5605(c)(2)(A) of the NASDAQ Listing Rules. The Audit Committee charter is available on the Company’s website at

http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

Compensation Committee

The Compensation Committee of our Board of Directors, which met 22 times during fiscal 2011, determines all aspects of compensation of our executive officers. Each of the members of this committee is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules and an “outside director” as defined in Internal Revenue Code Section 162(m). The Compensation Committee has overall responsibility for approving and evaluating the compensation plans and programs for our executive officers. Accordingly, the Compensation Committee establishes the overall compensation philosophy governing executive officer compensation, reviews and approves compensation arrangements for our executive officers and uses the services of an independent consultant to benchmark that compensation against a comparator group that it reviews and revises periodically. The Compensation Committee also administers both our 2000 Stock Incentive Plan with respect to the executive officers and all other individuals eligible for grants and our executive officer annual cash incentive bonus plan, recommends equity retention guidelines for our executive officers and non-employee Board members and makes recommendations regarding the compensation of our non-employee directors. The Compensation Committee charter is available on our website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

The Compensation Committee has the authority to engage the services of its own outside advisors for assistance in setting the compensation levels for our executive officers. For the 2011 fiscal year, the Compensation Committee continued to retain Pearl Meyer & Partners as its independent compensation consultant. The nature and scope of the services that Pearl Meyer & Partners rendered the Compensation Committee are described in more detail below in the “Compensation Discussion & Analysis” section of this Information Statement. Pearl Meyer & Partners did not perform any other professional services for the Company and did not receive any compensation from us during the 2011 fiscal year other than for services rendered to the Compensation Committee.

The Compensation Committee established, with the approval of the Board of Directors, a subcommittee designated as the Equity Award Subcommittee. The Equity Award Subcommittee has the authority, within specified parameters, to make awards under the 2000 Stock Incentive Plan to faculty members and newly hired individuals. The Equity Award Subcommittee members are Dr. Roy A. Herberger, Jr. and Dr. Ann Kirschner, who are also current members of the Compensation Committee. The Equity Award Subcommittee did not meet during the 2011 fiscal year. The Equity Award Subcommittee charter is available on the Company’s website at

http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

Nominating and Governance Committee

The Nominating and Governance Committee, which met four times in fiscal 2011, is responsible for recommending to the Board of Directors candidates for election to the Board, recommending individuals to the Board of Directors to fill the unexpired term of any vacancy existing on the Board of Directors, developing qualification criteria for candidates for membership on the Board of Directors, developing a process for identifying and evaluating candidates for Board membership, advising regarding the size and composition of the Board of Directors and recommending changes in the Board’s size and composition at the request of the Chairman of the Board, assisting the Board of Directors with corporate governance matters as requested by the Board, recommending continuing education courses, conferences and seminars for Board members and facilitating the orientation and training of new directors, and consulting regarding the composition of standing committees of the Board at the request of the Chairman of Board.

The Nominating and Governance Committee of the Board considers candidates for director nominees identified by the Committee, and proposed by other directors, Company management or holders of our Class B voting Common Stock, which is our only class of stock entitled to vote on the election of directors. Currently, all of our outstanding Class B Common Stock is beneficially owned by Dr. and Mr. Sperling. The Committee may retain recruiting professionals to assist in identifying and evaluating candidates for director nominees. The Committee believes that it is desirable for the directors to possess a mix of skills and perspectives (functional, cultural and geographic). In particular, the Committee endeavors to collectively establish a number of key areas of expertise on the Board, including management, accounting and finance, industry knowledge, marketing, political and regulatory matters, academic administration and international markets. In selecting nominees, the Committee assesses candidates’ independence, business acumen, personal and professional ethics, integrity, values and willingness to devote sufficient time to prepare for and attend meetings and participate effectively on the Board and the degree to which the candidate possesses one or more of the foregoing key areas of expertise for directors, including areas not then represented on the Board. All members of the Board are given the opportunity to interview final candidates. As part of its periodic self-evaluation of its effectiveness, the Nominating and Governance Committee also considers the degree to which the directors collectively possess the foregoing key areas of expertise.

The Nominating and Governance Committee does not have a policy regarding the consideration of director candidates recommended by holders of our Class A Common Stock. The Board believes this is appropriate because only the holders of our Class B Common Stock participate in the election of directors.

Each of the members of this committee is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules. The Nominating and Governance Committee charter is available on our website at

http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

Special Litigation Committee

The Special Litigation Committee, which met 14 times in fiscal 2011, was constituted by the Board on December 17, 2010 to investigate, review and analyze the facts, transactions, events and circumstances relating to certain claims and any related actions or proceedings filed by shareholders on behalf of the Company against any of its current or former directors, officers or employees. The Special Litigation Committee is also charged with considering and determining whether or not the prosecution of some or all of the claims is in the best interest of the Company and its shareholders, and what actions, if any, to take with respect to them. The claims include claims of wrongdoing regarding certain current and past directors, officers and employees of the Company and demands that the Board undertake an investigation by shareholder Daniel Himmel, and similar claims by shareholder Darlene Smith.

Finance Committee

The Finance Committee, which did not hold any meetings during fiscal 2011, was constituted by the Board on June 24, 2011 to evaluate options with respect to possible financing transactions proposed by management that require Board approval, and report its findings and recommendations back to the Board.

Independent Director Committee

The Independent Director Committee, which met four times during fiscal 2011, was formally established in October 2007. The Lead Independent Director charter is available on our website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx

Attendance

During the fiscal year ended August 31, 2011, the Board of Directors met on eight occasions and each incumbent Board member attended at least 80% of the aggregate number of meetings of the Board of Directors and each Committee of the Board on which such Board member served (during the periods that he or she served on such Committee).

We do not have a formal policy mandating attendance by members of the Board of Directors at our annual shareholders meetings. No independent directors attended the Annual Meeting of the holders of our Class A Common Stock held on January 26, 2011 or Class B Common Stock held on January 12, 2011.

Chart of Board and Committee Member Changes	The chart below indicates the current members of the Board of Directors and the six committees of the Board as of December 16, 2011, including changes since August 31, 2010.

	Board of Directors	Audit Committee	Compensation Committee	Nominating and Governance Committee	Independent Director Committee	Special Litigation Committee	Finance Committee
Dr. John G. Sperling	C
Peter V. Sperling	M
Terri C. Bishop	M
Gregory W. Cappelli	M
Dino J. DeConcini	M(9)		M	C	M(5)
Richard H. Dozer	M(10)	M(10)			M(10)
Charles B. Edelstein	M
Dr. Roy A. Herberger, Jr.	M		C	C(6)	C(5)
Dr. Ann Kirschner	M	M(3)	M	M(4)	M
Robert S. Murley	M(1)			M(1)		C(1)	C(1)
K. Sue Redman	M	C			M		M(7)
Manuel F. Rivelo	M	M(8)	M		M	M
Darby E. Shupp	M(2)
George A. Zimmer	M			M	M

C	Current Chair

M	Current Member

(1)

Mr. Murley joined the Board on June 30, 2011, and was appointed to serve on the Nominating and Governance Committee and Finance Committee. On December 1, 2011, he was appointed as chair of the Special Litigation Committee.

(2)	Ms. Shupp joined the Board on March 24, 2011.

(3)	Dr. Kirschner was appointed to the Audit Committee on February 18, 2011.

(4)	Dr. Kirschner was appointed to the Nominating and Governance Committee on December 9, 2010.

(5)	On September 23, 2010, Mr. DeConcini resigned as Lead Independent Director, and Dr. Herberger was appointed as Lead Independent Director.

(6)	On June 24, 2011, Mr. Herberger was appointed co-chair of the Nominating and Governance Committee.

(7)	Ms. Redman was appointed to the Finance Committee in June 2011.

(8)	Mr. Rivelo was appointed to the Audit Committee on September 22, 2011.

(9)	Mr. DeConcini has decided not to stand for reelection, and his term will conclude at the Annual Meeting of Class B Shareholders.

(10)	Mr. Dozer was appointed to the Board and the Audit Committee on December 16, 2011.

Mr. Giusto served as a member of the Audit Committee and the Independent Director Committee until February 22, 2011, when he resigned from the Board to accept a full-time executive management position with the Company. Mr. Reis served as a member of the Audit Committee and the Independent Director Committee until January 12, 2011, when his term concluded at the 2011 Annual Meeting of Class B Shareholders. Mr. DiPiazza served as chair of the Special Litigation Committee and a member of the Audit Committee and the Independent Director Committee during fiscal year 2011 until he resigned effective October 31, 2011.

	OUR DIRECTORS

Set forth below are the names, ages and business experience of the directors of Apollo Group as of December 16, 2011, except for Mr. DeConcini, who has decided not to stand for reelection at the Annual Meeting of Class B Shareholders. All of the incumbent directors are nominees for re-election at the Annual Meeting of Class B Shareholders, except for Mr. DeConcini. The Board intends to fill the vacancy that will be created by Mr. DeConcini’s departure. The Nominating and Governance Committee, consisting solely of independent directors as determined under the rules of the NASDAQ Listing Rules, has recommended all of the nominees for election by the holders of Class B Common Stock. The nominees will be elected if approved by a plurality of the votes cast by the holders of outstanding Class B Common Stock. The holders of Class B Common Stock are entitled to cumulate their votes in the election of directors, meaning that each holder can cast, on an aggregate basis, that number of votes equal to the number of nominees multiplied by the number of shares held. Because there are only two beneficial owners of Class B Common Stock, which is not listed on an exchange, there will be no broker non-votes. If elected, the nominees will serve as directors until the next annual meeting of our holders of Class B Common Stock in 2012. As of the date of this Information Statement, the Board of Directors is not aware of any nominee who is unable or who will decline to serve as a director, if elected.

Name	Principal Occupation During the Past Five Years	Age

Dr. John G. Sperling	See Dr. Sperling’s biographical information below under “Our Executive Officers.” Dr. Sperling is the founder of Apollo Group and is regarded as one of the pioneers of the proprietary education industry. Dr. Sperling brings to the Board deep and comprehensive knowledge of Apollo Group and the proprietary education industry, as well as the higher education sector.	90

Terri C. Bishop	See Ms. Bishop’s biographical information below under “Our Executive Officers.” Ms. Bishop, who serves as Executive Vice President, Integrated Academic Strategies and Senior Advisor to the Chief Executive Officers of Apollo Group, has been involved with Apollo Group since 1982, serving in many capacities, including Executive Vice President, External Affairs, Chief Communications Officer and Senior Vice President of Public Affairs. Her deep knowledge and diverse experience at Apollo Group bring valuable institutional expertise to the Board.	58

Gregory W. Cappelli	See Mr. Cappelli’s biographical information below under “Our Executive Officers.” As the Co-Chief Executive Officer of Apollo Group and Chairman of Apollo Global, Mr. Cappelli brings to the Board the senior leadership perspective of Apollo Group, as well has his extensive knowledge of the proprietary education sector.	44

Name	Principal Occupation During the Past Five Years	Age

Richard H. Dozer

Richard H. Dozer became a member of the Board of Directors of the Company in December 2011. He is a member of the Audit Committee. Mr. Dozer is currently Chairman of GenSpring Family Office — Phoenix. Prior to this role, Mr. Dozer served as principal of CDK Partners, a real estate development and investment company, from 2006 until 2008. Mr. Dozer served as President of the Arizona Diamondbacks, a Major League Baseball franchise, from its inception in 1995 until 2006, and Vice President and Chief Operating Officer of the Phoenix Suns, a National Basketball Association franchise, from 1987 until 1995. Early in his career, he was an audit manager with Arthur Andersen. Mr. Dozer currently serves on the boards of directors of two other publicly traded companies: Swift Corporation and Viad Corporation. Mr. Dozer is Chairman of the Audit Committee and a member of the Nominating and Governance and Compensation Committees of Swift Corporation, and a member of the Audit and Human Resources Committees of Viad Corporation. Mr. Dozer also serves on the boards of directors of Blue Cross Blue Shield of Arizona, where he serves as Chairman of the Audit Committee and a member of the Executive and Human Resources Committee, and Meridian Bank, where he serves as Chairman of the Governance and Nominating Committee. Mr. Dozer is presently on many other boards of directors, including Teach for America — Phoenix, Greater Phoenix Convention and Visitor’s Bureau, and Greater Phoenix Leadership. Mr. Dozer received a Bachelor of Science degree in Business Administration — Accounting from the University of Arizona and is a former certified public accountant.

Mr. Dozer’s experience as Chairman of GenSpring Family Office — Phoenix, principal of CDK Partners, President of the Arizona Diamondbacks, and Vice President and Chief Operating Officer of the Phoenix Suns provides the board with management, senior leadership and operations expertise. He also brings to the Board public company expertise from his service on the boards of two other publicly traded companies, and finance and accounting expertise from his prior experience as a certified public accountant.

		57

Charles B. Edelstein	See Mr. Edelstein’s biographical information below under “Our Executive Officers.” As the Co-Chief Executive Officer of Apollo Group, Mr. Edelstein brings to the Board the senior leadership perspective of Apollo Group, as well has his extensive knowledge of the proprietary education sector.	51

Name	Principal Occupation During the Past Five Years	Age

Dr. Roy A. Herberger, Jr.

Dr. Herberger has been a director of Apollo Group since June 2007 and is currently Lead Independent Director, Chair of the Compensation Committee and, beginning June 24, 2011, Co-Chair of the Nominating and Governance Committee. Dr. Herberger was also a member of the Independent Panel until it was disbanded in September 2010. Dr. Herberger is also President Emeritus of Thunderbird School of Global Management, and served as the school’s President from 1989 until 2004. From 1982 until 1989, he served as Dean of the Edwin L. Cox School of Business at Southern Methodist University. He previously served as Associate Dean for Academic Affairs at the Graduate School of Business at the University of Southern California (USC) and director of the International Business Education and Research Program, also at USC. Dr. Herberger currently serves on the Board of Directors of Pinnacle West Capital Corporation and on the Board of Trustees of the Mayo Clinic. He previously served on the Advisory Board of MedAire Inc. Dr. Herberger holds a bachelor’s degree in Business and a Master of Arts in Communication from the University of Texas, Austin. He also holds a doctoral degree in Business from the University of Colorado, Boulder.

Dr. Herberger’s experience as President of Thunderbird School of Global Management, Dean of the Edwin L. Cox School of Business at Southern Methodist University and Associate Dean for Academic Affairs at the Graduate School of Business at the University of Southern California provides the Board with extensive expertise in higher education.

69

Dr. Ann Kirschner

Dr. Ann Kirschner has been a director of Apollo Group since November 2007, a member of the Compensation Committee since December 2007, a member of the Nominating and Governance Committee since December 9, 2010 and a member of the Audit Committee since February 18, 2011. Since 2006, Dr. Kirschner has been the University Dean of Macaulay Honors College of The City University of New York. From 1991 to 1994, and from 2001 to 2006, Dr. Kirschner served as president of Comma Communications, a consulting company specializing in higher education and technology, where she focused on strategic planning for public and private universities and education companies. Her career as an entrepreneur in media and technology has included founding Fathom, an online knowledge network, in association with Columbia University. She also co-created NFL SUNDAY TICKET and NFL.COM for the National Football League. Dr. Kirschner serves on the Board of Directors of Public Agenda. Previously she served on the Board of Directors of Topps Company, Inc. and Onhealth.com. Dr. Kirschner received her Doctor of Philosophy in English literature from Princeton University, a Master of Arts from the University of Virginia, and a Bachelor of Arts from the State University of New York at Buffalo. Dr. Kirschner serves on the board of directors of Public Agenda.

Dr. Kirschner’s experience as University Dean of Macaulay Honors College of The City University of New York and former president of Comma Communications provides the Board with extensive expertise in higher education. Her experience as an entrepreneur also brings to the Board expertise in marketing, media and technology.

60

Name	Principal Occupation During the Past Five Years	Age

Robert S. Murley

Robert S. Murley became a director of Apollo Group June 2011 and is currently a member of the Nominating and Governance Committee and Special Litigation Committee, and is Chair of the Finance Committee. Since 1975, Mr. Murley has been employed by Credit Suisse and its predecessors. In 2005, he was appointed Chairman of Investment Banking in the Americas. Prior to that time, Mr. Murley headed the Global Industrial and Services Group within the Investment Banking Division, as well as the Chicago investment banking office. He was named a Managing Director in 1984 and appointed a Vice Chairman in 1998. Mr. Murley serves as a Trustee of Princeton University, is Chairman of the Board of the Educational Testing Service in Princeton, New Jersey, is Vice Chairman of the Board of the Ann & Robert Lurie Children’s Hospital of Chicago, is a Trustee of the Museum of Science & Industry in Chicago, Illinois, and is a member of the Board of Overseers of the UCLA Anderson School of Management. Mr. Murley holds a Bachelor of Arts from Princeton University, a Master of Business Administration from the UCLA Anderson School of Management, and a Master of Science from the London School of Economics and Political Science.

Mr. Murley’s experience at Credit Suisse provides the Board with management, operations, senior leadership and international business expertise, and his experience as a Trustee of Princeton University, and as Chairman of the Board of the Educational Testing Service in Princeton, New Jersey, Mr. Murley brings to the Board expertise in the education industry.

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K. Sue Redman

K. Sue Redman has been a director of Apollo Group since December 2006 and is currently Chair of the Audit Committee, serves on the Finance Committee and is a former member of the Compensation Committee and the Special Committee formed to oversee the Company’s stock option practices, which was disbanded in March 2009. Ms. Redman is president of Redman Advisors, LLC, a private consulting firm that specializes in the areas of enterprise risk management, corporate finance, accounting and strategy. From 2004 to 2008, Ms. Redman served as Senior Vice President and Chief Financial Officer of Texas A&M University. From 1999 to 2004, Ms. Redman was a Vice President and Corporate Controller of AdvancePCS, Inc. From 1980 to 1999, Ms. Redman held various positions, most notably as a partner with the accounting firm PricewaterhouseCoopers LLP, where she provided accounting and consulting services to both public and private companies in a variety of industries. Ms. Redman earned her Bachelor of Business Administration in Accounting from Texas A&M University and is a Certified Public Accountant in Texas, Arizona and California.

Ms. Redman’s experience as Senior Vice President and Chief Financial Officer of Texas A&M University, Vice President and Corporate Controller of AdvancePCS, Inc. and partner at PricewaterhouseCoopers LLP provides significant finance and accounting expertise to the Board, including specific post-secondary education expertise.

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Name	Principal Occupation During the Past Five Years	Age

Manuel F. Rivelo

Manuel F. Rivelo has been a director of Apollo Group since March 2009 and is currently a member of the Compensation Committee, Audit Committee and Special Litigation Committee. Since October 2011, Mr. Rivelo has been employed by F5 as Senior Vice President of Security and Strategic Solutions. Mr. Rivelo is responsible for launching and driving new market adjacencies for F5. Prior to joining F5, Mr. Rivelo was employed by Cisco Systems, Inc., an information technology provider, since 1992, most recently as Senior Vice President of Cisco’s Engineering Systems and Operations group. While at Cisco, Mr. Rivelo oversaw multiple businesses and drove technical and solution requirements for Cisco customers of all sizes. He was also responsible for operational excellence, standardization around processes and tools, enabling new business models, and strategic communications. Mr. Rivelo holds a bachelor’s and master’s degree in electrical engineering from the Stevens Institute of Technology.

Mr. Rivelo’s experience at Cisco Systems, Inc., most recently as Senior Vice President of Cisco’s Enterprise Systems and Operations group, and his new position at F5, brings technology, management and operational expertise to the Board.

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Darby E. Shupp

Darby E. Shupp has been a director of Apollo Group since March 2011. Since 2005, Ms. Shupp has been employed by Exeter East, LLC, which is a holding company wholly-owned by Dr. John Sperling, Apollo Group’s Executive Chairman. Ms. Shupp serves as an officer and/or director of various entities affiliated with Dr. Sperling and his investment company Moral Compass Corporation, including Arcadia Biosciences Inc. and ViaGen Inc. Ms. Shupp previously worked for Deloitte & Touche LLP as an Audit Manager serving clients in the business services, manufacturing, and real estate industries. Ms. Shupp holds a Bachelor of Science in Accountancy from Arizona State University and is a Certified Public Accountant.

Ms. Shupp brings management, accounting and audit experience to the Board and is a trusted advisor to Dr. Sperling.

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Peter V. Sperling	See Mr. Sperling’s biographical information below under “Our Executive Officers.” Mr. Sperling has been with Apollo Group since 1983 and brings his knowledge of Apollo Group to the Board.	52

George A. Zimmer

George A. Zimmer has been a director of Apollo Group since June 2006 and a member of the Nominating and Governance Committee since October 2007. Until October 2007, Mr. Zimmer also served on the Compensation Committee. Mr. Zimmer is the founder and Executive Chairman of The Men’s Wearhouse, Inc., a retailer of men’s apparel, and was previously its Chief Executive Officer. Mr. Zimmer is currently a member of the board of the Institute of Noetic Sciences in Petaluma, California, and serves on several advisory boards including The Boys & Girls Club of Oakland, California, and the World Business Academy of Ojai, California. Mr. Zimmer received his Bachelor of Arts in Economics from Washington University.

As the founder, Executive Chairman and former Chief Executive Officer of The Men’s Wearhouse, Inc., Mr. Zimmer brings senior leadership, strategic and management expertise to the Board.

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OUR EXECUTIVE OFFICERS

Set forth below are the names, ages, positions and business experience of the executive officers of Apollo Group as of December 16, 2011.

Name and Position	Principal Occupation During the Past Five Years	Age

Dr. John G. Sperling Executive Chairman of the Board

Dr. John G. Sperling is the founder and the Executive Chairman of the Board of Apollo Group. Dr. Sperling was President of Apollo Group until February 1998, Chief Executive Officer of Apollo Group until August 2001 and Chairman of the Board until June 2004. Dr. Sperling served as Acting Executive Chairman of the Board from January 2006 to September 2008 and has served as Executive Chairman of the Board since September 2008. Prior to his involvement with Apollo Group, from 1961 to 1973, Dr. Sperling was a professor of Humanities at San Jose State University where he was the Director of the Right to Read Project and the Director of the NSF Cooperative College-School Science Program in Economics. At various times from 1955 to 1961, Dr. Sperling was a member of the faculty at the University of Maryland, Ohio State University and Northern Illinois University. Dr. Sperling received his Doctor of Philosophy from Cambridge University, a Master of Arts from the University of California, Berkeley, and a Bachelor of Arts from Reed College. Dr. Sperling is the Chairman of the board of directors of Southwest Solar Technologies Inc. and the Chairman of Moral Compass Corporation. Dr. Sperling is the father of Peter V. Sperling.

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Peter V. Sperling Vice Chairman of the Board

Peter V. Sperling was appointed Vice Chairman of the Board of Apollo Group in June 2008. Mr. Sperling was a Senior Vice President of Apollo Group from June 1998 to December 2007 and Secretary of Apollo Group from June 2006 to December 2007. Mr. Sperling has been with Apollo Group since 1983. Mr. Sperling was Vice President of Administration from 1992 to June 1998 and served as Secretary and Treasurer of Apollo Group from 1988 to January 2003. From 1987 to 1992, Mr. Sperling was Director of Operations at Apollo Education Corporation. From 1983 to 1987, Mr. Sperling was Director of Management Information Services of Apollo Group. Mr. Sperling received his Master of Business Administration from The University of Phoenix and his Bachelor of Arts from the University of California, Santa Barbara. Mr. Sperling is also the Chairman and co-founder of FuzeBox, Inc., a telecommunications services corporation, and on the board of directors of Ecliptic Enterprises Corporation and RingRevenue. Mr. Sperling is the son of Dr. John G. Sperling.

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Name and Position	Principal Occupation During the Past Five Years	Age

Gregory W. Cappelli Co-Chief Executive Officer

Gregory W. Cappelli was appointed Co-Chief Executive Officer in April 2009. Mr. Cappelli has also been serving as Chairman of Apollo Global since its inception in October 2007 and a director of Apollo Group since June 2007. Mr. Cappelli previously served as Executive Vice President of Global Strategy and Assistant to the Executive Chairman from April 2007 to April 2009. Before joining Apollo Group, Mr. Cappelli spent 10 years as a research analyst for Credit Suisse, where he most recently served as Managing Director and Senior Research Analyst and founded the Credit Suisse Global Services Teams. Before joining Credit Suisse, Mr. Cappelli was Vice President and Senior Research Analyst with ABN AMRO. He holds his Bachelor of Arts in Economics from Indiana University and his Master of Business Administration from the Brennan School of Business at Dominican University. Mr. Cappelli is currently on the board of directors for Everybody Wins, the board of trustees of Dominican University and the board of governors of the Boys & Girls Clubs of America.

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Charles B. Edelstein Co-Chief Executive Officer

Mr. Edelstein became Chief Executive Officer and a director of the Board of Apollo Group in August 2008 and Co-Chief Executive Officer in April 2009. Prior to joining Apollo Group, Mr. Edelstein was employed by Credit Suisse, a financial services firm, since 1987, and served as a Managing Director since 1998. He was also the head of the Global Services Group within the Investment Banking Division of Credit Suisse. His focus was on providing advisory services regarding acquisitions, dispositions and capital raising transactions. Mr. Edelstein founded and oversaw Credit Suisse’s leading advisory practice in the education industry, where he served as advisor to many of the largest education companies, including Apollo Group. Prior to that, he worked at Price Waterhouse (now PricewaterhouseCoopers) for three years as an auditor and management consultant. Mr. Edelstein sits on the Chicago board of directors for both Teach for America and Junior Achievement. He received a Bachelor of Arts with highest distinction from the University of Illinois and a Master of Business Administration from the Harvard Business School, where he graduated as a Baker Scholar with high distinction.

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Joseph L. D’Amico President

Joseph L. D’Amico was named President in December 2011. Previously, Mr. D’Amico served as President and Chief Operating Officer from March 2009 to December 2011; President, Chief Financial Officer and Treasurer from June 2008 to March 2009; Executive Vice President and Chief Financial Officer from June 2007 to June 2008; and served in the role of Chief Financial Officer from December 8, 2006 to June 2007 as a consultant. Prior to joining the Company, Mr. D’Amico was a senior managing director of FTI Palladium Partners, an interim management company and a division of FTI Consulting, Inc. Prior to joining FTI in August 2002, he was a partner with PricewaterhouseCoopers LLP for 21 years where he served in leadership roles in the firm’s Financial Advisory Services group as well as having served as an audit partner earlier in his career, responsible for public and privately held companies. He received his Master of Business Administration from the University of Chicago and his Bachelor of Science in Accountancy from the University of Illinois at Urbana-Champaign and is an inactive Certified Public Accountant.

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Name and Position	Principal Occupation During the Past Five Years	Age

Terri C. Bishop Executive Vice President, Integrated Academic Strategies, Senior Advisor to the Chief Executive Officers

Terri C. Bishop became Executive Vice President, Integrated Academic Strategies and Senior Advisor to the Chief Executive Officers in November 2010. Ms. Bishop has also been serving as a director of Apollo Group since March 2009. Ms. Bishop served as Executive Vice President, External Affairs from 2008 to 2010 and Chief Communications Officer and Senior Vice President of Public Affairs of Apollo Group from 1999 to 2008, overseeing public and government relations. Except for her service as Executive Vice President of Convene International, an education software company, from 1998 to 1999, Ms. Bishop has been with the Apollo Group since 1982 and during that time she has served in the areas of institutional licensure and accreditation, curriculum development, institutional research and online learning. She was the founding director of University of Phoenix Online, providing oversight during its first 10 years of start up and development. Ms. Bishop received her bachelor’s degree in Business and Master of Arts in Human Relations and Organizational Management from University of Phoenix. Ms. Bishop serves on the board of directors of the Latino Policy Coalition.

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Sean B. W. Martin Senior Vice President, General Counsel and Secretary

Sean B. W. Martin was appointed Senior Vice President, General Counsel and Secretary in September 2010. Mr. Martin previously served in various legal capacities at Amgen commencing in 2005, including most recently as Vice President of Corporate Law and Assistant Secretary. At Amgen, Mr. Martin managed corporate legal matters, including corporate governance, SEC filings, merger and acquisition activity, investor relations and complex regulatory issues, and handled contracting, sales, marketing, reimbursement, antitrust and pricing issues. From 2000 to 2005, Mr. Martin served as Vice President and Deputy General Counsel at Fresenius Medical Care North America where he oversaw commercial litigation, regulatory affairs and other legal matters. From 1998 to 2000, Mr. Martin was a litigation partner at the law firm Foley & Lardner, focusing on corporate compliance, health care fraud and abuse, internal investigations and commercial litigation. Prior to that, Mr. Martin spent nearly nine years as Assistant U.S. Attorney for the Northern District of Illinois. In addition, he has served as an adjunct professor at the Loyola University School of Law. Mr. Martin earned a Bachelor of Arts in History from the University of Michigan, as well as a Juris Doctor from Harvard Law School, where he graduated magna cum laude. After law school, he clerked for the Honorable Andrew J. Kleinfeld, U.S. District Court Judge (D. Alaska).

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Name and Position	Principal Occupation During the Past Five Years	Age

Brian L. Swartz Senior Vice President and Chief Financial Officer

Brian L. Swartz was appointed Chief Financial Officer in March 2009 and Senior Vice President of Finance in June 2007. Mr. Swartz previously served as Treasurer from March 2009 to February 2010, Chief Accounting Officer from February 2007 to March 2009 and Vice President, Corporate Controller and Chief Accounting Officer from February 2007 to June 2007. Prior to joining the Company, Mr. Swartz was with EaglePicher Incorporated, a technology and industrial products and services company, from 2002 to 2006, as its Vice-President and Corporate Controller. At EaglePicher, Mr. Swartz was an integral member of their senior management team and successfully guided the company through a bankruptcy restructuring. From 1994 to 2002, Mr. Swartz was at Arthur Andersen LLP where he had primary responsibilities in international audit and due diligence projects. He graduated from the University of Arizona with a Bachelor of Science in Accounting and was a member of the Warren Berger Entrepreneurship Program. Mr. Swartz is a Certified Public Accountant. Mr. Swartz serves on the board of directors and executive committees of the Phoenix Children’s Hospital Foundation and the Greater Phoenix Chamber of Commerce. He also serves as the Chair-elect for the Phoenix Children’s Hospital Foundation.

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Robert W. Wrubel Executive Vice President, Chief Innovation Officer

Robert W. Wrubel was named Executive Vice President and Chief Innovation Officer in December 2011. Previously, he served as Executive Vice President and Chief Marketing and Product Development Officer from December 2009 to December 2011; Senior Vice President, Marketing from November 2008 to December 2009; and as Vice President, Marketing from June 2008 to November 2008. He also has served as Chief Executive Officer of Aptimus, Inc., a wholly-owned subsidiary of Apollo Group, since it was acquired by Apollo Group in October 2007. Before joining Aptimus in 2005, Mr. Wrubel was co-founder and co-Chief Executive Officer of Yoga Works, the country’s largest yoga and alternative fitness company. Prior to that, Mr. Wrubel was Entrepreneur-in-residence at Highland Capital Partners, a venture capital firm. From 1998 to 2001, Mr. Wrubel was the founding Chief Executive Officer of Ask Jeeves, where he grew the company to become one of the top-ranked search engines. Before Ask Jeeves, Mr. Wrubel was the Chief Operating Officer of Knowledge Adventure, a publisher of educational software brands including Jumpstart and MathBlaster. Mr. Wrubel received his Bachelor of Arts in History and Economics from Yale University.

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Gregory J. Iverson Vice President, Chief Accounting Officer and Controller

Gregory J. Iverson was appointed Vice President, Chief Accounting Officer and Controller in March 2009. He served as Vice President and Corporate Controller from April 2007 to March 2009. He joined the Company from US Airways Group, Inc. where he served as Director, Financial Reporting from 2006 to 2007. Previously, he was Director, Assistant Corporate Controller with EaglePicher Incorporated from 2003 to 2006. Mr. Iverson began his career in public accounting and worked as Assurance Manager with Arthur Andersen, LLP and Deloitte & Touche LLP. He graduated summa cum laude from The University of Idaho with a Bachelor of Science in Business. Mr. Iverson is a Certified Public Accountant.

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Name and Position	Principal Occupation During the Past Five Years	Age

Dr. William J. Pepicello President, University of Phoenix, Inc.

Dr. William J. Pepicello became Provost of University of Phoenix in January 2006 and was appointed as President in October 2006. Dr. Pepicello has been with University of Phoenix since 1995. Dr. Pepicello served as Vice Provost for Academic Affairs from 2003 to 2006 and Dean of the School of Advanced Studies from 2002 to 2003. From 2000 to 2002, Dr. Pepicello was President of University of Sarasota and then Chief Academic Officer of American Intercontinental University. From 1995 to 2000, he was Dean of the College of General and Professional Studies and also held the position of Vice President of Academic Affairs of University of Phoenix. Dr. Pepicello holds both a Master of Arts and a Doctor of Philosophy in Linguistics from Brown University and a Bachelor of Arts in Classics from Gannon University. Mr. Pepicello serves on the board of directors of United Way, The Heard Museum, The Arizona Commission on Postsecondary Education, and The National Advisory Committee on Institutional Quality and Integrity, and is the Chairman of the Greater Phoenix Economic Council.

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Frederick J. Newton Senior Vice President and Chief Human Resources Officer

Frederick J. Newton was appointed Senior Vice President and Chief Human Resources Officer in March 2009. Prior to joining Apollo Group, from 2006 to 2009, Mr. Newton held the position of Chief People Officer at SSC Schottenstein Stores Corporation, a privately held holding company consisting of numerous legal brands including DSW, Inc., American Eagle Outfitters, American Signature Furniture, Filene’s Basement, Judith Leiber and Steuben Glass. From 2002 to 2006 Mr. Newton served as Executive Vice President and Chief Administrative Officer at Cinergy Corp. From 1998 to 2002 he served as Senior Vice President and Chief Administration Officer at LG&E Energy Corporation. Prior to joining LG&E Energy Corporation, Mr. Newton was part of the senior management team at Venator Corp. (parent company of Footlocker and Champs Sports, among others) and Unilever/Lever Brothers Co. Mr. Newton began his corporate career at Pepsico/Frito-Lay, Inc. and prior to that, he spent seven years as an officer and aviator in the United States Navy. Mr. Newton has a Bachelor of Science in Business Administration from the University of Rhode Island, a Master of Business Administration in Labor Relations from San Diego State University and has completed the Advanced Management Program at Harvard Business School. Mr. Newton serves on the board of directors for Expect More Arizona and the Phoenix/Tucson Region of Teach for America.

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OUR CORPORATE GOVERNANCE PRACTICES

At Apollo Group, we believe that strong and effective corporate governance procedures and practices are an extremely important part of our corporate culture. In that spirit, we have summarized several of our corporate governance practices below.

Monitoring Board Effectiveness

It is important that our Board of Directors is performing effectively and in the best interests of the Company and its shareholders. The Board of Directors annually assesses its effectiveness in fulfilling its obligations. In addition, our Nominating and Governance Committee is charged with annually reviewing the Board of Directors and its membership.

Independent Director Committee	The Independent Director Committee meets regularly in executive sessions without Apollo Group management or any non-independent directors.

Hiring Outside Advisors	The Board and each of its Committees may retain outside advisors and consultants of their choosing at the Company’s expense, without management’s consent.

Code of Business Ethics

Apollo Group expects its directors, executives and employees to conduct themselves with the highest degree of integrity, ethics and honesty. Apollo Group’s credibility and reputation depend upon the good judgment, ethical standards and personal integrity of each director, executive and employee. In order to provide assurances to Apollo Group and its shareholders, Apollo Group has adopted a Code of Business Ethics which provides clear conflict of interest guidelines to its employees, as well as an explanation of reporting and investigatory procedures. The Code of Business Ethics is available on our website at: http://www.apollogrp.edu/CorporateGovernance/CodeofEthics.aspx.

The Code of Business Ethics applies to all employees, including our directors, executive officers, principal financial officer, principal accounting officer and all other members of our finance department. If the Company makes any amendment to, or grants any waiver from, a provision of the Code of Business Ethics that applies to our principal executive officers, principal financial officer, principal accounting officer, controller or certain other senior officers and requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons for the amendment or waiver on our website, http://www.apollogrp.edu.

Providing Transparency

Apollo Group believes it is important that shareholders understand our governance practices. In order to help ensure transparency of our practices, we have posted information regarding our corporate governance procedures on our website at: http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

Communications with the Board of Directors

Although Apollo Group does not have a formal policy regarding communications with the Board of Directors, shareholders may communicate with the Board of Directors by writing to the Company at Apollo Group, Inc., Attention: Investor Relations, 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040. Shareholders who would like their submission directed to a specific member of the Board may so specify, and the communication will be forwarded, as appropriate.

Controlled Company

We are a “Controlled Company” as defined in Rule 5615(c)(1) of the NASDAQ Listing Rules, because more than 50% of the voting power of our outstanding voting common stock is held by the John Sperling Voting Stock Trust. As a consequence, we are exempt from certain requirements of NASDAQ Listing Rule 5605, including that (a) our Board be composed of a majority of Independent Directors (as defined in NASDAQ Listing Rule 5605(a)(2)), (b) the compensation of our officers be determined by a majority of the independent directors or a compensation committee composed solely of independent directors and (c) nominations to the Board of Directors be made by a majority of the independent directors or a nominations committee composed solely of independent directors. However, NASDAQ Listing Rule 5605(b)(2) does require that our independent directors have regularly scheduled meetings at which only independent directors are present (“executive sessions”) and Internal Revenue Code Section 162(m) does require a compensation committee of outside directors (within the meaning of Section 162(m)) to approve stock option grants to executive officers in order for us to be able to deduct the stock option grants as an expense for federal tax purposes. Notwithstanding the foregoing exemptions, we do have a majority of independent directors on our Board of Directors and we do have a Compensation Committee, Audit Committee and a Nominating and Governance Committee composed solely of independent directors.

Certain Relationships and Transactions with Related Persons

The Audit Committee reviews on an ongoing basis and at least annually all reportable related party transactions, which are transactions with the Company in which directors, executive officers or their immediate family members have an interest, for potential conflict of interest situations. The Committee’s responsibility is set forth in the Audit Committee Charter. To identify transactions with related persons, we regularly require our directors and executive officers to complete questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. The Committee evaluates related person transactions in accordance with the standards set forth in our Code of Ethics.

Yo Pegasus, LLC

Yo Pegasus, LLC, an entity controlled by Dr. John G. Sperling, leases an aircraft to us as well as to other entities. Payments to Yo Pegasus for the business use of the airplane, including hourly flight charges, fuel, and direct operating expenses during fiscal year 2011 were $0.1 million.

Earth Day Network

We have provided grants directly or through University of Phoenix Foundation, a non-profit entity affiliated with the University of Phoenix, to Earth Day Network totaling $30,000 in fiscal year 2011. Art Edelstein, the Director of Development of Earth Day Network, is the brother of Charles B. Edelstein, our Co-Chief Executive Officer.

Cisco Systems, Inc.

During fiscal year 2011, we purchased goods and services from Cisco Systems, Inc., directly and through third party sellers, in the normal course of our business, and we expect to do so in the future. Manuel F. Rivelo, a member of our Board of Directors, was employed by Cisco Systems, Inc. as Senior Vice President of Enterprise Systems and Operations until October 2011.

FuzeBox

During fiscal year 2011, we entered into an agreement with FuzeBox, Inc., an entity for which Peter V. Sperling, the Vice Chairman of our Board of Directors,

is the Chairman of the Board and co-founder, whereby we paid FuzeBox $266,000 as part of a pilot program related to internet-based video conferencing provided by FuzeBox. The Company is currently pursuing a subsequent pilot for $361,000.

Deferred Compensation Agreement with Dr. John G. Sperling

The deferred compensation agreement relates to an agreement between Apollo and Dr. John G. Sperling. The related $3,217,000 liability balance is included in other long-term liabilities in our Consolidated Balance Sheet.

John Sperling Voting Stock Trust

During fiscal year 2011, we paid a premium of $1,200,000 for a three-year errors and omissions insurance policy for the benefit of the current and any future trustees of the John Sperling Voting Stock Trust. Dr. John G. Sperling is the trustor and sole trustee of the trust, which is the owner of a majority of our Class B voting common stock.

Ensuring Auditor Independence

Apollo Group has taken a number of steps to ensure the continued independence of our independent registered public accounting firm. Our independent registered public accounting firm report directly to the Audit Committee, which is required to approve in advance or reject any non-audit services proposed to be conducted by our independent registered public accounting firm.

COMPENSATION DISCUSSION & ANALYSIS

Our Compensation Discussion and Analysis begins with an executive summary of our executive officer compensation program, including the major developments that occurred during the 2011 fiscal year, and then addresses in detail the following aspects of the overall program:

•	our compensation philosophy and objectives regarding executive officer compensation;

•	the components of our executive officer compensation program;

•	our benchmarking process for measuring the competitiveness of the program;

•	our assessment of the risks posed by our executive compensation programs; and

•	the employment agreements in effect with several of our named executive officers.

For the 2011 fiscal year, our named executive officers were Dr. Sperling and Messrs. Edelstein, Cappelli, D’Amico, Swartz and Martin.

I.    Executive Summary

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The core principle of our compensation philosophy for executive officers continues to be a strong pay-for-performance structure tied to our overall financial success. However, we have also introduced a new entrepreneurial component in the form of more leveraged performance share unit awards that will pay out at increasing levels based on our success in achieving strategic objectives primarily tied to the diversification of our revenue base. We will initially seek to achieve such diversification through the expansion of the international operations conducted by our majority-owned subsidiary Apollo Global, Inc. (“Apollo Global”) and the establishment of new service-based businesses that will provide our expertise in academic and educational service offerings to other academic institutions. We took this new entrepreneurial approach into account in structuring a portion of the compensation package for Mr. Cappelli, our Co-Chief Executive Officer, under the new employment agreement we entered into with him in April 2011. Under that agreement, we committed to provide Mr. Cappelli with performance share units that are more leveraged than our existing performance share units and tied to the financial performance of Apollo Global and Apollo Educational Services, Inc., our recently established wholly-owned subsidiary (“AES”).

•

We continue to target cash compensation opportunities in the form of base salary and target bonus at the 50th percentile of our comparator group and target total direct compensation (base salary plus annual target bonus plus the grant-date value of annual equity awards) at the 75th percentile. For the 2011 fiscal year, we increased the base salary of our Chief Financial Officer (Mr. Swartz) by $50,000, and pursuant to Mr. Cappelli’s April 2011 employment agreement, we increased his rate of base salary from $600,000 to $650,000, effective April 1, 2011. We did not make any other changes to the base salary levels for our named executive officers, and no changes were made to their target bonus levels as a percentage of base salary. The compensation package set forth in our August 2011 offer letter to Mr. Martin also adhered to the 50th percentile level for base salary and target bonus, although we also had to provide Mr. Martin with a relocation package and a make-whole equity award as part of the overall recruitment process.

•

During the 2011 fiscal year, we made certain changes in our comparator group so that we would remain at approximately the 50th percentile in terms of the financial criteria used to construct that group. In past years, the comparator group was developed on the basis of three factors: market capitalization, price-to sales ratios and revenue. The new comparator group was constructed through the application of the following parameters: (i) market capitalization reduced from the $5 billion to $20 billion level to a range of $3 billion to $15 billion, (ii) a price-to-sales ratio reduced from the 1.5 to 7.0 range to the lower multiple of 1.0 to 3.0, (iii) revenue remaining in the $2 billion to $10 billion range, (iv) average free cash flow over the past 5 years in the range of $400 million to $2 billion and (v) average return on equity for the past five years greater than 19% or average return on invested capital for the past 5 years greater than

10%. As a result, 5 companies were removed from the comparator group that was used to benchmark compensation decisions made during the period from March 24, 2010 and April 29, 2011, and 4 new companies were added, and that revised comparator group was utilized for purposes of benchmarking compensation decisions made after April 29, 2011.

•

We continue to structure a substantial portion (at least 80%) of the total direct compensation of our named executive officers in the form of annual performance-based cash incentives and long-term stock-based compensation. This structure is designed to maintain an appropriate balance between our long-term and short-term performance and create a positive relationship between our operational performance and shareholder return.

•

We further strengthened the relationship between our operational performance and shareholder return by introducing performance share unit awards as part of our 2011 fiscal year award process. Accordingly, we allocated 15% of the grant-date value of the equity award made to each executive officer for the 2011 fiscal year to new performance share units tied to the average of the annual growth rates in our adjusted free cash flow for each of the 2011, 2012 and 2013 fiscal years. The remaining 85% of the grant-date value of the award was allocated equally between service-vesting stock options and restricted stock units subject to both performance-vesting and service-vesting conditions.

•

In January 2011, our compensation committee implemented a special retention award program utilizing service-vesting restricted stock units in order to provide a meaningful retention vehicle for executive officers and other key employees essential to the achievement of our long-term strategic objectives. Although the retention program with its service-only vesting structure represented a departure from our traditional pay-for-performance compensation structure, the program was necessary to address the potential loss of key personnel who possessed the talent and institutional expertise needed to lead us through a challenging and highly uncertain economic and regulatory environment that is expected to continue over the next several years.

•

During the 2011 fiscal year, we extended the term of our existing employment agreement with Mr. Cappelli through August 31, 2014 and established a new cash and equity compensation structure for him. The Compensation Committee worked with its independent compensation consultant to assure that the extended agreement would continue to provide a competitive level of compensation in relation to our comparator group and in conformity with both our traditional pay-for-performance philosophy and our new entrepreneurial focus. Under the extended agreement, we utilized a multi-year equity award structure with a total grant value of approximately $21.5 million (representing an aggregate award for the three plus years of the extended term) in lieu of a series of annual grants for each the 2012, 2013 and 2014 fiscal years. By doing so, we set a total compensation package over the contract term that was based on the economic and market data at the time and that would allow us to avoid the vagaries of a market anticipated to be volatile and uncertain for non-traditional educational institutions over the next several years.

•

We do not provide programs that offer a guaranteed level of retirement or pension benefits. Instead, the wealth creation opportunities we provide our executive officers are tied primarily to the value of their equity awards so that there is commonality of interests as to our long-term financial success between our executive officers and our shareholders.

•

We maintain severance plans for both our executive officers and remaining employee base that provide, consistent with comparator group norms, standard severance benefits (pursuant to a formula that varies by employee level) in the event their employment is involuntarily terminated without cause. The Company believes that a severance benefit program limited to such involuntary termination situations is fair and reasonable and contributes to a positive employee culture. For the executive officers, such severance benefits include salary continuation payments, limited pro-rata vesting of their post-June 23, 2010 equity awards and, at certain executive officer levels, an additional payment equal to the average annual bonus earned for the three years preceding the fiscal year of termination and a lump sum payment to cover estimated continued health care costs for a specified period. We also have employment agreements with several of our named executive officers that provide a higher level of severance benefits in event they cease employment by reason of an involuntary termination or resignation for good reason or should they leave our employ in connection with a change in control. Those severance benefits may reduce all or a portion of their potential payments under the severance plan to the extent necessary to avoid any duplication of benefits. None of our executive officers are entitled to any tax gross-up payments with respect to any parachute payments they may receive in connection with a change in control event.

•

The bonus earned by our named executive officers for the 2011 fiscal year was in an amount equal to 168% of their target opportunity and was based on our attainment of both financial and non-financial performance metrics. The financial metric was tied to an operating income objective for the first 9 months of the 2011 fiscal year that was set by the Compensation Committee at the beginning of that year. The non-financial metrics were also set at the beginning of the 2011 fiscal year and were tied to measures of student success (in terms of percentage increase in the number of new students who earn their first unit of academic credit during the first two quarters of the 2011 fiscal year), student satisfaction (as measured by an independent survey conducted in the fourth quarter of the 2011 fiscal year), student services (as measured in terms of the response time of our local campuses to student inquiries and complaints) and faculty engagement as measured in terms of a faculty-wide survey conducted in the fourth quarter of the 2011 fiscal year. The Compensation Committee reserved the discretion to reduce the bonus amount attributable to the attained level of the operating income and student success metrics by up to 20% based on its assessment of our overall financial performance. In exercising that discretion and reducing the bonus amount awarded for those two metrics by 12 percentage points, the Compensation Committee took into account the following positive and negative material developments: a higher increase in student retention than projected, a significant reduction in expenditures for the fiscal year as a result of cost control measures, the significant impairment charge we took for financial reporting purposes with respect to BPP, our U.K. based operation, and the reduction in the rate of new student enrollments.

•

The net book income objective that served as the performance-vesting condition for the restricted stock unit awards made to the named executive officers for the 2011 fiscal year was attained, and 25% the shares of the Company’s Class A Common Stock subject to each such award vested at the end of that fiscal year.

•	We do not believe that the performance-based nature of our executive compensation program encourages excessive risk-taking.

•

First, it is important to note that each component of our variable performance-based compensation is subject to a cap or other limit. For example, the maximum bonus that our named executive officers could earn under our short-term cash incentive program for the 2011 fiscal year was set at 200% of their target bonus opportunity. For Dr. Sperling and Messrs. Edelstein, Cappelli and D’Amico, the target bonus was set at 100% of annual base salary, and for Messrs. Swartz and Martin, it was set at 75%. The performance share units we awarded during the 2011 fiscal year to our named executive officers were primarily tied to the average of our rates of growth or decline in adjusted free cash flow over the three-year performance period and are capped so that the maximum number of shares of Class A Common Stock that can be earned by any named executive officer is limited to two times the target number of performance share units awarded. The more leveraged three-year performance share unit award that we made to Mr. Cappelli during the 2011 fiscal year, in lieu of annual performance share unit awards for the 2012, 2013 and 2014 fiscal years, was tied to the growth in adjusted operating free cash flow of Apollo Global and was designed to be more entrepreneurial in nature by linking the payout to our success in diversifying our revenue sources. For that reason the payout level was capped at a higher maximum multiple of six times the target number of performance share units awarded. In addition, we have reserved a portion of the grant value of that three-year aggregated equity award ($0.5 million) for a similarly-leveraged performance share unit award that will be made in the future and tied to the financial performance of AES. However, the portion of Mr. Cappelli’s total direct compensation allocated to these two more leveraged awards is limited to 7% (or approximately $1.5 million) of his three-year aggregated total direct compensation targeted for the 2012, 2013 and 2014 fiscal years.

•	Secondly, the performance metrics utilized under our executive officer cash and equity incentive compensation plans are tied to strategic objectives designed to create and sustain shareholder value.

•

We do not provide meaningful sources of wealth creation under our cash compensation programs. The wealth creation opportunities for our named executive officers and other senior management are primarily in the form of their equity awards that vest over time in addition to any performance-vesting requirements that may have to be attained. Excessive risk taking would not only jeopardize the financial viability of our company but would also subject our named executive officers and other senior management to substantial economic loss were our Class A Common Stock to drop substantially in price.

•

Finally, we have instituted equity retention guidelines which require our executive officers to retain a substantial portion of their equity holdings, whether in the form of actual shares of our Class A Common Stock or vested stock options or unvested restricted stock units, thereby further aligning their interests with those of our shareholders and mitigating the risk of excessive risk taking.

For the 2011 fiscal year, the actual total direct compensation for our named executive officers, when expressed as an average dollar amount per person in that group, was at the 93rd percentile of our revised comparator group. The percentile ranking was due to our unique executive officer structure that includes an executive chairman, two co-chief executive officers, our chief financial officer, our president and one other senior executive officer. Our 2011 performance relative to our revised comparator group is at the 7th percentile for annual revenue growth, the 73rd percentile for operating income growth, the 87th percentile for operating margin, the 93rd percentile for return on equity and at the highest percentile for return on invested capital. As of August 31, 2011, the one-year total shareholder return on our Class A Common Stock is at the 13th percentile of our new comparator group, and the three-year return is at the 7th percentile of that comparator group. However, when total shareholder return for the same period is compared to total shareholder returns for our publicly-traded for-profit education peer companies, our performance levels increase to the 60th and 57th percentiles over the one and three-year periods, respectively.

We believe that the market price performance of our Class A Common Stock continues to diverge from our financial performance due to the market’s reaction to the uncertain regulatory environment in which for-profit educational institutions operate and the impact that those regulations may have on the potential level of future student enrollment and the anticipated increase in compliance costs.

II.     Our Compensation Philosophy and Objectives

The overarching principle governing our compensation philosophy for executive officers is to maintain a pay-for-performance approach through a combination of our traditional practice of tying a significant portion of each executive officer’s compensation to our financial performance and our new entrepreneurial component that utilizes more leveraged equity awards to drive performance in the area of revenue diversification, particularly through the operations of our subsidiaries. For our traditional compensation programs, the Compensation Committee utilizes a combination of cash and equity incentive programs under which the compensation of the executive officers will vary with our performance and the market price of our Class A Common Stock. Accordingly, the general objective is to target cash compensation (base salary plus a performance-based annual target bonus) per executive officer to the 50th percentile of the comparable position at an identified comparator group and to target total direct compensation (which includes the grant-date value of the executive officer’s long-term equity awards, pro-rated for any multi-year award) to the 75th percentile of the comparable position at the comparator group. However, the actual percentile levels at which we may set compensation for a particular executive officer may vary from those targeted percentiles based on individual circumstances, such as that officer’s level of experience, any employment agreement negotiated in connection with his hiring and the long-term incentives that may be needed to retain his services. In structuring the various components of total direct compensation, we utilize a balanced risk/reward approach through a predominant long-term equity incentive component that allows the executive officers to share in the appreciation in the market price of our Class A Common Stock through the stock option grants made to them but also reduces the potential for excessive risk-taking through the use of restricted stock unit awards that provide varying levels of compensation as the market price of the Class A Common Stock fluctuates over time.

The new entrepreneurial component of our compensation philosophy utilizes a more leveraged performance share unit awards that will pay out at increasing rates based on our success in achieving new strategic objectives tied to the diversification of our revenue base. We will initially seek to achieve such diversification through the expansion of Apollo Global’s international operations and the establishment of new service-based businesses through our AES entity that will provide our expertise in academic and educational service offerings to other academic institutions. Accordingly, the compensation mix for one or more of our named executive officers may include leveraged performance share units that would convert into actual shares of our Class A common stock at rates ranging from 0 to 6 times the target number of shares underlying those awards. The actual rate of conversion will be based on the attainment of performance objectives that are expected to advance our strategic revenue diversification objective.

This new entrepreneurial element is reflected in the extended employment agreement we negotiated with Mr. Cappelli in April 2011. Pursuant to that agreement, Mr. Cappelli received a performance share unit award in July 2011 (with a three-year aggregated grant-date fair value of $1 million) tied to growth in the adjusted free cash flow of Apollo Global over a three-year performance period, and an additional $0.5 million of grant-date value has been reserved for a future three-year aggregated equity award to be tied to the financial performance of our AES entity. We believe that this entrepreneurial component of compensation is appropriate for Mr. Cappelli because of his significant involvement with our Apollo Global and AES subsidiaries and the particular leadership and direction he will provide those entities. Accordingly, we believe that it was important for him to have a more direct equity interest in those subsidiaries that would tie a portion of his compensation to the success of those entities. However, we limited the grant-date fair value of those awards to a relatively small percentage of the total three-year aggregated equity award package that was granted to him in lieu of a series of annual equity awards for the 2012, 2013 and 2014 fiscal years, so that the predominant portion will remain tied to our financial success and serve as a substantial incentive for him to remain primarily focused on the overall success of the entire organization.

III.     Role of the Compensation Committee

A.     General

The Compensation Committee, in consultation with its independent compensation consultant, analyzes the reasonableness and competitiveness of the various components of compensation paid to our executive officers, evaluates the effectiveness of each component in achieving the compensation objectives stated above and assesses the risks posed by our compensation structure. The Compensation Committee also obtains legal advice regarding executive compensation matters from our outside legal counsel.

The Compensation Committee periodically seeks input from each of our Co-Chief Executive Officers and other senior executive officers with respect to certain items of compensation, including their recommendations regarding the parameters of the annual cash incentive program, the bonus amounts to be paid under that program and their proposals regarding long-term equity incentive awards However, all final decisions regarding executive officer compensation are made solely by the Compensation Committee and are based on a number of factors, including its independent evaluation of management proposals, its own internal deliberations and the input provided by its independent compensation consultant.

B.     Interaction with Compensation Consultants

In making its determinations with respect to executive officer compensation, the Compensation Committee has historically engaged the services of an independent compensation consulting firm. Beginning with the 2006 fiscal year and continuing through the current 2012 fiscal year, the Compensation Committee has retained the services of Pearl Meyer & Partners, LLC (“Pearl Meyer & Partners”) to assist with its periodic review of existing compensation programs for our executive officers and the formulation and implementation of new executive compensation arrangements. In addition, Pearl Meyer & Partners has assisted the Compensation Committee with related projects, such as establishing equity retention guidelines for the executive officers and non-employee directors, evaluating non-employee director compensation levels and providing advice and relevant market data with respect to the design of various cash and equity-based executive compensation programs.

The Compensation Committee retains Pearl Meyer & Partners directly, although in carrying out its assignments, Pearl Meyer & Partners may also interact with our management to the extent necessary and appropriate. However, Pearl Meyer & Partners has not been retained to perform any consulting or advisory services for our management, except in a few limited situations where market-level compensation data was provided to management in connection with certain new hire equity awards. For assistance with more significant compensation projects, our management has retained the services of its own independent compensation consultant.

IV.     Compensation Structure

A.     Pay Elements — Overview

The Compensation Committee utilizes three main components in structuring the compensation program for our executive officers:

•

Base Salary — a fixed rate of pay that takes into account an individual’s duties and responsibilities, experience and expertise and individual performance and that is designed to provide a level of economic security from year to year based on competitive market data.

•

Annual Cash Incentive — variable cash compensation that does not provide any economic guarantees and is designed to reward the executive officers primarily on the basis of our performance, as measured in terms of both financial and non-financial objectives.

•

Long-Term Equity Incentives — stock-based awards, including stock options (that are valued at grant on the basis of their Black-Scholes value), restricted stock units that derive their actual value from the market price of our Class A Common Stock and performance share units that convert into actual shares of the Class A Common Stock based on the level at which the defined performance objectives are in fact attained.

B.     Pay Mix

The Compensation Committee believes that the particular elements of compensation identified above provide a well-proportioned mix of compensation that includes a level of economic security (base salary), creates a meaningful incentive for long-term retention (equity awards) and offers a short-term performance-based component (annual cash incentive program). Accordingly, the overall objective of the structure is to create short-term and long-term performance incentives and rewards that are designed to accomplish our major compensation objectives. By applying this portfolio approach to total direct compensation, the Compensation Committee provides each executive officer with a measure of security in the minimum level of compensation he or she is to receive through base salary, while the annual cash and long-term equity incentive components provide variable levels of compensation with no economic guarantees. The incentive components are primarily designed to motivate the executive officer to focus on the attainment of specific business goals that will advance our strategic objectives.

The various components of the compensation package for our executive officers are described in more detail below. Those components are weighted heavily toward performance-based pay. The same approach has been applied in those instances where the Company has negotiated employment agreements with several of the named executive officers. Under the employment agreements with Messrs. Edelstein, Cappelli and D’Amico and our offer letter with Mr. Martin, total cash compensation was in general set at less than the 50th percentile for the comparable position at the comparator group, and total direct compensation was weighted more heavily in terms of long-term equity incentives to reach in general the 75th percentile.

The Compensation Committee decided to alter the composition of the equity awards for the 2012 fiscal year that were made in July 2011 to the named executive officers. For the past few fiscal years, the equity awards were in general divided equally between stock options and restricted stock unit awards. When performance share units were introduced for the 2011 fiscal year grants made in July 2010, the mix was allocated as follows: 42.5% in the form of restricted stock units, 42.5% in the form of stock options and the remaining 15% in the form of a performance share unit award. However, for the 2012 fiscal year awards, the Compensation Committee revised the mix so that the restricted stock units became the more predominant element (58% of total grant-date value for the median executive officer award) and the more leveraged forms of award (stock options and performance share units) comprised a smaller percentage of the total grant-date value. The Compensation Committee felt that such change in the composition mix was warranted for the 2012 fiscal year because of the need to promote retention in the uncertain regulatory environment in which we are currently operating.

The following is a summary of the overall compensation mix for the 2011 fiscal year for the named executive officers:

(i) Salary and Total Cash Compensation.     The 2011 base salary and total target cash compensation for each named executive officer generally was below the 50th percentile market level compensation for the comparable position:

					Percentage Above/Below 50th Percentile
Name	Base Salary		Target Bonus	Target Total Cash Compensation	Base Salary	Target Total Cash Compensation
Dr. Sperling	$850,000		$850,000	$1,700,000	12%	–7%
Mr. Edelstein	$600,000		$600,000	$1,200,000	–20%	–24%
Mr. Cappelli	$620,000	*	$600,000	$1,220,000	–17%	–22%
Mr. D’Amico	$525,000		$525,000	$1,050,000	–13%	–15%
Mr. Swartz	$425,000		$318,750	$743,750	–19%	–23%
Mr. Martin	$435,000		$326,250	$761,250	–7%	–7%

*	Pursuant to the terms of his April 2011 extended employment agreement, Mr. Cappelli’s base salary was increased from $600,000 to $650,000, effective April 1, 2011.

(ii) Total Direct Compensation.    The year total direct compensation for the 2011 fiscal year for each named executive officer (exclusive of the January 2011 special retention award and the equity awards made in April and July 2011 for the 2012 fiscal year but inclusive of the equity awards made to the named executive officer in July 2010 (or October 2010 for Mr. Martin) for the 2011 fiscal year) was within the following percentages of the 75th percentile of market level compensation for the comparable position:

Name	Base Salary		Target Bonus	Grant Date Value of Equity Compensation*		Total Direct Compensation	Percentage Above/Below 75th Percentile**
Dr. Sperling	$850,000		$850,000	$4,757,726		$6.457.726	7%
Mr. Edelstein	$600,000		$600,000	$6,094,725		$7,294,725	9%
Mr. Cappelli	$620,000	***	$600,000	$4,443,352		$5,663,352	–15%
Mr. D’Amico	$525,000		$525,000	$4,005,854		$5,055,854	39%
Mr. Swartz	$425,000		$318,750	$1,509,203		$2,252,953	–25%
Mr. Martin	$435,000		$326,250	$1,000,000	****	$1,761,250	–10%

*

For a multi-year award, the grant-date fair value is pro-rated over the relevant period for which that award is made. The grant-date fair value of stock options is based on a Black-Scholes formula and does not represent the intrinsic value of those options (the excess of the market price of our Class A Common Stock over the exercise price).

**

Total direct compensation on a position-by-position basis for the named executive officers is in the aggregate 2% above the market 75th percentile. If the pro-rated grant-date fair value of the special January 2011 retention awards is included, then total direct compensation on a position -by-position basis for the named executive officers would in the aggregate be 10% above the market 75th percentile.

***	Pursuant to the terms of his April 2011 extended employment agreement, Mr. Cappelli’s base salary was increased from $600,000 to $650,000, effective April 1, 2011.

****	The actual grant-date value of the equity awards made to Mr. Martin for the 2011 fiscal year was $0.8 million based on an annualized grant-date fair value of $1 million.

In connection with his promotion to Chief Financial Officer in March 2009, the Compensation Committee positioned Mr. Swartz’s total direct compensation between the 50th and 75th percentile of market level compensation for chief financial officers to reflect his relative level of experience in comparison to the other chief financial officers in the comparator group. For the 2011 fiscal year, the Compensation Committee increased his total direct compensation by approximately 19% through (i) a $50,000 increase to his base salary, with a resulting increase to the dollar amount of his target bonus by reason of its percentage linkage to base salary, and (ii) an increase in the grant-date value of his annual equity award by approximately $350,000. After those adjustments are taken into account, his total direct compensation for the 2011 fiscal year remained below the 75th percentile.

The following charts reflect the performance-based nature of the compensation packages provided the executive officers for the 2011 fiscal year when base salary is compared to total direct compensation (base salary, annual cash incentive at target level and the grant-date value of long-term equity incentives). For purposes of such presentation, the grant-date fair value of the multi-year grants made to Messrs. Edelstein and Cappelli has been pro-rated over the applicable time horizon for which each of those grants was made.

Name/Group	Base Salary		Total Direct Compensation	Base Salary as a Percentage of Total Direct Compensation
Dr. Sperling	$850,000		$6,457,726	13%
Mr. Edelstein	$600,000		$7,294,725	8%
Mr. Cappelli	$620,000	*	$5,663,352	11%
Mr. D’Amico	$525,000		$5,055,854	10%
Mr. Swartz	$425,000		$2,252,953	19%
Mr. Martin	$435,000		$1,761,250	24%

*	Pursuant to the terms of his April 2011 extended employment agreement, Mr. Cappelli’s base salary was increased from $600,000 to $650,000, effective April 1, 2011.

Accordingly, the pay mix for the 2011 fiscal year is consistent with the overall pay-for-performance philosophy for the executive officers.

C.    Pay Levels and Benchmarking

The overall compensation level for each executive officer is determined by a number of factors, including the individual’s duties and responsibilities, his or her experience and expertise, the compensation levels for peers within the company, compensation levels in the marketplace for similar positions (as measured in relation to the comparator group), performance of the individual and the company as a whole, and the level of compensation necessary to retain the individual or to recruit such individual in the case of a new hire.

In order to determine competitive compensation practices, the Compensation Committee relies on compensation data provided by Pearl Meyer & Partners. The data is derived principally from surveys of compensation practices of comparable companies, including general survey data compiled and presented by Pearl Meyer & Partners and additional data developed by Pearl Meyer & Partners from public filings by selected companies that the Compensation Committee considers appropriate comparators for the purposes of developing executive compensation benchmarks.

During the 2007 fiscal year, the Compensation Committee worked with its independent compensation consultant to formulate a comparator group of companies for the purpose of benchmarking executive compensation. The comparator group that resulted replaced the prior peer group comprised solely of publicly-held for-profit educational institutions. That industry peer group was no longer considered an adequate benchmark, because the institutions that comprised that group were significantly smaller in terms of revenue and market capitalization. However, the Compensation Committee continues to review market data for publicly-held for-profit educational institutions in order to track compensation levels in the education industry and ensure that our compensation remains highly competitive in such industry.

The initial comparator group formed in 2007 was comprised of twelve companies selected from the consumer, commercial and financial-services industries based on revenue (generally between $1 and $3 billion), market capitalization (generally between $7 and $14 billion) and high price-to-sales multiples. The Compensation Committee has periodically reviewed the appropriateness of the comparator group and from time to time replaced companies in that group in order to assure that the compensation levels at the comparator group remain an accurate indicator of the market. In performing such reviews, the Compensation Committee’s objective is to maintain a comparator group comprised of similarly-sized, highly-successful service-based businesses that meet one or more of the following criteria in addition to the financial metrics discussed above: sophisticated brand management experience; significant marketing/advertising experience (including the use of Internet marketing); experience with large employee populations; Internet-related content and transaction experience; nationwide retail presence; and consumer, rather than business, service experience.

In March 2010, the Compensation Committee was informed by its compensation consultant that our position with respect to the comparator group was at the following percentiles in terms of the three financial metrics used to construct that group: the 56th percentile in terms of revenue, the 63rd percentile in terms of market capitalization and the 44th percentile in terms of price-to-sale ratio. In order to reposition us to the 50th percentile in terms of those financial measures, the Compensation Committee decided to replace Interactive Brokers Group with McGraw-Hill. The Compensation Committee based its decision on the fact that McGraw-Hill had business operations in the education sector and possessed similar non-financial criteria utilized in the past to construct the comparator group, such as significant investment in brand management, significant marketing/advertising experience and internet-related content. The March 2010 revised comparator group was used for benchmarking compensation decisions made from March 24, 2010 through April 29, 2011.

Accordingly, the revised comparator group in effect at the end of the 2010 fiscal year was comprised of the following companies:

Activision Blizzard, Inc.	Laboratory Corp. of American Holdings
Autodesk, Inc.	McGraw-Hill
CA, Inc.	Moody’s Corp.
Expedia, Inc.	Paychex, Inc.
Expeditors Int’l of Washington, Inc.	Symantec Corp.
Fiserv, Inc.	TD Ameritrade Holding Corp.
International Game Technology	The Washington Post Co.
Intuit, Inc.	Wynn Resorts Ltd

In March 2011, the Compensation Committee reviewed a revised approach presented by its consultant for purposes of selecting companies for inclusion in a revised comparator group more similar to us. The consultant recommended that a new comparator group be constructed on the basis of the following financial criteria: (i) a revised market capitalization level in the range of $3 billion to $15 billion, (ii) a revised price-to-sales ratio in the range of 1.0 to 3.0, (iii) annual revenue at the same $2 billion to $10 billion range as used in the past, (iv) average free cash flow over the past five years in the range of $400 million to $2 billion and (v) average return on equity for the past five years greater than 19% or average return on invested capital for the past five years greater than 10%. The Compensation Committee approved the new comparator group constructed on such basis, and our relative ranking as to market capitalization and price-to-sales ratios moved closer to the 50th percentile but still remained in the bottom quartile. However, as to the new comparator group we were positioned at the upper quartile as to return on equity and return on invested capital and at the 53rd percentile in terms of revenue and free cash flow. The revision to the comparator group resulted in the elimination of five of the companies that were included for benchmarking compensation decisions made between March 2010 and April 2011 and the addition of four new companies that satisfied the revised criteria.

Accordingly, the revised comparator group in effect for benchmarking compensation decisions made after April 2011 was comprised of the following companies:

Retained Companies

Activision Blizzard, Inc.
CA, Inc.	Intuit, Inc.
Expedia, Inc.	Laboratory Corp. of American Holdings
Expeditors Int’l of Washington, Inc.	McGraw-Hill
Fiserv, Inc.	Symantec Corp
International Game Technology	The Washington Post Co.

New Companies

Alliance Data Systems Corp	Nordstrom, Inc.
AutoZone, Inc.	Quest Diagnostics Inc.

2011 Fiscal Year Performance vs. Comparator Group

The following chart indicates the various percentile rankings of our performance for the 2011 fiscal year, when compared in terms of the indicated financial metrics to the companies comprising the new comparator group.

Revenue Growth	Operating Margin	Operating Income	Net Income Growth	Total Shareholder Return
7th percentile	87th percentile	Lowest	20th percentile	13th percentile

We believe that the market price performance of our Class A Common Stock diverges from our financial performance due to the market’s reaction to our strategic shift to implement programs that focus on enhancement of student quality and retention as well as the uncertainty of government regulations affecting for-profit educational institutions and the impact that those regulations may have on the potential level of future student enrollment and the anticipated increase in our business costs in operating in the increasingly regulated for-profit education industry.

Five-Year Average Financial Performance vs. Comparator Group

The following chart indicates the various percentile rankings of our performance for the five fiscal-year period ending with the 2011 fiscal year, when compared in terms of the indicated financial metrics for that period to the companies in the new comparator group.

Revenue Growth	Operating Margin	Operating Income	Net Income Growth	Total Shareholder Return
87th percentile	93rd percentile	67th percentile	53rd percentile	40th percentile

The total direct compensation of each of our named executive officers is in general targeted at the 75th percentile of the market level of total direct compensation for the comparable position at the comparator group and has in actuality been at approximately that percentile level. However, the total direct compensation for our five highest-paid executive officers on an aggregate basis is at approximately the 93rd percentile of the total direct compensation determined on an aggregate basis for the five highest-paid executive officers at the comparator group. This higher aggregate level of total direct compensation is due to the fact that our executive officer structure, with an executive chairman of the board, co-chief executive officers, a president, a chief financial officer and one other senior executive officer, differs from the organizational structure of the companies in the comparator group. However, it remains the stated compensation philosophy of the Compensation Committee to maintain the total direct compensation of each individual executive officer at approximately the 75th percentile of the market level of total direct compensation for his or her comparable position.

D.    Special Retention Awards

In January 2011, the Compensation Committee implemented a special equity award program to serve as a retention vehicle for executive officers and other key employees essential to the achievement of our long-term strategic objectives. The Compensation Committee believed the retention program was necessary to avoid the potential loss of a key group of individuals who possessed the talent and institutional expertise needed to lead and direct us through a challenging and highly uncertain economic and regulatory environment that is expected to continue over the next several years. Recent developments in the form of proposed Department of Education regulations, including the proposed “gainful employment” requirement and the possibility of major legislative changes in the future, have significantly affected non-traditional educational institutions and could make it more difficult for those entities to maintain their eligibility for participation in Title IV student funding programs.

Retention of experienced personnel with highly-specialized skills who could meet the challenges posed by the heavily-regulated certification process for Title IV funding programs and design and implement substantive measures to enhance the academic excellence of our universities and enrolled student body was the driving force in the Compensation Committee’s decision to implement the special award program. The Compensation Committee was aware that a substantial portion of the outstanding long-term equity incentive awards held by key individuals was substantially in the form of underwater stock options with little or no retention value and that we had lost several key people during the latter part of the 2010 calendar year. In addition, we effected a significant reduction in force in November 2010 that created concern over job security at certain levels within the organization that the Compensation Committee believed was necessary to address in order to avoid any further loss of key individuals.

The retention program approved by the Compensation Committee was structured in the form of service-vesting restricted stock unit awards. The number of shares subject to each award was individually determined on the basis of several key factors, including the importance of the individual’s expected contributions to the achievement of our strategic objectives, the individual’s length of service with us and his or her level of institutional knowledge and expertise, the grant-date value of his or her most recent long-term incentive award and the difficulty of replacing that individual with a person of comparable skills and experience.

The total grant-date value of the restricted stock units awarded under the program was approximately $21.2 million and was allocated among a select group of approximately 125 individuals. That grant-date value was allocated among the participants as follows: (i) the named executive officers selected for participation: approximately $7.4 million; (ii) the remaining executive officer participants: approximately $3.2 million; and (iii) the non-executive officer participants: approximately $10.6 million. Accordingly, 34% of the total grant value was awarded to the named executive officers, 15% was awarded to the remaining executive officers, and approximately 51% was awarded to non-executive officer employees.

For substantially all of the participants in the program, 20% of the awarded restricted stock units vested upon the individual’s continuation in our employ through September 15, 2011. The balance of the awarded units will vest as follows: (i) one half upon continued employment through September 15, 2012, and (ii) the remaining one half upon continued employment through September 15, 2013. In order to reinforce the retention objective of the award to each participant, the Compensation Committee structured each award (other than the awards made to Messrs. Edelstein, Cappelli and D’Amico) so that full vesting will occur should the participant’s employment be involuntarily terminated without cause.

All of the named executive officers (other than Dr. Sperling, our founder and controlling shareholder) were selected for participation in the program because the Compensation Committee believed that their direction and leadership abilities were vital to our ability to achieve our strategic objectives. The number of restricted stock units awarded per named executive officers was as follows:

Name	Number of Restrict Stock Units Awarded	Percentage of Total Grant-Date Value*
Mr. Edelstein	57,740	12%
Mr. Cappelli	57,740	12%
Mr. D’Amico	31,180	6%
Mr. Swartz	20,090	4%
Mr. Martin	3,550	1%

*	The grant date for the awards for Messrs. Edelstein, Cappelli and D’Amico was January 18, 2011, and the grant date for the awards for Messrs. Swartz and Martin was January 14, 2011.

The service-vesting schedule for the awards made to Messrs. Edelstein and D’Amico was shortened to coincide approximately with the remaining eighteen-month term of their respective employment agreements. Under that shortened schedule, Mr. Edelstein and Mr. D’Amico each vested in 20% of their respective awards upon continuation in our employ through September 15, 2011. They will each vest in an additional 40% of the total award in a series of six successive equal monthly installments upon their completion of each additional month of continued employment during the six-month period from September 16, 2011 through March 15, 2012 and in the remaining 40% of the total award in a series of six successive equal monthly installments upon their completion of each additional month of continued employment during the period from March 16, 2012 through the August 26, 2012 expiration date for Mr. Edelstein’s employment agreement and the August 31, 2012 expiration date for Mr. D’Amico’s employment agreement. The award made to Mr. Cappelli did not have a shortened vesting schedule because it was anticipated at the time that his existing employment agreement scheduled to terminate on April 1, 2011 would be extended. However, the vesting schedule for his award was structured so as to provide equal monthly vesting over each of the three designated tranches for that award.

The Compensation Committee reviewed the retention program with its independent compensation consultant prior to implementation. Such consultant confirmed that the size of the individual grants to the executive officers was consistent with market practices and that the use of such service-vesting restricted stock unit awards was a valid market technique for retention purposes. Accordingly, the Compensation Committee believes that the special retention program was warranted in light of the strategic challenges faced by us and the serious risk of loss of talented individuals posed by the lack of significant retention value inherent in their pre-existing equity incentive awards. The new restricted stock unit awards were designed to address that risk and establish a more secure environment for the individuals essential to our future growth and success. Although the program with its service-vesting only requirement departs from the Compensation Committee’s long-established pay-for-performance philosophy, the service-retention nature of this special program was critical to our meeting the challenges of both the current and near-term dynamic and volatile environment.

E.    New Agreements with Certain Executive Officers

Mr. Cappelli.    In April 2011, the Compensation Committee undertook a series of negotiations with Mr. Cappelli in connection with the extension of his existing employment agreement. The Compensation Committee was assisted in the process by its independent compensation consultant and by the Company’s outside legal counsel. The primary objectives that the Compensation Committee sought to achieve in structuring the extension of Mr. Cappelli’s employment agreement may be summarized as follows:

•

retain Mr. Cappelli’s services through the end of the 2014 fiscal year so that he would continue to play the leadership role in representing our interests in the challenging legislative and regulatory environment confronting non-traditional educational institutions, including his vital input and recommendations to government regulators in the formulation of new policies affecting our continued participation in the critical area of Title IV student funding programs;

•

maintain a total compensation package for Mr. Cappelli that is consistent with the Compensation Committee’s established practice of positioning executive officer compensation, when measured in terms of total cash compensation and the grant-date value of equity awards, at approximately the 75th percentile of the comparator group;

•

utilize a multi-year equity award structure in lieu of a series of annual grants for each the 2012, 2013 and 2014 fiscal years in order to provide a total compensation package over the contract term that is fixed and formulated on the basis of current economic and market data and that would not be subject to the vagaries of a market expected to be volatile and uncertain for non-traditional educational institutions over the next several years;

•

maintain an appropriate balance between short-term and long-term incentives and a substantial alignment of interests between Mr. Cappelli and the stockholders by weighting the total compensation package heavily toward long-term equity awards while providing a limited annual target bonus opportunity tied to his rate of base salary that is based upon of one or more short-term performance goals; and

•

impose appropriate performance-vesting and service-vesting requirements on his three-year aggregated equity award that was made to him in lieu of annual equity awards for the 2012, 2013 and 2014 fiscal years and provide an additional service-vesting restricted stock unit award so as to ensure the retention of his services over the extended contract term and his leadership and direction in the achievement of our strategic domestic and international business objectives.

The principal features of Mr. Cappelli’s extended employment agreement are summarized in the section of this Information Statement below entitled “Executive Compensation — Employment Agreements and Potential Payments upon Termination or Change in Control.” However, for purposes of this discussion, it is important to note the following key points regarding the extended agreement:

(i) A series of specified increases will be made to Mr. Cappelli’s base salary over the extended term of his contract as follows: $650,000 for the period from April 1, 2011 to August 31, 2011, $700,000 for the 2012 fiscal year, $750,000 for the 2013 fiscal year, and $800,000 for the 2014 fiscal year. With an annual target bonus tied to 100% of base salary, Mr. Cappelli’s total cash compensation opportunity for each fiscal year within the extended contract term is approximately at the 50th percentile of the comparator group.

(ii) The total compensation package for Mr. Cappelli, when measured in terms of total cash compensation and the grant-date value of his new equity awards (as pro-rated over the 2012, 2013 and 2014 fiscal years for which his three-year aggregated equity award package was made), is approximately 9.5% over the 75th percentile of the comparator group.

(iii) The three-year aggregated equity award made to Mr. Cappelli for the 2012, 2013 and 2014 fiscal years has been allocated approximately 55% in grant-date value to restricted stock units and approximately 45% in grant-date value to stock options and performance shares. In addition, Mr. Cappelli has been granted (A) a special retention restricted stock unit award covering 38,000 shares of our Class A common stock that is designed as a long-term service retention vehicle and (B) a stub-period restricted stock unit award covering an additional 49,000 shares of Class A common stock with performance-vesting and service-vesting requirements that represents the long-term incentive award made for his period of service from April 1, 2011 to the close of the 2011 fiscal year that is not otherwise covered by the three-year equity award that was made to him in lieu of annual equity awards for the 2012, 2013 and 2014 fiscal years.

(iv) The grant-date value of the entire three-year aggregated equity award package made to Mr. Cappelli under his contract extension in lieu of annual equity awards for the 2012, 2013 and 2014 fiscal years, made to Mr. Cappelli under the contract extension, plus the additional $2.5 million special retention award made to him in January 2011, is approximately $24 million. Approximately $4 million of that value is in the form of service-vesting restricted stock unit retention awards designed solely to retain his services through the close of the extended contract term. The remaining $20 million is in the form of restricted stock units with performance-vesting and service-vesting requirements (approximately $12 million) and stock options and performance share units with financial and non-financial performance conditions and service-vesting requirements (approximately $8 million in the aggregate).

The Compensation Committee believes, on the basis of the advice and guidance provided by its independent consultant throughout the negotiation process, that the compensation package provided Mr. Cappelli under the extended contract is fair and reasonable when measured in terms of the relevant market data and the overall structure of that package, including the significant retention value the package provides for the next several years and the emphasis on the attainment of important strategic objectives through the performance-vesting requirements of the various equity awards.

Mr. Martin.    On September 20, 2010, Mr. Martin joined the Company as Senior Vice President, General Counsel and Secretary, pursuant to an offer letter dated August 23, 2010. The compensation package we negotiated with Mr. Martin is structured in a manner which reflects our pay-for-performance compensation philosophy and is in accord with the comparative market data for a person of Mr. Martin’s skill set and level of experience.

The package is comprised of base salary in the amount of $435,000, a target bonus at 75% of base salary and a pro-rated equity award for the 2011 fiscal year with a grant-date value of $0.8 million (based on an annualized grant-date value of $1.0 million) allocated among stock options, restricted stock units and performance share units. In addition to such compensation, Mr. Martin also received:

(i)    a “make-whole” equity award package comprised of an option grant for 32,008 shares of Class A Common Stock with an exercise price of $36.58 per share and a restricted stock unit award covering an additional 13,128 shares of Class A Common Stock that compensated him for the loss of unvested equity awards granted by his former employer that were forfeited upon his commencement of employment with us.

(ii)   a $263,000 sign-on bonus; and

(iii) a relocation package which included approximately $450,000 reimbursement of the loss he incurred upon the sale of his California residence, a tax gross-up of approximately $394,000 to cover the tax impact of that reimbursement and an additional tax gross up in the approximate amount of $63,000 to cover the tax liability on certain other items in the relocation package.

The Committee felt that such additional compensation and relocation package were necessary in order to attract a person of Mr. Martin’s experience and expertise. For further information concerning the terms of Mr. Martin’s offer letter, see the section of this Information Statement below entitled “Executive Compensation — Employment Agreements and Potential Payments upon Termination or Change in Control.”

F.    Risk Assessment

The compensation programs and practices for our named executive officers are structured in a manner that does not encourage unnecessary or excessive risk-taking and are not reasonably likely to create a material risk for us. Such conclusion is based on the following considerations:

1. The predominant component of the compensation structure for our named executive officers is in the form of long-term equity awards tied to the price of our Class A Common Stock, and increasing levels of compensation are derived from those awards as the stock price appreciates and shareholder value is thereby created. Accordingly, the overall compensation program is structured so as to encourage long-term growth and appreciation in the value of our business and stock price. In addition, the increasing use of restricted stock unit awards in lieu of option grants has reduced the risk element associated with the equity awards. Stock option grants have a higher risk/reward nature because they only have value to the extent the market price of the underlying shares appreciates over the grant-date market price that serves as the exercise price. Restricted stock units, on the other hand, continue to provide value and serve as a meaningful retention vehicle even in periods of declining stock prices, because there is no exercise price or other cash consideration to be paid for the underlying shares. The significant downside protection that restricted stock units afford lowers the overall risk profile of the total compensation package.

2. The variable performance-based annual cash incentive plan for our named executive officers is subject to a maximum dollar limitation per participant that cannot in any instance exceed 200% of annual base salary. The actual bonus earned by each named executive officer for the 2011 fiscal year was at 168% of target. For other individuals who participated in the 2011 executive officer cash incentive plan, their target bonuses ranged from 40% to 100% of base salary, and the actual bonus amounts they received were also at 168% of target. The actual bonus amount was in each instance higher than the corresponding target bonus primarily because we attained all but one of the pre-established performance goals at above-target levels and made significant progress in the areas of student retention and cost controls.

3. The performance goals for the 2011 annual cash incentive plan for the named executive officers were based on strategic objectives vital to our long-term financial success. The first performance goal, weighted at 40% of the total bonus opportunity, was tied to our operating income for the first nine months of the 2011 fiscal year. The remaining four performance goals, each weighted at 15%, were tied to measures designed to improve academic and educational excellence and focused on academic success, student and faculty satisfaction and enhanced student services.

4. The wealth creation opportunities for the named executive officers and other senior management are primarily in the form of their long-term equity incentive awards. Our cash compensation programs do not provide a meaningful source of wealth creation. Excessive risk-taking would not only jeopardize our financial viability but would also subject the named executive officers and other senior management to substantial economic loss were our Class A Common Stock to drop significantly in value.

5. Finally, we have instituted equity retention guidelines pursuant to which our named executive officers, certain other officers and our non-employee directors are expected to retain an equity interest in us, either in the form of direct ownership of shares of our Class A Common Stock or through their holding of equity-based awards, such as restricted stock units and vested stock options, equal in value to a specified multiple of their base salary or annual cash retainer, thereby further aligning their interests with those of the shareholders and mitigating the potential for excessive risk taking. Although there are no specific time limits by which such individuals must attain their retention level, there are restrictions and limitations on their ability to sell the shares of Class A Common Stock they acquire under our various compensation programs, as noted in Section IX below, until such retention level is attained.

G.    Compensation Decisions — Details

(1)    Base Salary

Base salary, whether set by the Compensation Committee or by the terms of an existing employment agreement, is designed primarily to provide a level of economic security from year to year. Each executive officer’s base salary level is reviewed annually by the Compensation Committee, and adjustments may be made (subject to the terms of the existing employment agreements) on the basis of such factors as the overall performance of the individual and his or her areas of responsibility, any new duties and/or responsibilities assumed by such individual, his or her impact on strategic goal attainment and his or her length of service. However, there is no specific weighting applied to any one factor in setting the level of base salary, and the process ultimately relies on the Compensation Committee’s consideration of senior management’s recommendations and the subjective exercise of its own judgment. Although salaries are generally targeted at the 50th percentile of the comparator group and other relevant compensation survey data (as discussed above), the Compensation Committee may also take into account the individual’s current level of base salary, duties that may go beyond such individual’s title and position, his or her potential as a key contributor, and any special recruitment or retention circumstances.

The following chart lists the named executive officers who have employment agreements, the minimum level of annual base salary (if any) required under those agreements and their base salary levels for the 2011 fiscal year:

Name	Minimum Base Salary		2011 FY Base Salary
Dr. Sperling	No Stated Minimum		$850,000
Mr. Edelstein	$600,000		$600,000
Mr. Cappelli	$620,000	*	$620,000	*
Mr. D’Amico	$500,000		$525,000

*

Pursuant to his new employment agreement, Mr. Cappelli’s annual rate of base salary was increased from $600,000 to $650,000 in April 2011 and will be increased each fiscal year during the remaining term of that agreement pursuant to a pre-established schedule.

Messrs. Swartz and Martin do not have employment agreements with the Company. However, Mr. Swartz’s base salary for the 2011 fiscal year was increased from $375,000 to $425,000 based on recommendations from senior management and input from the Compensation Committee’s consultant. Mr. Martin’s base salary was set at $435,000 pursuant to our offer letter to him in September 2010 and remained at that level for the balance of the 2011 fiscal year.

(2)    Annual Cash Incentive Plan for 2011 Fiscal Year

The potential cash incentives under our executive officer cash incentive plan for the 2011 fiscal year were tied to the Company’s attainment of certain financial and non-financial performance targets that were established for all or designated portions of such year. Because of the uncertainty at the time as to whether recently-issued Department of Education regulations would allow us to implement incentive compensation programs for executive officers that were tied directly or indirectly after June 30, 2011 to student enrollment or Title IV funding, the Compensation Committee utilized a new performance-based structure for the 2011 fiscal year plan.

Under that revised structure, only one financial performance metric (weighted at 40% of the total bonus potential) was utilized and tied to operating income for the first three fiscal quarters of the 2011 fiscal year, thereby assuring that the performance period would end prior to the July 1, 2011 effective date of the Department of Education regulations governing incentive compensation programs. Four additional non-financial performance metrics, each weighted at 15% of the total bonus potential, were established in the areas of student academic success, student satisfaction, faculty engagement and commitment, and enhanced student services.

The target bonus amount for each named executive officer was set at 100% of base salary, except for Messrs. Swartz and Martin for whom the target bonus amount was set at 75%. The target bonus amounts established for Messrs. Edelstein, Cappelli and D’Amico under the plan were in accordance with the target bonus levels (100% of base salary) set forth in their respective employment agreements. The remaining executive officers participated in the plan at varying target percentages tied to their base salary.

The actual cash incentive which each named executive officer could earn for the 2011 fiscal year ranged from 0 to 200% of the target bonus amount. The actual percentage was determined primarily on the basis of the following factors: (i) the level at which each of the performance goals was attained and (ii) the Compensation Committee’s overall assessment of our performance, both from a financial standpoint and in terms of our the progress in advancing strategic initiatives designed to enhance the academic and educational excellence of our universities.

a. Operating Income.    As indicated, the only financial performance goal established under the plan for the 2011 fiscal year was tied to our operating income for the first three fiscal quarters of that year, with such operating income to be determined on a consolidated basis with our subsidiaries and in accordance with U.S. generally accepted accounting principles. The target, threshold and maximum levels that the Compensation Committee set for this particular metric, subject to the adjustments noted below, were as follows:

Goal	Threshold	Target	Maximum
Operating Income	$790.6 million	$843.4 million	$924.7 million

The established levels represented a variance from adjusted operating income for the corresponding period in the 2010 fiscal year of -30% at threshold level, -25% at target level and -17% at maximum level. The negative growth rates reflected the Compensation Committee’s concurrence with management’s assessment that our operating income would continue to decline as we implemented enhanced procedures and processes to better identify students more likely to succeed in the academic programs offered by the University of Phoenix.

The 2011 cash incentive plan provided for certain adjustments to the calculation of the applicable operating income target. The following amounts were added back to our consolidated operating income reported for the first three quarters of the 2011 fiscal year: all expense recorded for such period with respect to the bonuses that became payable under our various bonus plans, including the 2011 fiscal year executive officer cash incentive plan; all acquisition costs expensed for such fiscal period; income or loss attributable to entities acquired during such fiscal period; all amounts relating to judgments, settlements or verdicts in connection with certain specified litigation matters; any impairment charges relating to goodwill, intangible assets or other long-lived assets; any amounts affecting our reported operating income that related to the sale/leaseback of our Riverpoint facilities in Phoenix, AZ; for any businesses classified as discontinued operations during such fiscal period, any actual operating income or loss during that period through the date of disposal plus the budgeted operating income or loss included in the operating plan for the period from the date of disposal to the end of such fiscal period; and severance costs recorded for such fiscal period that are outside of normal business operations. Operating income was also subject to adjustment for any new accounting standards or other changes in accounting principles.

Our operating income (as adjusted for the add-backs summarized above) for the first three quarters of the 2011 fiscal year was $997.7 million and accordingly exceeded the $924.7 million maximum level. The remaining four performance targets, each weighted at 15%, were tied to the following measures of academic excellence and success and were achieved at the levels noted below.

b. Student Academic Success.    This metric was measured in terms of the percentage increase in the number of new students enrolled in University of Phoenix academic courses who earned at least one unit of academic credit during the six-month period measured from September 1, 2010 to February 28, 2011 as compared to the corresponding percentage of new students who earned their first University of Phoenix academic credit for the six-month period measured from September 1, 2009 to February 28, 2010 (the “Base Percentage”). The levels at which attainment for this particular metric was set were set as follows:

Threshold: Maintain the Base Percentage

Target: Increase the Base Percentage by 100 Basis Points

Maximum: Increase the Base Percentage by 200 Basis Points

We attained this particular goal at above the maximum level.

c. Student Satisfaction.    This metric was measured in terms of the percentage of students at the University of Phoenix who indicated their satisfaction with their academic experience pursuant to an independent third-party survey. The survey was conducted during the last quarter of our 2011 fiscal year. A student population of at least 40,000 was surveyed, and a response rate of a least 8% of the surveyed group was required to establish validity. Student satisfaction was measured by a favorable rating of 9 or 10 (out of a maximum 10 rating) to an item in the survey that the independent third-party conducting such survey identified as a key criterion of student satisfaction. The percentage of such favorable responses at the 9 or 10 level that the Compensation Committee set for each level of goal attainment was as follows:

Threshold:   55% Favorable Response Rate

Target:         58% Favorable Response Rate

Maximum:   61% or Higher Favorable Response Rate

We attained this particular goal at a level between threshold and target.

d. Faculty Engagement.    This metric was measured in terms of the percentage of University of Phoenix faculty members who indicated, in an independent third-party survey, their satisfaction with their faculty experience at the University of Phoenix and their commitment to the institution. The following procedure was used to measure the attainment of this particular performance goal:

•

The independent survey was conducted during the fourth quarter of the 2011 fiscal year and was sent to a survey population of at least 90% of the individuals who were at the time University of Phoenix faculty members. A response rate of at least 30% of the surveyed faculty population was required to establish validity.

•

There was determined, for each statement included in such survey that the independent third-party conducting such survey particularly identified as a key criterion of faculty satisfaction and commitment, the percentage of responding faculty members who indicated that they agreed or strongly agreed with that statement. There were four such statements identified

•

The individual percentage of favorable responses for each particular statement was aggregated to produce a combined total percentage that constituted the measure of faculty satisfaction and commitment.

The following levels of attainment were set by the Compensation Committee for this particular metric:

	Threshold	Target	Maximum
Combined Total Percentage	214%	219%	224%

We attained this particular goal at above the maximum level.

e. Enhanced Student Services.    The fourth non-financial performance goal was tied to enhanced student service and was measured in terms of the improvement made by the individual University of Phoenix campuses in (i) responding to student concerns on a timely basis at the campus point of origin and (ii) responding on a timely basis to external agents or agencies addressing individual student concerns that escalated beyond the campus point of origin. Accordingly, the first component of enhanced student service was measured in terms of the percentage of student complaints initiated at local campuses during the second half of our 2011 fiscal year that were satisfactorily resolved at the campus point of origin on a timely basis in accordance with the standards of a pre-established protocol (“Timely Response Goal I’).

The second component of enhanced student service was measured in terms of the percentage of individual student claims handled during the second half of our 2011 fiscal year in which the local campuses provided the University’s Office of Dispute Management with a timely response, in accordance with the standards of a pre-established protocol (“Timely Response Goal II”), to a letter of inquiry from an external agent or agency addressing the individual student’s claims or concerns so as to allow the Office of Dispute Management to respond to that agent or agency in a timely and comprehensive manner.

The percentage of timely resolutions calculated for Timely Response Goal I was added to the percentage of timely responses calculated for Timely Response Goal II, and the combined percentages were then divided by two to determine the average of those two percentages.

The following levels of attainment were established for the 2011 student services goal:

Threshold	The average of the percentages calculated for the two Timely Response Goals is at least 60%

Target	The average of the percentages calculated for those two goals is at least 70%

Maximum	The average of the percentages calculated for those two goals is 80% or greater.

We attained this particular performance goal at above the maximum level

The potential cash incentive payable to each participant based on the actual level at which each of the applicable performance goals was attained was then determined in accordance with the following procedure:

(i) First, 40% of the target bonus amount was multiplied by the applicable factor (as determined below) for the level at which the operating income goal for the first three quarters of the 2011 fiscal year was actually attained.

(ii) Then, 15% of the target bonus amount was multiplied by the applicable factor (as determined below) for the level at which the student academic success goal for the first two quarters of the 2011 fiscal year was actually attained.

(iii) Then, another 15% of the target bonus amount was multiplied by the applicable factor (as determined below) for the level at which the student satisfaction goal for the 2011 fiscal year was actually attained.

(iv) Then, another 15% of the target bonus amount was multiplied by the applicable factor (as determined below) for the level at which the faculty engagement goal for the 2011 fiscal year was actually attained.

(v) Then, the final 15% was multiplied by the applicable factor (as determined below) for the level at which the enhanced student services goal for the 2011 fiscal year was actually attained.

(vi) Finally, the dollar amounts determined under (i) through (v) above were added together to determine the participant’s maximum bonus potential for the 2011 fiscal year.

The applicable factor for purposes of the above calculation was determined as follows:

•for any goal attained at the maximum performance level:	2

•for any goal attained at the target performance level:	1

•for any goal attained at the threshold performance level:	0.5

•for any goal attained below the threshold performance level:	0

For a performance goal attained at a level between threshold and target or between target and maximum, the applicable factor for the calculation of the potential cash incentive attributable to that performance goal was interpolated between those two levels on a straight linear basis.

The Compensation Committee reserved discretion to reduce by up to 20% the cash bonus amount otherwise payable to the named executive officers based on the levels at which the operating income and student academic success goals for the 2011 fiscal year were attained. The Compensation Committee limited its negative discretion to those two goals because the performance period for both would end prior to the July 1, 2011 effective date of the new Department of Education Regulations governing incentive compensation plans. At the time the 2011 fiscal year bonus plan was established, it was not clear that those regulations would allow the Compensation Committee to exercise such discretion after the July 1, 2011 effective date.

In deciding whether to exercise such discretion and effect a reduction to the bonus amounts attributable to the maximum level attainment of the operating income and student academic success goals, the Compensation Committee took into account several major developments affecting our performance through the first three quarters of the 2011 fiscal year. On the positive side, the Compensation Committee noted an increase in student retention higher than projected for that period and a significant reduction in expenditures as a result of successful cost control measures. However, the Compensation Committee also took into account the significant impairment charge we took with respect to our U.K-based operation conducted through BPP and the reduction in the rate of new student enrollments during that period. As a result of such overall assessment, the Compensation Committee decided to effect a 12 percentage point reduction to the bonus that would be otherwise payable to each named executive officer based on maximum level attainment of those two goals (110% of target), thereby yielding an actual bonus payment with respect to those goals in a dollar amount equal to 98% of each named executive officer’s target bonus amount.

Based on the Compensation Committee’s evaluation, in conjunction with that of the other independent members of the Board of Directors, of the performance of each of the Co-Chief Executive Officers, the individual performance reviews submitted by the Co-Chief Executive Officers for themselves and the other named executive officers and its own overall general assessment of their individual performance, the Compensation Committee did not deem that any further reduction to individual bonus amounts attributable to the first two performance goals was warranted due to any individual performance deficiencies identified for any of the named executive officers.

The balance of the bonus amount earned by each named executive officer for the 2011 incentive plan was strictly formula driven and determined by multiplying the 15% target bonus allocation to each of the remaining three performance goals by the appropriate factor set forth above for the level at which that performance goal was attained. Based on the attained levels of those three goals, the bonus payable with respect to the 45% component of the target bonus allocated to those three goals resulted in a payout equal to 155.6% of that 45% allocation.

As a result, the total bonus earned by each named executive officer under the plan was in a dollar amount equal to 168% of his target bonus for the year.

In June 2011, the Department of Education provided guidance with respect to its regulations governing incentive compensation plans maintained by entities that participate in Title IV student lending programs. The guidance indicated that the regulation would not preclude the implementation of such plans for the members of executive management who were only engaged in policy-making decisions relating to recruitment, enrollment or financial aid. As a result, we have concluded for future fiscal years, we can once again utilize financial measures, such as operating income, revenue, free cash flow or cost controls, and our Compensation Committee can continue to reserve discretion to reduce the bonus awards attributable to the attainment of those performance measures.

(3)    Long-Term Incentives

a.    History of Prior Grants.

Beginning with the equity awards made for the 2008 fiscal year and continuing through the grants made for the 2010 fiscal year, the award mix for the named executive officers was primarily in the form of stock options and restricted stock units (“RSUs”). For the 2010 fiscal year award made to the named executive officers, the total grant-date value of each award was in general divided equally between stock options (based on their Black-Scholes grant-date fair value) and RSU awards (based on the closing price per share of the underlying Class A Common Stock on the grant date).

b.    New Award Structure for 2011 Fiscal Year

The equity awards that were made to the named executive officers for the 2011 fiscal year were sized in terms of a fixed dollar amount, with 15% of that dollar amount allocated to the new performance share units and the balance allocated equally between the Black-Scholes value of the stock option component and the fair market value of the shares of the Company’s Class A Common Stock subject to the RSU component. The Compensation Committee believed that the introduction of performance share units (“PSUs”) would further advance the Company’s pay-for-performance philosophy by tying this new element of equity compensation to the attainment of strategic mid-term operational results.

The equity awards became effective on July 6, 2010 and were intended to maintain the total direct compensation of each such named executive officer at approximately the 75th percentile (other than Mr. Swartz whose total direct compensation remained between the 50th and 75th percentile of market level total direct compensation for chief financial officers).

The PSUs awarded on July 6, 2010 for the 2011 fiscal year have both performance-vesting and service-vesting requirements. Performance vesting will be measured in terms of the average of the annual growth rates in our adjusted free cash flow for each of the three fiscal years comprising the performance period (our 2011, 2012 and 2013 fiscal years). The Compensation Committee felt that adjusted free cash flow was an important financial metric to assess corporate performance because it was aligned with the methodology used by institutional investors to gauge our operating and capital efficiency.

Adjusted free cash flow for each applicable fiscal year will be calculated in accordance with the parameters that were established by the Compensation Committee at the time the performance share unit awards were made. The growth rate of adjusted free cash flow for the 2011 fiscal year will be determined by comparing the adjusted free cash flow for that year against the adjusted free cash flow for the 2010 fiscal year. The growth in adjusted free cash flow for each of the two (2) remaining fiscal years will be calculated in comparison to the adjusted free cash flow realized for the immediately preceding fiscal year. Once the growth rate for each of the three (3) fiscal years is calculated, the simple average of those three (3) annual growth rates will be determined, and that average (rounded up to the next whole one-tenth decimal point) will represent the actual level of performance attainment.

Following the completion of the performance period, the Compensation Committee will certify the actual level of attained performance, and the number of performance share units will be multiplied by the applicable percentage set forth below to determine the maximum number of shares of our Company’s Class A Common Stock issuable on the basis of the certified level of attained performance:

Average of the Annual Adjusted Free Cash Flow Growth Rates	Percentage of Performance Share Unit Conversion into Actual Shares of Class A Common Stock
< 5%	0%
5.0-5.9%	40%
6.0-7.1%	55%
7.2-8.3%	70%
8.4-9.5%	80%
9.6-10.7%	90%
10.8-11.9%	95%
12.0-12.9%	100%
13.0-14.1%	105%
14.2-15.3%	115%
15.4-16.5%	130%
16.6-17.7%	150%
17.8-18.9%	175%
> 19.0%	200%

The actual number of shares of Class A Common Stock in which the award recipient will vest will be determined by multiplying the number of shares of Class A Common Stock into which his or her performance share units are so converted by a fraction, the numerator of which is the number of fiscal years of employment such individual completes with us within the performance period and the denominator of which is the three (3).

c.    Equity Awards for 2012 Fiscal Year

In April and June 2011, the Compensation Committee authorized equity awards for the 2012 fiscal year to the named executive officers. The equity awards became effective on July 6, 2011 (or April 13, 2011 for certain awards made to Mr. Cappelli under his new employment agreement) and were intended to maintain the total direct compensation of each such named executive officer at approximately the 75th percentile (other than Mr. Swartz whose total direct compensation remained between the 50th and 75th percentile of market level total direct compensation for chief financial officers).

The equity awards that were made to the named executive officers for the 2012 fiscal year are comprised of three components:

•

RSUs with an initial performance-vesting requirement tied to our attainment of $240 million of adjusted net income for the 2012 fiscal year and an additional 4-year service vesting requirement measured from the effective date of the award:

•	stock options with a 4-year service vesting requirement measured from the effective date of the award; and

•	PSUs with both performance-vesting and service-vesting requirements.

The performance-vesting requirement for eighty percent (80%) of each PSU award is tied to the average of the actual annual percentage rates of growth or decline in adjusted free cash flow for each of our 2012, 2013 and 2014 fiscal years. The percentage increase or decrease in adjusted free cash flow for the 2012 fiscal year will be determined by comparing the adjusted free cash flow for that year against the same measure for the 2011 fiscal year ended August 31, 2011. The percentage increase or decrease in adjusted free cash flow for each of the two remaining fiscal years will be calculated in comparison to the adjusted free cash flow realized for the immediately preceding fiscal year. Once the percentage increase or decrease in adjusted free cash flow for each of the three fiscal years is calculated, the simple average of those annual percentage rates will be determined and represent the actual level at which such performance goal has been attained.

Adjusted free cash flow for each applicable fiscal year will be based on cash flow from operations for each such fiscal year but will also be subject to a series of adjustments that the Compensation Committee pre-authorized at the time the awards were made.

Following the scheduled August 31, 2014 completion date of our 2014 fiscal year, the Compensation Committee will determine and certify the actual level at which such performance goal has been attained. On the basis of that certified level of attainment, eighty percent (80%) of the target number of performance shares authorized for each named executive officer will be multiplied by the applicable percentage (which may range from 0% to 200%) determined in accordance with the schedule below to determine the maximum number of shares of our Class A common stock issuable on the basis of the attained level of such performance goal. The number of shares so calculated for each named executive officer will constitute his performance-qualified shares with respect to that performance goal.

Average of the Annual Percentage Rates of Growth or Decline in Adjusted Free Cash Flow	Percentage of Target Number of Shares to Qualify as Performance- Qualified Shares
Threshold: 0%	50%
Target: 5%	100%
Maximum: 10%	200%

The conversion percentage to be used for determining the number of performance-qualified shares based on any average of the annual percentage rates of growth or decline in adjusted free cash flow that falls between the stated threshold and target levels or between the stated target and maximum levels will be interpolated on a straight-line basis between the two applicable levels.

The performance-vesting requirement for the next ten percent (10%) of the awarded performance share units is tied to the number of academic credits earned per identified bachelor-degree enrolled University of Phoenix student over the applicable measurement period. Such performance metric is designated the Average Credit Earned Per Student (“ACEPS I”) metric for enrolled bachelor degree students and will be measured over the period commencing December 1, 2012 and concluding with the November 30, 2013 end date of the first fiscal quarter of the 2014 fiscal year. For purposes of determining the level at which the ACEPS I performance goal is attained, the baseline period will be the period commencing December 1, 2009 and concluding with the November 30, 2010 end date of the first fiscal quarter of the 2011 fiscal year. Accordingly, ACEPS I will be measured in terms of the percentage increase (if any) in the ACEPS I level attained for enrolled bachelor degree students for the measurement period over the corresponding ACEPS I level attained for enrolled bachelor degree students for the baseline period.

For each new student who first enrolls in a bachelor degree program during a particular fiscal quarter within the applicable measurement or baseline period, there will be tracked the number of courses completed with a passing grade by that student within the twenty-six (26)-week period measured from the date of his or her initial enrollment. The number of academic credits earned by that student as result of the course or courses successfully completed within that twenty-six (26)-week period will then be calculated. The total number of academic credits earned by new students over the twenty-six (26)-week period measured from their respective enrollment dates in the applicable fiscal quarter will be divided by the total number of such new students to determine the ACEPS I level for that fiscal quarter.

The ACEPS I level for the measurement period will then be calculated as a simple average of the ACEPS I levels for the four fiscal quarters within that measurement period, and the percentage increase (if any) in the ACEPS I level for the measurement period will be determined by comparing that average with the similar average calculated for the four fiscal quarters in the baseline period.

That percentage increase will accordingly establish the level at which the ACEPS I performance goal has in fact been attained. For threshold level attainment, the conversion factor for converting the target number of performance shares allocated to the ACEPS I goal to actual shares of our Class A common stock will be 50%; for target level attainment, such conversion factor will be 100%; and for maximum level attainment, such conversion factor will be 200%. The applicable levels of attainment shall be measured as follows:

THRESHOLD	0.00% increase but no decrease to the ACEPS I level calculated for the baseline period (“Baseline ACEPS I”)

TARGET:	3.00% increase over Baseline ACEPS I

MAXIMUM:	6.00% increase over Baseline ACEPS I

The conversion factor for any percentage increase between threshold level and target level or between target level and maximum level will be interpolated on a straight-line basis between the two applicable levels.

The performance-vesting requirement for the final ten percent (10%) of the awarded performance share units is tied to the number of academic credits earned per identified associate-degree enrolled University of Phoenix student over the applicable measurement period. Such performance metric is designated the Average Credit Earned Per Student (“ACEPS II”) metric for enrolled associate degree students and will be measured over the period commencing March 1, 2013 and concluding with the February 28, 2014 end date of the second fiscal quarter of the 2014 fiscal year. For purposes of determining the level at which the ACEPS II performance goal is attained, the baseline period will be the period commencing March 1, 2010 and concluding with the February 28, 2011 end date of the second fiscal quarter of the 2011 fiscal year. Accordingly, ACEPS II will be measured in terms of the percentage increase (if any) in the ACEPS II level attained for enrolled associate degree students for the measurement period over the corresponding ACEPS II level attained for enrolled associate degree students for the baseline period.

For each new student who first enrolls in an associate degree program during a particular fiscal quarter within the applicable measurement or baseline period, there will be tracked the number of courses completed with a passing grade by that student within the thirteen (13)-week period measured from the date of his or her initial enrollment. The number of academic credits earned by that student as result of the course or courses successfully completed within that thirteen (13)-week period will then be calculated. The total number of academic credits earned by new students over the thirteen (13)-week period measured from their respective enrollment dates in the applicable fiscal quarter will be divided by the total number of such new students to determine the ACEPS II level for that fiscal quarter.

The ACEPS II level for the measurement period will then be calculated as a simple average of the ACEPS II levels for the four fiscal quarters within that measurement period, and the percentage increase (if any) in the ACEPS II level for the measurement period will then be determined comparing that average with the similar average calculated for the four fiscal quarters in the baseline period.

That percentage increase will accordingly establish the level at which the ACEPS II performance goal has in fact been attained. For threshold level attainment, the conversion factor for converting the target number of performance shares allocated to the ACEPS II goal to shares of the Company’s Class A common stock will be 50%; for target level attainment, such conversion factor will be 100%; and for maximum level attainment, such conversion factor will be 200%. The applicable levels of attainment will be measured as follows:

THRESHOLD	0.00% increase but no decrease to the ACEPS I level calculated for the baseline period (“Baseline ACEPS II”)

TARGET:	3.00% increase over Baseline ACEPS II

MAXIMUM:	6.00% increase over Baseline ACEPS II

The conversion factor for any percentage increase between threshold level and target level or between target level and maximum level shall be interpolated on a straight-line basis between the two applicable levels.

Following the completion of our 2014 fiscal year, the Compensation Committee will determine the actual level at which ACEPS I and II performance goals have been attained. Based on the level at which the ACEPS I goal is attained, ten percent (10%) of the target number of performance shares awarded to each named executive officer will be multiplied by the applicable percentage (which may range from 0% to 200%) determined in accordance with the conversion factor noted above (with any requisite interpolation) to determine the maximum number of shares of our Class A common stock issuable on the basis of the attained level of the ACEPS I performance goal. The same procedure will be utilized to determine the maximum number of shares of Class A common stock issuable on the basis of the attained level of the ACEPS II performance goal. The number of shares so calculated for each named executive officer with respect to the two ACEPS performance goals will constitute his performance-qualified shares with respect to those goals.

The actual number of shares of Class A Common Stock in which each named executive officer will vest will be determined by multiplying the aggregate number of his performance-qualified shares as calculated above for the levels at which the three performance goals are attained by a fraction, the numerator of which is the number of fiscal years of employment such individual completes with us within the applicable service period and the denominator of which is the total number of fiscal years within that service period. For such purpose, the service period will commence with the September 1, 2011 start date of our 2012 fiscal year and will conclude with the August 31, 2014 end date of our 2014 fiscal year.

d.    Adjusted Levels of Performance Goal Attainment

In October 2011, the Compensation Committee was informed by management of a change in our forecasted revenue for the three fiscal-year performance period covered by the PSU awards. The change was the result of certain refinements made to the modeling assumptions that were originally used to project revenue over that period. Because those refinements resulted in a lower level of projected revenue, the Compensation Committee decided to adjust the threshold, target and maximum levels of attainment for the adjusted free cash flow metric to which 80% of the target shares under the PSU awards in question were tied.

Accordingly, in November 2011, the Compensation Committee adjusted those levels as follows to reflect the revised revenue forecast, with no other changes made to the PSU awards.

Average of the Annual Percentage Rates of Growth or Decline in Adjusted Free Cash Flow	Percentage of Target Number of Shares Allocated to Performance Goal to Qualify as Performance- Qualified Shares
Threshold: (10%)	50%
Target: (5%)	100%
Maximum: 0 % or greater	200%

The applicable percentage (including any interpolated percentage) based on the actual level at which the adjusted free cash flow metric is in fact attained will be applied to the target number of shares allocated to that performance metric in order to determine the number of performance-qualified shares resulting from such level of goal attainment. However, if the average of the annual percentage rates of growth or decline in adjusted free cash flow is a negative percentage greater than (10%), then none of the target number of shares allocated to such metric will qualify as performance-qualified shares under the applicable PSU award agreements, and if the average of such annual percentages is 0% or greater, then the maximum number of performance-qualified shares that result from such goal attainment will not exceed 200% of the target number of shares allocated to the adjusted free cash flow metric.

e.    Change in Equity Award Mix

As noted above, the Compensation Committee decided to alter the mix of the equity awards made to the named executive officers for the 2012 fiscal year so that the restricted stock units would become the more predominant element and the more leveraged forms of award (stock options and performance share units) would comprise a smaller percentage of the total grant-date value. The Compensation Committee felt that such change in the composition mix was warranted for the 2012 fiscal year because of the need to promote retention in the uncertain regulatory environment in which we are currently operating. As a result, the actual mix of the equity awards made to the named executive officers was determined in accordance with a new set of parameters established for the 2012 fiscal year awards. Under those new parameters, the equity award for each named executive officer was allocated among the three components of RSUs, stock options and PSUs based on the total grant-date value of the award as follows:

Grant-Date Value of Total Award	Allocation
First $100,000	100% RSUs
$101,000 to $250,000	80% RSUs/20% Options
$251,000 to $500,000	60% RSUs/20% Options/20% PSUs
Excess over $500,000	50%/RSUs/25% Options/25% PSUs

For example, if the total grant-date value of the award to an individual were $4,000,000, the allocation protocol above would result in the following mix for that equity award:

53% RSUs/24% Options/23% PSUs

f.    Additional Equity Award for Mr. Cappelli

In addition to the restricted stock units, stock options and performance share unit awards described above for the named executive officers, Mr. Cappelli was also granted in July 2011 a special performance share unit award tied to the financial performance of Apollo Global. The Compensation Committee believed that such an award was warranted in light of our strategic objective to diversify our revenue base through expansion of the international operations conducted by Apollo Global. For that reason, the Compensation Committee allocated $1.0 million of Mr. Cappelli’s total grant value of the three-year aggregated equity award that was made to

Mr. Cappelli under his extended employment agreement in lieu of annual equity awards for the 2012, 2013 and 2014 fiscal years, to a PSU award tied to the growth in adjusted free cash flow of Apollo Global over a three-year measurement period. The Compensation Committee felt that such growth in adjusted free cash flow would advance our revenue diversification objective and create additional shareholder value by expanding the potential sources of our revenue and earnings growth.

The performance metric is tied to the amount by which the modified operating free cash flow realized by Apollo Global for the measurement period coincident with the 2014 fiscal year ending August 31, 2014 exceeds the level of modified operating free cash flow realized by Apollo Global for the base period coincident with the 2011 fiscal year that ended August 31, 2011. However, should a change in control of Apollo Global occur prior to the completion of the 2014 fiscal year, a new measurement period coincident with the twelve (12)-month period ending on the close of the fiscal quarter immediately preceding the effective date of the change in control event would be used.

For both the base period and the applicable measurement period, Apollo Global’s cash flow from operations will be determined on a consolidated basis with its consolidated subsidiaries for financial reporting purposes. However, the cash flow from operations realized for the base period and the relevant measurement period will be subject to certain adjustments pre-authorized by the Compensation Committee, and the resulting amount will constitute the adjusted free cash flow for that period.

Following the close of our 2014 fiscal year (or any earlier measurement period triggered by a change in control of Apollo Global), the Compensation Committee will determine the amount by which the adjusted operating free cash flow realized by Apollo Global for the applicable measurement period exceeded the adjusted operating free cash flow realized by Apollo Global for the base period. On the basis of the amount of such increase, the target number of performance share units awarded to Mr. Cappelli will be multiplied by the applicable percentage (which may range from 0% to 600%) pursuant to the schedule below to determine the maximum number of shares of our Class A common stock issuable based on the attained level of the performance goal. The number of share units from such conversion will constitute Mr. Cappelli’s performance-qualified shares.

Adjusted Operating Free Cash Flow Increase	Percentage of Target Number of Performance Share Units to Qualify as Performance-Qualified Shares
$11 million or less	0%
$17.5 million	100%
$22.5 million	200%
$30 million	300%
$40 million	400%
$55 million	500%
$85 million	600%

Should the amount of such increase fall between two of the levels specified in the above schedule, then the applicable percentage conversion will be interpolated on a straight-line basis between the conversion percentages specified for those two levels.

The Compensation Committee, however, has reserved the discretion to reduce the number of performance-qualified shares of Class A Common Stock resulting from the attained level of the adjusted operating free cash flow increase by an amount up to a maximum of three times the target number of shares subject to his Apollo Global performance share unit award. In exercising such discretion, the Compensation Committee may take into account a number of factors, including the total return to our shareholders over the three-year performance period, whether measured absolutely or in comparison to a defined peer group.

The resulting number of performance-qualified shares of Class A Common Stock in which Mr. Cappelli may vest will also be dependent upon the number of fiscal years of service he completes with us during the applicable service period. Accordingly, the number of such performance-qualified shares determined for

Mr. Cappelli on the basis of the attained increase in adjusted operating free cash flow will be multiplied by a fraction, the numerator of which is the total number of fiscal years of service completed by him within the service period and the denominator of which is the total number of fiscal years within that service period. For such purpose, the applicable service period will be the three-year period coincident with our 2012, 2013 and 2014 fiscal years. However, Mr. Cappelli will be entitled to a 12-month service vesting credit should his employment terminated under certain prescribed circumstances prior to the completion of the 2014 fiscal year.

(4)    Other Executive Benefits, including Perquisites and Retirement Benefits

Executive officers are, in general, entitled to the same employee benefits available to all other full-time employees (subject to the satisfaction of applicable minimum service and other eligibility requirements). Such benefits include vacation accruals, health and welfare benefits and participation in our 401(k) Savings Plan and Employee Stock Purchase Plan.

However, executive officers who enter our employ after August 25, 2009 will be fully reimbursed, on a tax gross-up basis, for the COBRA costs they incur for continued health care coverage for themselves and their spouses and eligible dependents under their prior employer’s group health plan for the period preceding their coverage under our group health care plan, up to a maximum period of three months of such reimbursed coverage. Effective January 1, 2012, our executive officers and other highly compensated employees will also be eligible to participate in a new deferred compensation plan that will allow them the opportunity to defer a portion of their compensation each year for subsequent distribution upon their termination of employment or other designated payment date. During the deferral period, the participants will have the opportunity to earn a notional investment return on their account balance tied to one or more investment funds that track the actual investment funds available under the 401(k) Savings Plan. In addition, participants will be credited each year with the equivalent of any company matching contributions to which they would have otherwise been entitled to receive under 401(k) Savings Plan had their personal contributions under that plan not been limited by reason of the tax law requirements applicable to tax-qualified retirement plans.

In addition, certain perquisites are made available to one or more executive officers, including the personal use of company-provided automobiles (including reimbursement of registration fees, insurance costs and fuel and maintenance expenses), housing allowances and reimbursement of duplicative living costs at secondary business locations, reimbursement of certain personal travel expenses, limited use of company-chartered aircraft for personal travel by the executive officer and his or her family members and limited personal use of the company-owned or leased condominiums. We have adopted formal policies governing the personal use of our company-chartered aircraft and company-owned or leased condominiums. The policies are designed to assure that all personal use of our company-provided aircraft or our company-owned or company-leased condominiums is carefully monitored and properly recorded and that any taxable income to the executive officer resulting from such personal use is accurately reported, with the requisite tax withholdings collected, and any reportable perquisites associated with such use is properly disclosed in accordance with applicable securities law regulations. In addition, the policies require a quarterly report to the Compensation Committee with respect to all personal or non-business use of our company-chartered aircraft or our company-owned condominium by the executive officers during the period covered by the report.

We have also entered into a stadium naming rights agreement with the Arizona Cardinals Football Club of the National Football League. We believe that such agreement provides a valuable marketing tool that substantially increases our visibility and name recognition on a national level to an important segment of the potential market for our educational course offerings. The agreement also serves as an important vehicle in enhancing our community relations efforts in the Greater Phoenix area. The contract has a twenty-year term with a fixed schedule of annual fees payable by us over that term. A number of ancillary benefits are provided us under the contract, including access to a private stadium loft for a limited number of guests for all Cardinals home football games and certain other entertainment events held at the stadium, additional tickets to all home games played by the Arizona Cardinals at the stadium, fully-paid expenses (transportation, food and lodging) to three away games for a limited number of guests per trip, fully-paid expenses (transportation, food and lodging)

to the Super Bowl and NFL Pro Bowl each year for up to 4 guests per trip, a specified number of tickets to each Super Bowl held at the stadium and the right to buy a fixed number of additional tickets to each Super Bowl held at the stadium and up to a specified number of seats to Super Bowls held at other locations.

We have also entered into corporate sponsorship agreements with other professional sports teams in order to market the University of Phoenix brand and further enhance our national recognition and promote our higher education objectives. The corporate sponsorship arrangements are structured in a manner similar to our naming rights agreement with the Arizona Cardinals. Accordingly, each contract has a fixed term with a specified schedule of annual fees payable by us over that term. A number of ancillary benefits are provided us under the contract, including access to a private suite for a limited number of guests for all home games and certain other entertainment events held at the facility, additional tickets to all home games played at the facility, and fully-paid expenses (transportation, food and lodging) to a limited number of away games for a limited number of guests per trip.

The tickets provided us under these various contracts are allocated first to those executive officers and other employees who will use them for business entertainment or business development purposes or to establish or strengthen ties with representatives of local community organizations. To the extent the tickets are not to be used for such purposes, they are generally made available first to the executive officers and other members of senior management as an additional reward for their services and then to the general employee population.

There is no separate cost allocation under the naming rights agreement for the tickets provided to us or our use of the private stadium loft, nor are there any separate charges for the fully-paid trips to away games sponsored by the Arizona Cardinals football team or to the Super Bowl or Pro Bowl events covered under the contract. Similarly, under the various corporate sponsorship agreements there are no separately allocated costs for the tickets provided us or our use of the private suite, nor are there any separate charges for the fully-paid trips to away games. As a result, we incur no incremental cost in providing the allotted tickets or trips, or access to the private stadium loft, to one or more named executive officers. However, when we do purchase additional tickets to any event, any reportable executive officer perquisites with respect to that event are determined on an average cost per ticket basis. Such average cost is determined by dividing the aggregate cost we incur for the additional tickets by the total number of tickets available to us for that event, including the no-cost tickets provided under the applicable contract.

The Compensation Committee believes that the perquisites available to the executive officers, taking into account the limitations and restrictions of the aircraft and condominium policies and the ticket allocation process under the stadium naming rights agreement and similar sponsorship arrangements, have been set at a reasonable and appropriate level commensurate with their duties and responsibilities and are among the personal benefits typically provided to senior executive officers of companies with which we compete for executive talent. In addition, the reimbursement of certain personal expenses (such as travel costs, housing allowances and reimbursement of duplicative living costs) in lieu of salary increases to cover those recurring expenses avoids the additional costs we might otherwise occur with respect to certain other compensation or employee benefit programs that are tied directly or indirectly to the level of an executive officer’s base salary. Accordingly, the Compensation Committee believes that the overall structure of the executive officer perquisite program serves as a valuable recruiting and retention mechanism for its executive officers and enables us to compete more successfully for qualified executive talent.

Further details regarding executive perquisites and other personal benefits are contained in the Summary Compensation Table and accompanying footnotes that appear later in this Information Statement.

H.    Conclusion

Both the level and mix of compensation that the Compensation Committee authorized for the named executive officers for the 2011 fiscal year were considered within the context of objective market data derived from the compensation levels in effect for comparable positions at the comparator group and the financial performance of that comparator group in relation to our performance, The Compensation Committee believes that the total compensation package for each of our named executive officers was sized and valued competitively on the basis of objective comparative data, even in those instances where subjective factors may have influenced the Compensation Committee with respect to certain compensation decisions.

V.    Timing of Equity Grants

The Compensation Committee Charter imposes a number of limitations on the dates on which equity awards may be made and expressly precludes the repricing of outstanding stock options. Pursuant to those limitations, equity awards (other than new hire grants) will normally occur or otherwise become effective during a window period beginning with the second and ending no later than the tenth business day following the release of our annual or quarterly financial results. New hire awards will typically become effective on the fifteenth day of the month coincident with or next following the employment commencement date.

VI.    Adjustment or Recovery of Awards

At present, we do not have any specific policies to adjust or recoup prior bonus payments or equity awards in the event we are required to restate the financial results on which those payments or awards were based. However, the recently-enacted Dodd-Frank Wall Street Reform and Consumer Protection Act will require public reporting companies, such as us, to implement recoupment policies that will apply in the event we are required to restate our financial results as a result of material non-compliance with applicable financial reporting requirements. In such event, we would have to recover the amount of any incentive-based compensation paid during the three-year period preceding such restatement that was in excess of the amount that would have been paid on the basis of the restated results. The policy must cover all present and former executive officers who receive such incentive-based compensation. We have decided to defer the implementation of such a policy until the Securities and Exchange Commission issues regulations governing such recoupment policies. It is expected that such regulations will be published during the first six months of the 2012 calendar year.

VII.    Consideration of Prior Amounts Realized

Our philosophy is to reward the executive officers for future performance. Accordingly, compensation realized by the executive officers from prior-year equity awards (such as gains realized from the exercise of prior-year option grants or value derived from the vesting of prior-year restricted stock unit awards) are not considered in setting current compensation levels.

VIII.    Employment Agreements and Post-Termination Payments

A.    Employment Agreements and Severance Arrangements

We have existing employment agreements with the following named executive officers: Dr. Sperling and Messrs. Edelstein, Cappelli and D’Amico. These agreements, together with the severance benefits they provide, are summarized in the section of this Information Statement below entitled “Executive Compensation — Agreements Regarding Employment, Change in Control and Termination of Employment.” We do not maintain employment agreements with any executive officers other than those named above, but as noted above, in September 2010, we employed Mr. Martin as Senior Vice President, General Counsel and Secretary, pursuant to a formal offer letter in which his compensation package is set forth.

The employment agreement with Dr. Sperling was originally executed in December 1993, when he was serving in the roles of President, Chief Executive Officer and Chairman of the Board, and has been continually renewed through successive one-year extensions since the expiration date of the original term in December 1997. The employment agreements with Messrs. Edelstein, Cappelli and D’Amico were each based on arm’s-length negotiation. The compensation package provided under each of those agreements was determined by the Compensation Committee to be fair and reasonable on the basis of the comparative compensation data provided by its independent compensation consultant.

On June 24, 2010, the Compensation Committee approved the Senior Executive Severance Pay Plan pursuant to which our executive officers and other senior executives may become entitled to salary continuation payments and certain other severance benefits in the event their employment is involuntarily terminated other than for cause. The severance benefits to which the covered participants may become entitled are summarized in the section of this Information Statement below entitled “Executive Compensation — Potential Payments upon Termination or Change in Control.”

However, to the extent a named executive officer or other covered individual is entitled to severance benefits under an employment agreement or other severance arrangement in effect with us at the time of his or her termination of employment, then his or her payments under the severance plan will be offset by the severance benefits payable under such employment agreement or other arrangement so that there will be no duplication of benefits. At present, Dr. Sperling and Messrs. Edelstein, Cappelli and D’Amico each have employment or other agreements that provide severance benefits in the event their employment is terminated under certain circumstances, and those benefits will reduce all or a portion of the potential benefits to which they may otherwise become entitled under the Senior Executive Severance Pay Plan.

The receipt of severance benefits under the Senior Executive Severance Pay Plan will be conditioned upon the terminating executive’s delivery of an effective and enforceable general release of all claims against us and our affiliates and his compliance with certain non-competition, non-solicitation and non-disparagement covenants.

The Compensation Committee felt that the implementation of the Senior Executive Severance Pay Plan was warranted as an important recruitment and retention vehicle that would allow us to remain competitive in attracting and retaining executive talent and would also reduce the need to execute formal employment agreements with new executives by assuring them of a reasonable severance package in the event their employment were to be involuntarily terminated other than for cause.

B.     Retirement Programs

To date, the principal program we maintain as a retirement-savings vehicle for our named executive officers and other employees is our broad-based 401(k) Savings Plan, a defined contribution plan. However, we have also maintained a special defined-benefit type retirement arrangement with Dr. Sperling for a number of years. That arrangement is described below in the section of this Information Statement entitled “Executive Compensation — Pension Benefits.” As noted earlier, a new deferred compensation plan will be implemented, effective January 1, 2012, that will allow our executive officers and other highly-compensated employees the opportunity to defer a portion of their compensation each year and earn a notional investment return on their deferred account balance.

C.     Potential Payments Due Upon Termination and/or a Change in Control

Our equity compensation plans provide for accelerated vesting of all outstanding options, RSUs and performance share unit awards in the event we undergo certain changes in control or ownership. The Compensation Committee believes that such single-trigger accelerated vesting is appropriate for the following reasons:

(i) We rely primarily on long-term equity incentive awards to provide our named executive officers with the opportunity for wealth creation and the accumulation of substantial resources to fund their retirement income, and the Compensation Committee accordingly believes that a change in control event for a controlled-company such as us is an appropriate liquidation point for awards designed for such purposes.

(ii) By protecting the most significant component of their total direct compensation, the acceleration feature mitigates any potential conflicts of interest that might otherwise arise between the named executive officers and our shareholders and serves as a substantial incentive for those officers to obtain the highest possible value for the shareholders, should we become an acquisition target. It also allows the named executive officers to remain focused on our business operations and strategic objectives without undue concern over their own financial security during periods when substantial disruptions and distractions might otherwise prevail should we become the subject of acquisition overtures.

(iii) Immediate acceleration preserves the economic value of outstanding equity awards in those instances where the awards would not otherwise be assumed by the acquiring company and would accordingly be cancelled.

The Compensation Committee periodically reviews tally sheets prepared by its independent compensation consultant indicating the severance benefits to which the named executive officers would be entitled under their existing employment agreements or the Senior Executive Severance Pay Plan were their employment to be terminated under various scenarios, such as an involuntary termination without cause or a resignation for good reason. The tally sheets indicate the total dollar amount of cash severance under each scenario, the intrinsic value of accelerated equity awards at various assumed stock prices and any other special benefits that would be triggered by the termination event. The Compensation Committee performed such a periodic review in December 2011 and determined that the severance benefits for the named executive officers, as reflected in the tally sheets, were at or below competitive levels compared to market practice. In conducting such review, the Compensation Committee noted (i) the absence of any meaningful wealth accumulation opportunities afforded by our compensation programs to date, because of the relatively short periods those individuals have been with us and the fact that a number of outstanding stock option awards are out of the money, (ii) the perceived value of the severance benefit package as an important element of economic security and (iii) the significant retention vehicle such package provides.

Calculations and further explanation of the payments due the named executive officers upon termination of employment and/or a change in control event are found under the portion of the Executive Compensation section of this Information Statement entitled “Executive Compensation — Potential Payments Upon Terminations or Change in Control.”

IX.    Equity Retention Guidelines and Hedging Policies

Each of our named executive officers is expected to attain and retain a level of qualifying equity securities, either in the form of shares of our Class A Common Stock or certain equity incentive awards under which such shares may be acquired, with an aggregate value on each periodic measurement date equal to the applicable multiple of annual base salary. The applicable multiples for the named executive officers are as follows:

Name	Applicable Multiple
Edelstein	5x
Cappelli	5x
D’Amico	4x
Swartz	3x
Martin	3x

Until the equity retention target is attained, a covered individual will be subject to the following limitation on the number of shares of Class A Common Stock that he will be permitted to sell:

•

on a cumulative basis not more than 50% of the net number of shares (after tax withholding) acquired after March 26, 2009 upon the vesting of restricted stock units, whether pursuant to the covered individual’s current RSU holdings or any future awards, and

•

on a cumulative basis not more than 50% of the number of shares subject to the covered individual’s options that were vested on March 26, 2009 or that vest after that date, whether pursuant of his or her existing option holdings or any future grants.

However, none of the shares directly owned by the covered individual as of March 26, 2009 or (if later) as of the date he first becomes a covered individual may be sold until the required level of equity retention is attained.

Once the covered individual attains his targeted level of equity retention, he or she may continue to sell shares subject to the foregoing sales limitation, whether or not those limited sales would reduce his level of equity retention below the targeted level. However, such individual is not expected to engage in any sales or other transactions in excess of that sales limitation unless the number of shares involved in those transactions are drawn from the portion of his holdings in excess of the number of qualifying securities needed at the time to maintain his targeted level of equity retention.

We do not have any policies prohibiting executives from holding our securities in margin accounts, pledging our securities as collateral for loans or entering into pre-paid variable forward sale contracts covering our securities. However, executive officers are not permitted to engage in short sales of our securities.

X.    Impact of Tax and Accounting

As a general matter, the Compensation Committee takes into the account the various tax and accounting implications of the compensation programs maintained for our executive officers.

When determining the amount of the long-term equity incentive awards to be made to the executive officers and other employees, the Compensation Committee considers the accounting cost associated with those grants. Under ASC Topic 718 of the Financial Accounting Standards Board (“ASC 718”), stock option grants, RSU awards and performance share units result in financial accounting charges for us. Those charges are based on the grant-date fair value of the awarded securities. For RSUs the accounting cost is generally equal to the fair market value of the underlying shares of Class A Common Stock on the award date. That cost is then amortized over the requisite service period.

With respect to stock options, we generally calculate the grant-date fair value of the option based on the Black-Scholes formula (with an adjustment for possible forfeitures) and amortize that value as a compensation expense over the vesting period. However, the Compensation Committee may size those awards based on a Black-Scholes valuation calculated prior to the actual grant date, but the actual ASC 718 accounting charge for those awards will be determined by the Black-Scholes valuation of those awards on the actual grant date. The Compensation Committee believes that the use of an earlier Black-Scholes valuation solely for sizing purposes is appropriate in order to facilitate the orderly administration and implementation of those awards and to assure the timely filing of the appropriate public reports, including Form 4 reports, with respect to those awards.

For each PSU award, the accounting cost is generally equal to the fair market value per share of Class A Common Stock on the award date multiplied by the number of shares of Class A Common Stock that would be issued under that award at target level attainment, assuming such level of attainment is the probable outcome for the award at the time. The cost is then amortized over the requisite service period, subject to subsequent adjustment in the event a different level of performance goal attainment is later determined to be the probable outcome. Any such adjustment to the accounting cost of the award would be effected on a cumulative prospective basis by revising the number of shares of Class A Common Stock likely to become issuable under the award, but the original grant-date fair value per share would continue to be used for purposes of determining the overall compensation expense associated with the award.

Section 162(m) of the Internal Revenue Code disallows an income tax deduction to publicly-traded companies for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any taxable year and does not otherwise qualify as performance-based compensation. Our existing equity compensation plan (the 2000 Stock Incentive Plan) is structured so that the compensation deemed paid to an executive officer in connection with the exercise of stock options granted under that plan should in most instances qualify as performance-based compensation that is not subject to the $1 million limitation.

However, we have had to apply revised measurement dates to certain stock option grants for financial accounting purposes, and the options with those revised measurement dates will not qualify as performance-based compensation for purposes of Section 162(m). As a result, the compensation deemed paid when those options are exercised will be subject to the Section 162(m) limitation on deductibility.

Other awards made under the 2000 Stock Incentive Plan may or may not qualify as performance-based compensation. Most RSU and PSU awards made to date under the 2000 Stock Incentive Plan are intended to qualify as performance-based compensation because each of those awards is subject to the attainment of one or more pre-established performance goals. However, the special retention RSU awards made in January 2011 to address the potential loss of key executive and managerial talent were structured as straight service-vesting awards. Because the primary purpose of those awards was retention, the awards did not include any performance-vesting conditions and will not qualify as performance-based compensation for purposes of the Section 162(m) limitation. In addition, a portion of the three-year aggregated equity award that was made to

Mr. Cappelli under his extended employment agreement in lieu of annual equity awards for the 2012, 2013 and 2014 fiscal years is also structured as a retention service-vesting award that will not qualify as performance-based compensation.

The Compensation Committee may from time to time make other RSU awards that are not subject to performance goals and that will not qualify as performance-based compensation. For example, such non-performance-based awards may be made in instances where the awards are intended to serve as “make-whole” awards to compensate newly-hired individuals for any equity awards or other compensation they forfeit from their former employer as a result of their commencement of employment with us. During the 2011 fiscal year, Mr. Martin received such a “make-whole” restricted stock unit award that did not qualify as performance-based compensation for Section 162(m) purposes and will result in a partial loss of income tax deductions for the 2011 fiscal year and may result in lost income tax deductions in one or more subsequent fiscal years.

We may also structure relocation packages for newly-hired individuals that have components that may not be deductible in whole or in part for income tax purposes by reason of the Section 162(m) limitation but that we deem essential to secure the services of those individuals. For example, a portion of the relocation package provided to Mr. Martin, including the reimbursement of the loss he suffered upon the sale of his former residence and the tax gross-up provided on such reimbursement, did not qualify as performance-based compensation under Section 162(m) and was not fully deductible for income tax purposes.

Because of the uncertain regulatory environment we were facing during first quarter of the 2011 fiscal year, particularly the uncertainty as to whether incentive compensation plans tied to revenue, profit or similar financial metrics would be permissible under Department of Education Regulations governing educational institutions eligible for participation in Title IV student loan programs, the Compensation Committee decided to restructure the annual cash incentive plan for the named executive officers for the 2011 fiscal year. Under the revised structure, the performance goals that might be deemed to be tied directly or indirectly to student enrollment levels (i.e., the operating income and student academic success metrics) were measured over an abbreviated performance period ending prior to the effective date of the new regulations. As a result, the bonuses paid with respect to those two metrics did not qualify as performance-based compensation for Section 162(m) purposes, and we will not be able to deduct the full amount of those bonus payments. The balance of the cash incentive plan implemented for the named executive officers for the 2011 fiscal year was designed to provide cash incentive payments that should qualify as performance-based compensation under Section 162(m). After the implementation of the 2011 cash incentive plan, the Department of Education provided guidance indicating that educational institutions participating in Title IV student funding programs could continue to implement incentive compensation programs for their executive officers that are tied to overall company financial performance, including measures of revenue and operating income. As a result, the Compensation Committee intends to structure one or more future cash incentive programs for the named executive officers so that they satisfy the performance-based compensation standards of Section 162(m). However, the Compensation Committee has reserved the discretion to implement annual cash incentive plans that do not so qualify, and payments under future cash incentive plans may not always be structured to qualify in whole or in part as such performance-based, deductible compensation.

The Compensation Committee will continue to take Section 162(m) into consideration when structuring incentive compensation awards for the executive officers. However, in establishing the cash and equity incentive compensation programs for the executive officers, the Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. The Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

For the 2011 fiscal year, we lost approximately $6.6 million of income tax deductions in the aggregate by reason of the Section 162(m) limitation imposed on non-performance-based compensation. Approximately $4.6 million of those lost tax deductions was attributable to the exercise of stock options with revised measurement dates.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that Apollo Group specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2011.

Submitted by:

Roy A. Herberger, Jr., Chair

Dino J. DeConcini

Ann Kirschner

Manuel F. Rivelo

RISK ASSESSMENT OF COMPENSATION PROGRAMS

The Company undertook a comprehensive review of the various compensation programs maintained throughout the organization to determine whether any of those programs encouraged excess risk taking that might create a material risk to the Company’s economic viability. As the first step in that process, the Human Resources Department compiled an inventory of the various compensation plans and programs, noting their principal features, the potential risks posed to the Company and any mitigating factors, such as payment caps, internal processes for the review and validation of the applicable performance measures and levels of attainment, and the reservation of discretion by the Company or plan administrator to effect reductions and adjustments to the payout amounts when warranted.

The plan inventory was presented to the Compensation Committee for review. The findings reached by the Compensation Committee with respect to its risk assessment of the compensation programs maintained for the Company’s executive officers are set forth in the Compensation Discussion and Analysis section of this Information Statement.

In conducting their respective reviews, both the Company and the Compensation Committee noted the following points with respect to the inventoried plans:

*

The Company’s compensation structure is in general applied on a uniform basis throughout the organization, with the only major exception relating to the special long-term incentive plans implemented at several subsidiaries of the Company’s majority-owned subsidiary, Apollo Global. Those plans are structured as phantom stock appreciation right programs that are settled in cash upon the completion of a designated four-year performance cycle. The amount of the payout for each performance cycle is tied to the compounded annual growth rate in the subsidiary’s earnings before interest tax, depreciation and amortization for that cycle. In addition, the participant must, in general, remain in the subsidiary’s employ for the first three years of the performance cycle in order to vest in 40% of the award and must continue in such employment throughout the entire four-year cycle in order to vest in 100% of the award. Although the phantom stock appreciation right programs are unique to the Apollo Global subsidiaries, they were structured in a manner designed to mitigate potential risks. For example, there is a limit on the maximum number of units that can be awarded under those plans, there is a multi-year performance period in effect for each cycle for which awards are made, the service-vesting schedule is back loaded to promote retention and the performance measures are subject to an internal review and validation process.

*

During the 2011 fiscal year, the Company also implemented a special performance share unit/performance cash bonus award program for key employees of Apollo Global and certain employees of the Company who are significantly involved in the business operations of that entity. The performance-vesting condition for those awards is tied to growth in the adjusted operating free cash flow of Apollo Global over a three fiscal-year measurement period. The awards are more leveraged than the performance share unit awards tied to the Company’s performance in that the maximum payout level under the Apollo Global awards is 600% of target, whereas the maximum payout rate under the Company’s performance share units is limited to 200% of target. However, the more leveraged nature of the of the Apollo Global awards is not considered to pose a material adverse risk to the Company. First, the awards are only made to a limited and select group of individuals within the organization. Secondly, there is a cap on both the maximum number of shares issuable and the maximum dollar amount payable on those awards, and such awards are expected to be made on an annual basis to the selected individuals so that they will eventually hold a number of outstanding awards under the program with different performance goals and vesting schedules. Excessive risk taking to earn a maximum return on one year’s award could jeopardize the potential return on the awards for other years. Although most Apollo Global employees receive their long-term incentive awards solely or primarily in the form of such special performance shares and performance cash bonus awards, the overall grant-date value of those awards is relatively small in comparison to the grant-date value of the annual long-term incentive awards made to other individuals throughout the organization that are tied to the Company’s performance or the price of its Class A Common Stock. In addition, for the limited number of Company employees who receive Apollo Global performance share unit/performance cash bonus awards, the total grant-date value of their annual long-term incentive award is allocated in accordance with a portfolio approach that directs the predominant portion of that value into stock options, restricted stock units and performance share unit awards all tied to Company-level performance. Accordingly, for those Company employees, the special Apollo Global performance share unit/performance cash bonus awards do not comprise a significant component of their total equity compensation package that is likely to encourage excessive risk taking.

*

Management-level employees in the organization receive equity awards on a recurring basis. Those awards are either in the form of restricted stock units or a combination of stock option grants, restricted stock units and performance share unit awards. Although stock options have the potential to encourage risk taking, the equity awards of which they are a component vest over a period of years so as to encourage the award recipients to focus on sustaining the Company’s long-term performance. In addition, the equity awards are generally made on an annual basis, and as a result, the Company’s executive officers and other management-level employees typically have unvested awards outstanding that could decrease significantly in value if the Company’s business is not managed for the long-term.

*

The Company’s overall compensation structure is not overly weighted toward short-term incentives and, for management-level employees, there is a significant long-term equity award component tied to the value of the Company’s Class A Common Stock. The short-term incentive programs the Company has implemented are subject to a dollar cap per individual tied to a percentage of his or her base salary. As a result, there is a meaningful limitation on the amount of compensation that can be generated from such short-term incentive programs, thereby mitigating the potential for excessive risk taking with respect to short-term goals. In addition, at the executive officer level, the Compensation Committee has reserved the discretion to reduce the bonus amounts payable to the executive officers by taking into account such factors as it deems appropriate, including whether the executive officer has caused the Company to incur any unnecessary or excessive risks.

Based on the foregoing considerations, both the Company and the Compensation Committee concluded that it is not reasonably likely that the Company’s overall employee compensation structure, when analyzed in terms of its organization-wide application or its specific application to its various major business units, would have a material adverse effect upon the Company.

SUMMARY COMPENSATION INFORMATION

The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended August 31, 2011, August 31, 2010 and August 31, 2009, respectively, by the Company’s Principal Executive Officers, Principal Financial Officer, and each of the Company’s three other most highly compensated executive officers whose total compensation for the fiscal year ended August 31, 2011 was in excess of $100,000 and who were serving as executive officers at the end of that fiscal year. No other executive officers who would have otherwise been includable in such table on the basis of total compensation for the 2011 fiscal year have been excluded by reason of their termination of employment or change in executive officer status during that year. The listed individuals shall be hereinafter referred to as the “named executive officers.”

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)		Bonus ($)(1) (d)		Stock Awards ($)(2)(3)(4)(5) (e)		Option Awards ($)(6) (f)		Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7) (h)	All Other Compensation ($)(8) (i)		Total ($) (j)
Dr. John G. Sperling, Founder and Executive Chairman of the Board	2011 2010 2009	850,000 850,000 850,000		— — —		3,232,754 2,458,846 2,875,298		1,018,586 1,823,399 2,827,791		1,427,150 1,462,000 1,700,000	268,558 356,510 265,256	24,449 12,484 99,252	(9)(10) (10)(11) (10)(12)	6,821,497 6,963,239 8,617,597

Charles B. Edelstein, Co-Chief Executive Officer (Principal Executive Officer)	2011 2010 2009	600,000 600,000 600,000		— — —		2,500,142 — —		— — —		1,007,400 1,032,000 1,200,000	— — —	48,235 4,950 —	(13) (14)	4,155,777 1,636,950 1,800,000

Gregory W. Cappelli, Co-Chief Executive Officer (Principal Executive Officer)	2011 2010 2009	620,000 600,000 535,616	(15) (16)	— — 66,667	(17)	19,509,958 — —	(18)	3,955,236 — —	(19)	1,007,400 1,032,000 1,000,000	— — —	42,681 27,712 20,552	(20) (21) (22)	25,135,275 1,659,712 1,622,835

Joseph L. D’Amico, President	2011 2010 2009	525,000 525,000 500,000		— — —		4,295,228 2,300,164 1,321,023		955,588 1,705,690 2,218,907		881,475 903,000 1,000,000	— — —	47,546 66,392 75,333	(23) (24) (25)	6,704,837 5,500,246 5,115,263

Brian L. Swartz, Senior Vice President and Chief Financial Officer (Principal Financial Officer)	2011 2010 2009	425,000 375,000 337,808	(26)	— — 131,250	(27)	2,045,302 866,577 791,038		355,426 642,626 779,337		535,181 483,750 300,000	— — —	2,742 1,648 5,946	(28) (29) (29)	3,363,651 2,369,601 2,345,379

Sean B. W. Martin, Senior Vice President, General Counsel and Secretary	2011	412,356	(30)	263,000		1,856,056		1,021,750		547,774	—	1,131,047	(31)	5,231,983

(1)	Includes amounts deferred under the Company’s Employee Savings Plan, a tax-qualified deferred compensation plan under section 401(k) of the Internal Revenue Code.

(2)

Includes the aggregate grant-date fair value of the restricted stock units (“RSUs”) awarded to the named executive officer during the applicable fiscal year, calculated in accordance with Accounting Standards Codification Topic 718 of the Financial Accounting Standards Board (“ASC 718”), and does not take into account any estimated forfeitures related to service-based vesting conditions. Such grant-date fair value has been calculated on the basis of the fair market value of the Company’s Class A Common Stock on the respective grant date of each RSU award. The following table indicates the grant-date fair value of the RSUs awarded to each named executive officer for each of the covered fiscal years:

Name	2009 FY	2010 FY	2011 FY
Dr. John G. Sperling	2,875,298	1,817,441	2,245,141
Charles B. Edelstein	—	—	2,500,142
Gregory W. Cappelli	—	—	15,869,816
Joseph L. D’Amico	1,321,023	1,700,099	3,470,104
Brian L. Swartz	791,038	640,475	1,770,166
Sean B. W. Martin	—	—	1,587,107

(3)

Includes the aggregate grant-date fair value of the performance share units tied to Company performance that were awarded to the named executive officer during the 2011 fiscal year, calculated in accordance with ASC 718 and based on the probable outcome of the applicable performance goals, which is assumed for such purpose to be at target level attainment for each such goal. Such amount does not take into account any estimated forfeitures related to service-vesting conditions. The amount so included for each named executive officer who received a performance share unit award during the 2011 fiscal year is as follows: Dr. Sperling, $987,613; Mr. Cappelli, $2,640,139; Mr. D’Amico, $825,124; Mr. Swartz, $275,136; and, Mr. Martin, $268,949. The grant-date fair value of those 2011 performance share units awards assuming payout at maximum level attainment are as follows: Dr. Sperling, $1,975,226; Mr. Cappelli, $5,280,278; Mr. D’Amico, $1,650,248; Mr. Swartz, $550,272; and Mr. Martin, $537,898.

(4)

Includes the aggregate grant-date fair value of the performance share units tied to Company performance that were awarded to the named executive officer during the 2010 fiscal year, calculated in accordance with ASC 718 and based on the probable outcome of the applicable performance goal, which is assumed for such purpose to be at target level attainment. Such amount does not take into account any estimated forfeitures related to service-vesting conditions. The amount so included for each named executive officer who received a performance share unit award during the 2010 fiscal year is as follows: Dr. Sperling, $641,405; Mr. D’Amico, $600,065; and, Mr. Swartz, $226,102. The grant-date fair value of those 2010 performance share units awards assuming payout at maximum attained level are as follows: Dr. Sperling, $1,282,810; Mr. D’Amico, $1,200,130; and, Mr. Swartz, $452,204. No performance share unit awards were made to the named executive officers during the 2009 fiscal year.

(5)

Includes the $1,000,003 grant-date fair value of the special performance share units tied to Apollo Global performance that were awarded to Mr. Cappelli during the 2011 fiscal year. Such grant-date fair value was calculated in accordance with ASC 718 and based on the probable outcome of the applicable performance goal tied to the increase in the adjusted operating free cash flow of Apollo Global over the three fiscal-year measurement period, beginning with the 2012 fiscal year. The calculation is based on the assumption that such performance goal will be attained at the minimum 100% level. However, the calculated amount does not take into account any estimated forfeitures related to service-vesting condition applicable to the award. The grant-date fair value of Mr. Cappelli’s special performance share unit assuming payout at maximum level of attainment would be $6,000,018.

(6)

Represents the aggregate grant-date fair value of the stock options awarded to the named executive officer during the applicable fiscal year, calculated in accordance with ASC 718, and does not take into account any estimated forfeitures related to service-vesting conditions. Assumptions used in the calculation of such grant-date fair value are set forth in Note 2 and 18 to the Company’s consolidated financial statements for the year ended August 31, 2011 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 20, 2011.

(7)

Represents the year-over-year change in each of the 2009, 2010 and 2011 fiscal years of the actuarial present value of Dr. Sperling’s pension benefit payable pursuant to his deferred compensation agreement with the Company dated December 31, 1993.

(8)

As indicated in the Compensation Discussion & Analysis section above, the Company has a stadium naming rights agreement (the “Stadium Agreement”) with the Arizona Cardinals of the National Football League pursuant to which a number of ancillary benefits are provided as part of the fixed contract fee, including access to a private stadium loft for a limited number of guests for all games played by the Arizona Cardinals at the stadium and certain other sporting and entertainment events held at the stadium, a specified number of additional tickets to all home games played by the Arizona Cardinals at the stadium, fully-paid expenses to three away games per year for a limited number of guests per trip and fully-paid expenses to the Super Bowl and NFL Pro Bowl each year for a limited number of guests per trip. The Company has also entered into corporate sponsorship agreements with several other professional sports teams in order to market the University of Phoenix brand and enhance the national recognition of that institution. The corporate sponsorship arrangements are structured in a manner similar to the Stadium Agreement. Accordingly, each corporate sponsorship contract has a fixed term with a specified schedule of annual fees payable by the Company over that term. A number of ancillary benefits are provided under the contract, including access to a private suite for a limited number of guests for all home games and certain other entertainment events held at the facility, additional tickets to all home games played at the facility, and fully-paid expenses (transportation, food and lodging) to a limited number of away games for a limited number of guests per trip. As a result of the fixed fee structure for the Stadium Agreement and the similarly-structured sponsorship arrangements, the Company did not incur any incremental costs to the extent one or more named executive officers may have enjoyed the personal use of those ancillary benefits. However, to the extent the Company did incur incremental costs in purchasing additional tickets to events held at the facility, the incremental cost per ticket (determined by dividing the aggregate out-of-pocket cost the Company incurred in purchasing those additional tickets by the total number of tickets available to the Company for the event, including the no-cost tickets provided under the applicable agreement) was allocated to any named executive officer who received for personal use one or more tickets to the event for which additional tickets were purchased by the Company. Such incremental cost was taken into account in determining the named executive officer’s potentially disclosable and quantifiable perquisites for the fiscal year. The Company maintains procedures to track and record the disposition of all tickets acquired or purchased pursuant to the Stadium Agreement and the business or personal use of the allotted tickets.

(9)

Represents (i) $18,542 in registration fees, insurance costs and maintenance and fuel expenses allocated to Dr. Sperling’s personal use of Company-owned vehicles and (ii) $5,907 relating to reimbursement of personal transportation costs during the 2011 fiscal year. The Company-owned vehicles provided to Dr. Sperling were fully depreciated by the Company prior to the start of the 2007 fiscal year, and accordingly, there were no other incremental costs incurred by the Company as a result of Dr. Sperling’s personal use of those vehicles. Dr. Sperling also traveled for commuting purposes on Company-chartered aircraft on flights for which the Company incurred no incremental costs.

(10)

The Company also provides office space and related services to Ms. Darby E. Shupp (a member of the Company’s Board of Directors) in her capacity as an executive employee of one of Dr. Sperling’s companies, and Dr. Sperling’s administrative assistant for Company matters, who is employed by the Company, also provides assistance with his personal matters. However, the Company does not believe that any incremental costs have been incurred in connection with these items and accordingly no additional amount is reflected for such perquisites in column (i) for any of the 2011, 2010 and 2009 fiscal years.

(11)

Represents (i) $6,134 in registration fees, insurance costs and maintenance and fuel expenses allocated to Dr. Sperling’s personal use of Company-owned vehicles and (ii) $6,350 relating to reimbursement of personal transportation costs during the 2010 fiscal year. The Company-owned vehicles provided to Dr. Sperling were fully depreciated by the Company prior to the start of the 2007 fiscal year, and accordingly, there were no other incremental costs incurred by the Company as a result of Dr. Sperling’s personal use of those vehicles.

(12)

Represents (i) $12,722 in registration fees, insurance costs and maintenance and fuel expenses allocated to Dr. Sperling’s personal use of Company-owned vehicles, (ii) $8,121 relating to reimbursement of personal transportation costs, (iii) fees in the amount of $75,000 for personal financial and tax planning services paid by the Company on behalf of Dr. Sperling and (iv) $3,409 as a tax gross-up to cover Dr. Sperling’s tax liability associated with the reimbursement of fees and costs attributable to his personal use of Company-owned vehicles during the 2009 fiscal year. The Company-owned vehicles provided to Dr. Sperling were fully depreciated by the Company prior to the start of the 2007 fiscal year, and accordingly, there were no other incremental costs incurred by the Company as a result of Dr. Sperling’s personal use of those vehicles.

(13)

Represents (i) a matching contribution in the amount of $3,675 made by the Company to Mr. Edelstein’s account under the Company’s Employee Savings Plan, (ii) $44,061 relating to personal use of Company-chartered aircraft by Mr. Edelstein and his guest and (iii) $499 relating to the reimbursement of commuting costs. In addition, Mr. Edelstein received for personal use tickets to certain sporting and entertainment events for which the Company incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements. Guests of Mr. Edelstein also traveled on Company-chartered aircraft on flights for which the Company incurred no incremental costs.

(14)	Represents a matching contribution by the Company to the named executive officer’s account under the Company’s Employee Savings Plan.

(15)	Calculated based on an annual rate of base salary of $600,000 for the period September 1, 2010 to March 31, 2011 and $650,000 for the period April 1, 2011 to August 31, 2011.

(16)	Calculated based on an annual rate of base salary of $500,000 for the period September 1, 2008 to April 23, 2009 and $600,000 for the period April 24, 2009 to August 31, 2009.

(17)	Represents a discretionary bonus awarded to Mr. Cappelli for his performance as Co-Chief Executive Officer following his promotion to such position in April 2009.

(18)	Represents a three-year aggregated restricted stock unit award that was made in lieu of a series of annual restricted stock unit awards for the 2012, 2013 and 2014 fiscal years.

(19)	Represents a three-year aggregated stock option award that was made in lieu of a series of annual stock option awards for the 2012, 2013 and 2014 fiscal years.

(20)

Represents (i) a matching contribution in the amount of $3,675 made by the Company to Mr. Cappelli’s account under the Company’s Employee Savings Plan, (ii) $17,570 relating to personal use of Company-chartered aircraft by Mr. Cappelli and his spouse, (iii) $303 relating to personal use of the Company-owned condominium by members of Mr. Cappelli’s family, (iv) $8,852 relating to the reimbursement of commuting and personal transportation costs, including hotel accommodations and meal expenses for Mr. Cappelli and his family members, (v) $1,417 relating to travel and meal expenses for the attendance of Mr. Cappelli’s spouse at Company events, (vi) $9,788 relating to the reimbursement of legal fees incurred by Mr. Cappelli in connection with the negotiation of the extension of his employment agreement, (vii) $326 relating to golf expenses associated with Board and Company meetings and (viii) $750 relating to sponsorship of a little league baseball team of a family member. In addition, Mr. Cappelli received for personal use tickets to certain sporting and entertainment events for which the Company incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements. Members of Mr. Cappelli’s family also traveled on Company-chartered aircraft on flights for which the Company incurred no incremental costs.

(21)

Represents (i) a matching contribution in the amount of $4,950 made by the Company to Mr. Cappelli’s account under the Company’s Employee Savings Plan, (ii) $15,068 relating to personal use of Company-chartered aircraft, (iii) $601 relating to personal use of Company-owned condominium, (iv) $6,558 relating to the reimbursement of commuting costs and (v) $535 relating to the attendance of Mr. Cappelli’s spouse and guests at Company events. In addition, Mr. Cappelli received for personal use tickets to certain sporting and entertainment events for which the Company incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements.

(22)

Represents (i) a matching contribution in the amount of $4,950 made by the Company to Mr. Cappelli’s account under the Company’s Employee Savings Plan, (ii) $2,434 relating to personal use of Company-chartered aircraft, (iii) $798 relating to personal use of Company-owned condominium, (iv) $5,795 relating to the reimbursement of commuting costs which was erroneously reported as $4,920 in the Company’s Information Statement dated December 30, 2009, (v) $2,339 as a tax gross-up to cover Mr. Cappelli’s tax liability with respect to income imputed to him as a result of certain personal travel on aircraft owned and operated by an entity controlled by Dr. Sperling, (vi) $1,932 relating to the incremental cost per ticket of the 2009 Super Bowl tickets provided to Mr. Cappelli and his guests and (vii) $2,304 relating to the reimbursement of legal fees incurred by Mr. Cappelli in connection with the amendment to his employment agreement to reflect his new Co-Chief Executive Officer position. In addition, Mr. Cappelli received for personal use tickets to certain sporting and entertainment events for which the Company incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements.

(23)

Represents (i) $29,615 reimbursement of duplicative living costs incurred by Mr. D’Amico in his secondary business location, (ii) $14,256 relating to the reimbursement of personal transportation costs, and (iii) a matching contribution in the amount of $3,675 made by the Company to his account under the Company’s Employee Savings Plan. In addition, Mr. D’Amico received for personal use tickets to certain sporting and entertainment events and certain expense-paid trips to sporting events for which the Company incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements.

(24)

Represents (i) $30,000 reimbursement of duplicative living costs incurred by Mr. D’Amico in his secondary business location, (ii) $22,276 relating to the reimbursement of personal transportation costs, (iii) a matching contribution in the amount of $4,950 made by the Company to his account under the Company’s Employee Savings Plan, (iv) $3,150 relating to personal use of Company-chartered aircraft and (v) $6,016 relating to the incremental cost of the attendance of Mr. D’Amico’s spouse and guests at Company events. In addition, Mr. D’Amico received for personal use tickets to certain sporting and entertainment events for which the Company incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements.

(25)

Represents (i) $30,000 reimbursement of duplicative living costs incurred by Mr. D’Amico in his secondary business location, (ii) $38,130 relating to the reimbursement of personal transportation costs, (iii) a matching contribution in the amount of $4,950 made by the Company to Mr. D’Amico’s account under the Company’s Employee Savings Plan, (iv) $649 relating to personal use of Company-chartered aircraft and (v) $1,604 relating to the incremental cost of the 2009 Super Bowl tickets provided to Mr. D’Amico and his guest and the reimbursement of certain ancillary personal expenses relating to such event. In addition, Mr. D’Amico received for personal use tickets to certain sporting and entertainment events for which the Company incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements.

(26)	Calculated based on an annual rate of base salary of $300,000 for the period September 1, 2008 to February 28, 2009 and $375,000 for the period March 1, 2009 to August 31, 2009.

(27)	Represents a discretionary bonus awarded to Mr. Swartz for his performance as Chief Financial Officer following his promotion to such position in March 2009.

(28)

Represents a matching contribution by the Company to the named executive officer’s account under the Company’s Employee Savings Plan. In addition, Mr. Swartz received for personal use tickets to certain sporting and entertainment events for which the Company incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements.

(29)	Represents a matching contribution by the Company to the named executive officer’s account under the Company’s Employee Savings Plan.

(30)	Calculated based on an annual rate of base salary of $435,000 for the period September 20, 2010 to August 31, 2011.

(31)

Represents (i) $450,000 reimbursement of the loss Mr. Martin incurred upon the sale of his California residence in connection with his commencement of employment with the Company, (ii) $379,493 as a tax gross-up payment with respect to the tax liability Mr. Martin incurred with respect to such reimbursement, (iii) $62,162 reimbursement for commuting costs incurred in connection with Mr. Martin’s travel from his principal residence in California to the Company’s offices in Phoenix, Arizona for a limited period following his commencement of employment with the Company, including airline travel and ground transportation, lodging and meals, (iv) $50,736 as a tax gross-up payment with respect to the tax liability Mr. Martin incurred with respect to such commuting costs, (v) $156,764 for other relocation costs incurred in connection with Mr. Martin’s commencement of employment with the Company including airline travel and ground transportation, lodging and meals, household goods movement, and closing costs on home sale, (vi) $22,243 as a tax gross-up payment with respect to the tax liability Mr. Martin incurred with respect to such relocation costs, (vii) $6,460 reimbursed to Mr. Martin to provide COBRA coverage following the termination of employment from his previous employer and prior to his eligibility for coverage under the Company’s health insurance plan and (viii) $3,189 as a tax gross-up payment with respect to the tax liability Mr. Martin incurred with respect to such COBRA reimbursement. In addition, Mr. Martin received for personal use tickets to certain sporting and entertainment events and certain expense-paid trips to sporting events for which the Company incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements.

GRANTS OF PLAN-BASED AWARDS

The following table provides certain summary information concerning each grant of an award made to a named executive officer in the 2011 fiscal year under a compensation plan.

Name (a)	Grant Date (b)	Date of Pre- Authorization (1) (b)	Potential Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Option Awards: Number of Securities Underlying Options (#) (j)		Exercise or Base Price of Option Awards ($/Sh) (k)	Grant- date Fair Value of Equity Awards ($)(3) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)		Target (#) (g)		Maximum (#) (h)
Dr. John G. Sperling	11/23/10 7/6/11 7/6/11 7/6/11	6/23/11 6/23/11 6/23/11	425,000 — — —	850,000 — — —	1,700,000 — — —	— — — 10,403	(5)	— 47,296 — 20,805	(4) (5)	— — — 41,610	(5)	— — 55,104 —	(13)	— — 47.47 —	— 2,245,141 1,018,586 987,613

Charles B. Edelstein	11/24/10 1/18/11		300,000 —	600,000 —	1,200,000 —	— —		— 57,740	(6)	— —		— —		— —	— 2,500,142

Gregory W. Cappelli	11/24/10 1/18/11 4/13/11 4/13/11 4/13/11 4/13/11 7/6/11 7/6/11 7/6/11 7/6/11	6/23/11 6/23/11 7/05/11 7/05/11	300,000 — — — — — — — — —	600,000 — — — — — — — — —	1,200,000 — — — — — — — — —	— — — — — — — — 27,809 —	(5)	— 57,740 248,000 49,000 38,000 — 208 — 55,617 21,066	(6) (4) (7) (8) (4) (5) (9)	— — — — — — — — 111,234 126,396	(5) (9)	— — — — — 235,000 — 772 — —	(13) (14)	— — — — — 39.88 — 47.47 — —	— 2,500,142 9,890,240 1,954,120 1,515,440 3,940,715 9,874 14,521 2,640,139 1,000,003

Joseph L. D’Amico	11/24/10 1/18/11 7/6/11 7/6/11 7/6/11	6/23/11 6/23/11 6/23/11	262,500 — — — —	525,000 — — — —	1,050,000 — — — —	— — — — 8,691	(5)	— 31,180 44,660 — 17,382	(6) (4) (5)	— — — — 34,764	(5)	— — — 50,804 —	(13)	— — — 47.47 —	— 1,350,094 2,120,010 955,588 825,124

Brian L. Swartz	11/24/10 1/14/11 7/6/11 7/6/11 7/6/11	6/23/11 6/23/11 6/23/11	159,375 — — — —	318,750 — — — —	637,500 — — — —	— — — — 2,898	(5)	— 20,090 19,384 — 5,796	(6) (4) (5)	— — — — 11,592	(5)	— — — 19,228 —	(13)	— — — 47.47 —	— 850,008 920,158 355,426 275,136

Sean B. W. Martin	11/24/10 10/15/10 10/15/10 10/15/10 10/15/10 10/15/10 1/14/11 7/6/11 7/6/11 7/6/11	9/22/10 9/22/10 9/22/10 9/22/10 9/22/10 6/23/11 6/23/11 6/23/11	163,125 — — — — — — — — —	326,250 — — — — — — — — —	652,500 — — — — — — — — —	— — — — — 1,230 — — — 1,581	(12) (5)	— 9,200 13,128 — — 3,249 3,550 13,064 — 3,162	(10) (11) (12) (6) (4) (5)	— — — — — 6,498 — — — 6,324	(12) (5)	— — — 32,008 22,660 — — — 11,104 —	(13) (15) (13)	— — — 36.58 36.58 — — — 47.47 —	— 336,536 480,222 480,286 336,209 118,848 150,201 620,148 205,255 150,100

(1)

The Compensation Committee pre-authorized equity awards on either June 23, 2011 or July 5, 2011 to become effective in each instance at the close of business on July 6, 2011, the third trading day following the release of the Company’s financial results for the fiscal quarter ended May 31, 2011. The October 15, 2010 equity awards made to Mr. Martin were pre-authorized by the Compensation Committee on September 22, 2010 in connection with his commencement of employment on September 20, 2010.

(2)

Reflects potential cash payouts under the Company’s Executive Officer Incentive Compensation Plan for the 2011 fiscal year. 40% of the potential payout was tied to the attainment of a designated level of operating income for the first three fiscal quarters of the 2011 fiscal year, and an additional 15% was tied to the attainment of a performance goal based on student academic success and measured in terms of the percentage increase in the number of new students enrolled at the University of Phoenix who earn their first academic credit within a specified measurement period as compared to a baseline percentage established for an earlier-enrolled student population who earned their first academic credit over a prior specified measurement period. The remaining 45% was tied to the attainment of three non-financial goals that were equally weighted and measured in terms of student service, student satisfaction and faculty engagement. Threshold, target and maximum levels of attainment were pre-established by the Compensation Committee for each goal. In addition, the Compensation Committee reserved the discretion to reduce the bonus amount attributable to the attained operating income and student academic success goals by up to 20%. Based on the actual level at which each of the applicable performance goals was attained and the Compensation Committee’s assessment of the Company’s overall performance and individual officer performance, the actual bonus amount paid to each named executive officer was at 168% of the target level indicated for the named executive officer in the above table. A description of the principal provisions of the Executive Officer Incentive Compensation Plan for the 2011 fiscal year is set forth below.

(3)

The grant-date fair values relate to the following awards: (i) stock option grants, (ii) restricted stock unit awards with both performance-vesting and service-vesting conditions or with only a service-vesting condition, (iii) performance share unit awards subject to performance-vesting goals tied to the Company’s performance and a service-vesting requirement and (iv) a performance share unit award made to Mr. Cappelli subject to a performance-vesting goal tied to the adjusted operating free cash flow of Apollo Global and a service-vesting requirement. The dollar value reported in column (l) with respect to stock options represents the grant-date fair value of each option determined in accordance with the provisions of ASC 718. A discussion of the valuation assumptions used in the ASC 718 calculation of grant-date fair value is set forth in Notes 2 and 17 to the Company’s audited financial statements for the fiscal year ended August 31, 2011, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 20, 2011. The dollar value reported in column (l) with respect to the restricted stock unit awards represents the grant-date fair value of each such award that is, in accordance with ASC 718, equal to the fair market value of the underlying shares of the Company’s Class A Common Stock on the grant date. The dollar value reported in column (1) with respect to the performance share unit awards tied to Company performance goals represents the grant-date fair value of each such award that is, in accordance with ASC 718, equal to the fair market value on the grant date of the number of shares of the Company’s Class A Common Stock issuable under that award based on the probable outcome of the applicable performance goals, which is for such purpose assumed to be at target level attainment for each such goal. The dollar value reported in column (1) with respect to the performance share unit award made to Mr. Cappelli and tied to Apollo Global performance represents the grant-date fair value of such award that is, in accordance with ASC 718, equal to the fair market value on the grant date of the number of shares of the Company’s Class A Common Stock issuable under that award based on the probable outcome of the applicable performance goal, which is assumed for such purpose to be at the 100% minimum level of attainment. In each instance, the grant-date fair value was not reduced for any estimated forfeitures related to service-vesting conditions.

(4)

Represents a restricted stock unit award with both performance-vesting and service-vesting conditions, and for Mr. Cappelli such award represents a three-year aggregated restricted stock unit award made in lieu of a series of annual restricted stock unit awards for the 2012, 2013, and 2014 fiscal years. Each restricted stock unit represents the right to receive one share of the Company’s Class A Common Stock following the satisfaction of the applicable performance and service-vesting requirements. For the restricted stock units awarded on July 6, 2011, the applicable performance-vesting condition is the Company’s attainment of adjusted net income of not less than $240 million for the fiscal year ending August 31, 2012. Upon the attainment of the applicable 2012 fiscal year adjusted net income performance goal, one fourth of the restricted stock units will vest, and the balance of the restricted stock units will vest in three successive equal annual installments on each of the second, third and fourth one-year anniversaries of the July 6, 2011 award date, provided the named executive officer continues in the Company’s employ through each such annual vesting date, subject to full vesting acceleration upon a change in control of the Company.

(5)

Represents a performance share unit award with both performance vesting and service-vesting conditions, and for Mr. Cappelli, such award represents a three-year aggregated performance share award in lieu of a series of performance share unit awards for the 2012, 2013 and 2014 fiscal years. The performance-vesting requirement for 80% of the award is tied to the average of the annual rates of growth or decline in the Company’s adjusted free cash flow for each of the three fiscal years of the Company comprising the performance period (the 2012, 2013 and 2014 fiscal years), and the performance-vesting requirements for the remaining 20% are tied to the average credit earned per student by newly-enrolled bachelor-degree and associate-degree students, respectively, over the applicable measurement periods. The calculation of adjusted free cash flow for each relevant fiscal year will be based on cash flow from operations for that fiscal year, as determined on a consolidated basis with the Company’s consolidated subsidiaries for financial reporting purposes, and will be subject to certain pre-specified adjustments, reductions and exclusions. Based on the attained performance level of each applicable goal, the performance share units will be converted into actual shares of Class A Common Stock by multiplying the number of performance share units subject to the award by the applicable conversion percentage that will range from 50% at threshold level attainment to 100% at target level attainment and to 200% at maximum level attainment. The number of shares of Class A Common Stock into which the performance share unit award is converted will also be subject to a service-vesting requirement. Accordingly, the actual number of shares of Class A Common Stock in which the named executive officer will vest will be determined by multiplying the number of shares of Class A Common Stock into which his performance share units are converted by a fraction, the numerator of which is the number of fiscal years of employment the named executive officer completes with the Company within the performance period and the denominator of which is three. The performance share units will vest upon an accelerated basis upon certain changes in control or ownership of the Company. In such event, the performance share units will be converted into actual shares of the Company’s Class A Common Stock at a conversion rate not less than 100%. For further information concerning the applicable performance measure for the performance share units and the conversion process based on performance goal attainment, please see the Compensation Discussion and Analysis section above.

(6)

Represents a special retention restricted stock unit award that will vest over the individual’s period of continued service with the Company. Each restricted stock unit that vests will entitle the named executive officer to receive one share of the Company’s Class A Common Stock on the designated issuance date for that share. For Messrs. Edelstein and D’Amico, the restricted stock units will vest as follows: 20% in eight successive equal monthly installments over the period of service measured from January 16, 2011 to September 15, 2011, an additional 40% in a series of six successive equal monthly installments over the period of service measured from September 16, 2011 to March 15, 2012, and the remaining 40% in a series of six successive equal monthly installments over the period of service measured from March 16, 2012 to a designated date in August 2112. For Mr. Cappelli, the restricted stock units will vest as follows: 20% in eight successive equal monthly installments over the period of service measured from January 16, 2011 to September 15, 2011, an additional 40% in a series of twelve successive equal monthly installments over the period of service measured from September 16, 2011 to September 15, 2012, and the remaining 40% in a series of twelve successive equal monthly installments over the period of service measured from September 16, 2012 to September 15, 2013. For Messrs. Swartz and Martin, the restricted stock units will vest as follows: 20% will vest upon continued service through September 15, 2011, an additional 40% will vest upon continued service through September 15, 2012, and the remaining 40% will vest upon continued service through September 15, 2013. However, all the restricted stock unit awards will vest in full, and the underlying shares will be issued, upon certain changes in control or ownership of the Company and, with respect to Messrs. Swartz and Martin, upon an involuntary termination of their employment without cause.

(7)

Represents a restricted stock unit award to Mr. Cappelli with both performance-vesting and service-vesting conditions. Each restricted stock unit represents the right to receive one share of the Company’s Class A Common Stock following the satisfaction of the applicable performance and service-vesting requirements. The applicable performance-vesting condition is the Company’s attainment of adjusted net income of not less than $240 million for the fiscal year ending August 31, 2012. Upon the attainment of the applicable 2012 fiscal year adjusted net income performance goal, one half of the restricted stock units will vest, and the balance of the restricted stock units will vest in two successive equal annual installments on each of the second and, third one-year anniversaries of the April 13, 2011 award date, provided Mr. Cappelli continues in the Company’s employ through each such annual vesting date, subject to full vesting acceleration upon a change in control of the Company. Mr. Cappelli will also be entitled to a 12-month service-vesting credit should his employment terminate under certain specified circumstances during the service-vesting period.

(8)

Represents a special retention restricted stock unit award to Mr. Cappelli that will vest over his period of continued service with the Company. Each restricted stock unit that vests will entitle Mr. Cappelli to receive one share of the Company’s Class A Common Stock on the applicable vesting date for that share. The restricted stock units will vest as follows: 20% will vest upon continued service through April 13, 2012, an additional 40% will vest upon continued service through April 13 2013, and the remaining 40% will vest upon continued service through April 13, 2014, subject to full vesting acceleration upon a change in control of the Company. Mr. Cappelli will also be entitled to a 12-month service-vesting credit should his employment terminate under certain specified circumstances during the service-vesting period.

(9)

Represents a performance share unit award to Mr. Cappelli with both performance vesting and service-vesting conditions that was made as a three-year aggregated performance share unit award in lieu of a series of annual performance share unit awards for the 2012, 2013 and 2014 fiscal years. The performance-vesting requirement is tied to the amount by which the adjusted operating free cash flow realized by Apollo Global for the period coincident with the Company’s 2014 fiscal year exceeds the level of adjusted operating free cash flow realized by Apollo Global for the base period coincident with the Company’s 2011 fiscal year. For both the base period and the applicable measurement period, Apollo Global’s cash flow from operations will be determined on a consolidated basis with its consolidated subsidiaries for financial reporting purposes. However, the cash flow from operations realized for both the base period and the relevant measurement period will be subject to certain adjustments pre-authorized by the Compensation Committee, and the resulting amount will constitute the adjusted operating free cash flow for the applicable period. Based on the attained performance level, the performance share units will be converted into actual shares of Class A Common Stock by multiplying the number of performance share units subject to Mr. Cappelli’s award by the applicable conversion percentage that will range from 100% at minimum level attainment to 600% at maximum level attainment or above. The number of shares of Class A Common Stock into which his performance share unit award is converted will also be subject to a service-vesting requirement. Accordingly, the actual number of shares of Class A Common Stock in which Mr. Cappelli will vest will be determined by multiplying the number of shares of Class A Common Stock into which his performance share units are converted by a fraction, the numerator of which is the number of fiscal years of employment he completes with the Company within the performance period (the 2012, 2013 and 2014 fiscal years) and the denominator of which is three. The performance share units will vest upon an accelerated basis upon certain changes in control or ownership of the Company or Apollo Global. In such event, the performance share units will be converted into actual shares of the Company’s Class A Common Stock at a conversion rate not less than 100%. Mr. Cappelli will also be entitled to a 12-month service-vesting credit should his employment terminate under certain specified circumstances during the service-vesting period. For further information concerning the applicable performance measure for the performance share units and the conversion process based on performance goal attainment, please see the Compensation Discussion and Analysis section above.

(10)

Represents a restricted stock unit award to Mr. Martin with both performance-vesting and service-vesting conditions. Each restricted stock unit represents the right to receive one share of the Company’s Class A Common Stock following the satisfaction of the applicable performance and service-vesting requirements. The applicable performance-vesting condition is the Company’s attainment of adjusted net income of not less than $400 million for the fiscal year ended August 31, 2011. Because the applicable 2011 fiscal year adjusted net income performance goal was attained, one fourth of the restricted stock units vested as of August 31, 2011, and the balance of the restricted stock units will vest in three successive equal annual installments on each of the second, third and fourth one-year anniversaries of the July 6, 2010 vesting commencement date, provided Mr. Martin continues in the Company’s employ through each such annual vesting date, subject to full vesting acceleration upon a change in control of the Company.

(11)

Represents a special make-whole restricted stock unit award to Mr. Martin that will vest over his period of continued service with the Company. Each restricted stock unit that vests will entitle Mr. Martin to receive one share of the Company’s Class A Common Stock on the applicable vesting date for that share. The restricted stock units will vest as follows: 4,104 units vested upon continued service through March 20, 2011, and the balance will vest in four successive equal annual installments on each of the first four one-year anniversaries of the October 15, 2011 effective date of such award, provided Mr. Martin continues in the Company’s employ through each such annual vesting date, subject to full vesting acceleration upon a change in control of the Company or an involuntary termination of Mr. Martin’s employment other than for cause.

(12)

Represents a performance share unit award made to Mr. Martin with both performance-vesting and service-vesting conditions. The performance-vesting component is tied to the average of the annual growth rates in the Company’s adjusted free cash flow for each of the three fiscal years of the Company comprising the performance period (the 2011, 2012 and 2013 fiscal years). The calculation of adjusted free cash flow for each relevant fiscal year will be based on cash flow from operations for that fiscal year, as determined on a consolidated basis with the Company’s consolidated subsidiaries for financial reporting purposes, and will be subject to certain adjustments pre-authorized by the Compensation Committee. Based on the attained performance level, the performance share units will be converted into actual shares of Class A Common Stock by multiplying the number of performance share units subject to the award by the applicable conversion percentage that will range from 40% at threshold level attainment to 100% at target level attainment and to 200% at maximum level attainment or above. The number of shares of Class A common Stock into which each performance share award is converted will also be subject to a service-vesting requirement. Accordingly, the actual number of shares of Class A Common Stock in which Mr. Martin will vest will be determined by multiplying the number of shares of Class A Common Stock into which his performance share units are converted by a fraction, the numerator of which is the number of fiscal years of employment he completes with the Company within the performance period and the denominator of which is three. The performance share units will vest upon an accelerated basis upon certain changes in control or ownership of the Company. In such event, the performance share units will be converted into actual shares of the Company’s Class A Common Stock at a conversion rate not less than 100%.

(13)

The shares covered by each option will vest in four successive equal annual installments on each of the first four one-year anniversaries of the indicated grant date for that award, provided the named executive officer continues in the Company’s employ through each such annual vesting date, subject to full vesting acceleration in the event of a change in control of the Company. For Mr. Cappelli, the award represents a three-year aggregated stock option grant that was made to him in lieu of a series of annual stock option grants for the 2012, 2013 and 2014 fiscal years. Mr. Cappelli will also be entitled to a 12-month service-vesting credit with respect to this award should his employment terminate under certain specified circumstances during the service-vesting period.

(14)

The shares covered by such option will vest in four successive equal annual installments on each of the first four one-year anniversaries of the April 13, 2011 vesting commencement date, provided Mr. Cappelli continues in the Company’s employ through each such annual vesting date, subject to full vesting acceleration in the event of a change in control of the Company. Mr. Cappelli will also be entitled to a 12-month service-vesting credit should his employment terminate under certain specified circumstances during the service-vesting period.

(15)

The shares covered by such option will vest in four successive equal annual installments on each of the first four one-year anniversaries of the July 6, 2010 vesting commencement date, provided Mr. Martin continues in the Company’s employ through each such annual vesting date, subject to full vesting acceleration in the event of a change in control of the Company.

Executive Officer Incentive Bonus Plan

On November 23, 2010, the Compensation Committee approved and implemented the Executive Officer Incentive Bonus Plan for the 2011 fiscal year. The potential cash bonus payable under such plan was tied to the Company’s attainment of certain financial and non-financial performance goals that were established by the Compensation Committee for all or designated portions of the 2011 fiscal year. The first performance metric (weighted at 40% of the total bonus potential) was tied to operating income for the first three fiscal quarters of the 2011 fiscal year, subject to certain adjustments pre-authorized by the Compensation Committee. Four additional non-financial performance metrics, each weighted at 15% of the total bonus potential, were established in the areas of student academic success, student satisfaction, faculty engagement and commitment, and enhanced student services. Further information concerning such performance goals, the authorized adjustments to the operating income metric, and the threshold, target and maximum levels of attainment set for each goal may be found in the “Cash Incentive Plan for 2011 Fiscal Year” section of the “Compensation Discussion and Analysis” above.

The target bonus amount for each named executive officer was set at 100% of base salary, except for Messrs. Swartz and Martin for whom the target bonus amount was set at 75%. The target bonus amounts established for Messrs. Edelstein, Cappelli and D’Amico under the plan were in accordance with the target bonus levels (100% of base salary) set forth in their respective employment agreements. The remaining executive officers participated in the plan at varying target percentages tied to their base salary.

The actual cash bonus amount that each named executive officer could earn under the plan for the 2011 fiscal year ranged from 0 to 200% of the target bonus amount. The actual percentage was determined primarily on the basis of the level at which each of the performance goals was attained. However, the Compensation Committee reserved discretion to reduce by up to 20% the cash bonus amount that would otherwise be payable to the named executive officers on the basis of the levels at which the operating income and student academic success goals for the 2011 fiscal year were attained. In deciding to exercise such discretion, the Compensation Committee took into account the Company’s overall performance for the first nine months of the 2011 fiscal year, both from a financial standpoint and in terms of the progress the Company made in advancing strategic initiatives designed to enhance the academic and educational excellence of its universities. Based on that overall assessment, the Compensation Committee effected a 12 percentage point reduction to the bonus amount that would be otherwise payable to each named executive officer for maximum level attainment of the operating income and student academic success goals, thereby yielding an actual bonus payment with respect to those two goals in a dollar amount equal to 98% of each named executive officer’s target bonus amount. The balance of the bonus amount paid to each named executive officer for the 2011 fiscal year was determined solely on the basis of the levels at which the other three remaining performance goals were attained.

The actual incentive bonus earned under the plan by each named executive officer is set forth in the Summary Compensation Table and represented a payout amount equal to 168% of his target bonus amount. For further information concerning the Executive Officer Incentive Compensation Plan, please see the “Compensation Discussion and Analysis” above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR — END

The following table provides certain summary information concerning outstanding equity awards held by the Named executive officers as of August 31, 2011.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)(1)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (i)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)(2)
Dr. John G. Sperling	100,000 20,250 100,000 334,000 25,820 38,746 26,737 — — — — — —	— — — — — 38,746 80,211 55,104 — — — — —	(3) (4) (5)	60.90 71.23 51.33 58.03 69.51 67.90 42.27 47.47 — — — — —	10/20/2013 8/6/2014 6/23/2016 7/3/2013 10/31/2014 7/1/2015 7/5/2016 7/5/2017 — — — — —	— — — — — — — — 15,926 32,247 47,296 — —	(6) (7) (8)	— — — — — — — — 745,815 1,510,127 2,214,872 — —	— — — — — — — — — — — 15,174 20,805	(9) (10)	— — — — — — — — — — 710,598 974,298

Charles B. Edelstein	750,000 — —	250,000 — —	(11)	62.51 — —	8/26/2014 — —	— 47,635 —	(12)	— 2,230,747 —	— — —		— — —

Gregory W. Cappelli	1,058 1,000,000 149,711 — — — — — — — — —	— — — 235,000 772 — — — — — — —	(13) (14)	63.67 48.47 59.00 39.88 47.47 — — — — — — —	4/2/2013 5/24/2013 9/4/2013 4/12/2017 7/05/2017 — — — — — —	— — — — — 47,635 49,000 248,000 38,000 208 — —	(15) (16) (17) (18) (8)	— — — — — 2,230,747 2,294,670 11,613,840 1,779,540 9,741 — —	— — — — — — — — — — 21,066 55,617	(19) (20)	— — — — — — — — — — — 986,521 2,604,544

Joseph L. D’Amico	42,519 14,558 17,638 25,011 — — — — — — —	— 14,558 — 75,033 50,804 — — — — — —	(3) (4) (5)	69.51 67.90 67.90 42.27 47.47 — — — — — —	10/31/2012 7/1/2015 7/1/2013 7/5/2016 7/5/2017 — — — — — —	— — — — — 5,984 30,165 25,723 44,660 — —	(6) (7) (21) (8)	— — — — — 280,231 1,412,627 1,204,608 2,091,428 — —	— — — — — — — — — 14,196 17,382	(9) (10)	— — — — — — — — — 664,799 813,999

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)(1)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (i)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)(2)
Brian L. Swartz	60,000 3,016 11,216 9,423 — — — — — — — —	— 3,016 11,216 28,269 19,228 — — — — — — —	(22) (3) (4) (5)	58.03 68.75 67.90 42.27 47.47 — — — — — — —	7/3/2013 4/3/2015 7/1/2015 7/5/2016 7/5/2017 — — — — — — —	— — — — — 1,200 4,610 11,364 20,090 19,384 — —	(23) (6) (7) (24) (8)	— — — — — 56,196 215,886 532,176 940,815 907,753 — —	— — — — — — — — — — 5,349 5,796	(9) (10)	— — — — — — — — — — 250,494 271,427

Sean B.W. Martin	5,665 — — — — — — — —	16,995 32,008 11,104 — — — — — —	(25) (26) (5)	36.58 36.58 47.47 — — — — — —	10/14/2016 10/14/2016 7/5/2017 — — — — — —	— — 9,024 6,900 3,550 13,064 — —	(27) (7) (24) (8)	— — — 422,594 323,127 166,247 611,787 — —	— — — — — — — 3,249 3,162	(28) (10)	— — — — — — — 152,151 148,076

(1)

The unvested portion of each outstanding stock option, restricted stock unit award and performance share unit award will fully vest on an accelerated basis upon certain changes in control or ownership of the Company. In such event, the performance share units will be converted into actual shares of the Company’s Class A Common Stock at a conversion rate of not less than 100%.

(2)	Based on the $46.83 closing selling price per share of the Company’s Class A Common Stock on August 31, 2011.

(3)

These particular options will vest in two successive equal annual installments on the third and fourth one-year anniversaries of the initial July 2, 2009 grant date upon the named executive officer’s continuation in the Company’s employ through each such annual vesting date.

(4)

These particular options will vest in three successive equal annual installments on the second, third and fourth one-year anniversaries of the initial July 6, 2010 grant date upon the named executive officer’s continuation in the Company’s employ through each such annual vesting date.

(5)

These particular options will vest in four successive equal annual installments on the first four one-year anniversaries of the July 6, 2011 grant date upon the officer’s continuation in the Company’s employ through each such annual vesting date.

(6)

These particular restricted stock units will vest in two successive equal annual installments on the third and fourth one-year anniversaries of the initial July 2, 2009 grant date upon the named executive officer’s continuation in the Company’s employ through each such annual vesting date.

(7)

These particular restricted stock units will vest in a series of three successive equal annual installments on the second, third, and fourth one-year anniversaries of the July 6, 2010 grant or vesting commencement date for the award upon the named executive officer’s continuation in the Company’s employ through each such annual vesting date.

(8)

These particular restricted stock units were awarded on July 6, 2011. The award has both performance-vesting and service-vesting components. Upon the attainment of the applicable 2012 fiscal year adjusted net income performance goal, one-fourth of the restricted stock units will vest, and the balance of the restricted stock units will vest in a series of three successive equal annual installments on the second, third, and fourth one-year anniversaries of the July 6, 2011 grant date, upon the named executive officer’s continuation in the Company’s employ through each such annual vesting date.

(9)

These performance share units were awarded on July 6, 2010 and have both performance-vesting and service-vesting conditions. The performance-vesting component is tied to the average of the annual growth rates in the Company’s adjusted free cash flow for each of the three fiscal years of the Company comprising the performance period (the 2011, 2012 and 2013 fiscal years). The calculation of adjusted free cash flow for each relevant fiscal year will be based on cash flow from operations for that fiscal year, as determined on a consolidated basis with the Company’s consolidated subsidiaries for financial reporting purposes, and will be subject to certain adjustments pre-authorized by the Compensation Committee. Based on the attained performance level, the performance share units will be converted into actual shares of Class A Common Stock by multiplying the number of performance share units subject to the award by the applicable conversion percentage that will range from 40% at threshold level attainment to 100% at target level attainment and to 200% at maximum level attainment or above. The number of shares of Class A Common Stock into which each performance share award is converted will also be subject to a service-vesting requirement. Accordingly, the actual number of shares of Class A Common Stock in which the named executive officer will vest will be determined by multiplying the number of shares of Class A Common Stock into which his performance share units are converted by a fraction, the numerator of which is the number of fiscal years of employment the named executive officer completes with the Company within the performance period and the denominator of which is three.

(10)

These performance share units were awarded on July 6, 2011 and have both performance-vesting and service-vesting conditions. The performance-vesting requirement for 80% of the performance shares is tied to the average of the annual percentage rates of growth or decline in the Company’s adjusted free cash flow for each of the Company’s 2012, 2013 and 2014 fiscal years, and the performance-vesting requirements for remaining 20% are tied the average credit earned per student by newly-enrolled bachelor-degree and associate-degree students, respectively, over the applicable measurement periods. The levels at which the various performance goals are attained will determine the actual number of shares of the Company’s Class A common stock into which the performance shares will be converted. The conversion percentages will range from 50% at threshold level attainment to 100% at target level attainment and 200% at maximum level attainment or above. The named executive officer will vest in one-third of the shares of the Company’s Class A common stock into which the performance shares are so converted for each fiscal year within the specified service period (the Company’s 2012, 2013, and 2014 fiscal years) that the named executive officer remains in the Company’s employ.

(11)

These particular options will vest upon Mr. Edelstein’s continuation in the Company’s employ through August 26, 2012. However, the options will vest and become immediately exercisable for the shares on an accelerated basis upon Mr. Edelstein’s termination of service under certain circumstances.

(12)

These particular restricted stock units were awarded on January 18, 2011 and covered a total of 57,740 shares of Class A common stock. The shares will vest in successive monthly installments over Mr. Edelstein’s period of service with the Company as follows: (i) 20% of the RSUs will vest in 8 successive equal monthly installments upon Mr. Edelstein’s completion of each month of service over the 8-month period measured from January 16, 2011, with the shares of Class A common stock that so vest to be issued on September 15, 2011; (ii) an additional 40% of the RSUs will vest in 6 successive equal monthly installments upon Mr. Edelstein’s completion of each month of service over the 6-month period measured from September 16, 2011, with the shares of Class A common stock that so vest to be issued on March 15, 2012; (iii) and the remaining 40% of the restricted stock units will vest in 6 successive equal monthly installments upon his completion of each month of service over the period beginning March 16, 2012 and ending August 26, 2012, with the sixth such monthly installment to vest on August 26, 2012 and with the shares of Class A common stock that vest under those final 6 installments to be issued on September 15, 2012. However, the RSUs will vest in full on an accelerated basis upon Mr. Edelstein’s death or upon certain changes in control of the Company, with the shares that so vest to be issued as soon as practicable following the acceleration event.

(13)

These particular options were awarded on April 13, 2011 as a three-year aggregated stock option grant in lieu of annual stock option grants for the 2012, 2013 and 2014 fiscal years and will vest in four successive equal annual installments on each of the first four one-year anniversaries of the April 13, 2011 grant date upon Mr. Cappelli’s continuation in the Company’s employ through each such annual vesting date. In addition, Mr. Cappelli will be entitled to a 12-month service-vesting credit in the event his employment should terminate under certain specified circumstances during the service-vesting period.

(14)

These particular options were awarded on July 6, 2011, and will vest in four successive equal annual installments on each of the first four one-year anniversaries of the April 13, 2011 vesting commencement date upon Mr. Cappelli’s continuation in the Company’s employ through each such annual vesting date. In addition, Mr. Cappelli will be entitled to a 12-month service-vesting credit in the event his employment should terminate under certain specified circumstances during the service-vesting period.

(15)

These particular restricted stock units were awarded on January 18, 2011 and covered a total of 57,740 shares of Class A common stock. The shares will vest in successive monthly installments over Mr. Cappelli’s period of service with the Company as follows: (i) 20% of the RSUs will vest in 8 successive equal monthly installments upon his completion of each month of service over the 8-month period measured from January 16, 2011, with the shares of Class A common stock that so vest to be issued on September 15, 2011; (ii) an additional 40% of the RSUs will vest in 12 successive equal monthly installments upon Mr. Cappelli’s completion of each month of service over the 12-month period measured from September 16, 2011, with the shares of Class A common stock that so vest to be issued on September 15, 2012; (iii) the remaining 40% of the RSUs will vest in 12 successive equal monthly installments upon the Mr. Cappelli’s completion of each month of service over the 12-month period measured from September 16, 2012, with the shares of Class A common stock that so vest to be issued on September 15, 2013. However, the RSUs will vest in full on an accelerated basis upon Mr. Cappelli’s death or upon certain changes in control of the Company, with the shares that so vest to be issued as soon as practicable following the acceleration event.

(16)

These particular restricted stock units were awarded on April 13, 2011. The RSUs are subject to both performance-vesting and service-vesting requirements. Upon the attainment of the applicable 2012 fiscal year adjusted net income performance goal, 50% of the RSUs will vest upon the Mr. Cappelli’s continuation in service with the Company through August 31, 2012 and the balance of the RSUs will vest in two successive equal annual installments on the second and third one-year anniversaries of the April 13, 2011 award date upon the Mr. Cappelli’s continuation in service with the Company though each such date, subject to accelerated vesting upon certain changes in ownership or control of the Company. In addition, Mr. Cappelli will be entitled to a 12-month service-vesting credit in the event his employment should terminate under certain specified circumstances during the service-vesting period. The shares of Class A common stock will, in general, be issued as the RSUs vest.

(17)

These particular restricted stock units were awarded on April 13, 2011 as a three-year aggregated restricted stock unit award in lieu of annual restricted stock unit awards for the 2012, 2013 and 2014 fiscal years. The RSUs are subject to both performance-vesting and service-vesting requirements. Upon the attainment of the applicable 2012 fiscal year adjusted net income performance goal, 25% of the RSUs will vest upon Mr. Cappelli’s continuation in service with the Company through August 31, 2012, and the balance will vest in a series of three successive equal annual installments on the second, third and fourth anniversaries of the April 13, 2011 award date upon Mr. Cappelli’s continuation in service with the Company through each such date, subject to accelerated vesting upon certain changes in ownership or control of the Company. In addition, Mr. Cappelli will be entitled to a 12-month service-vesting credit in the event his employment should terminate under certain specified circumstances during the service-vesting period. The shares of Class A common stock will, in general, be issued as the RSUs vest.

(18)

These particular restricted stock units were awarded on April 13, 2011. These particular restricted stock units will vest in successive annual installments over Mr. Cappelli’s period of service with the Company as follows: (i) 20% of the RSUs will vest upon Mr. Cappelli continuation in service with the Company through April 13, 2012 and (ii) an additional 40% of the RSUs will vest on each of the second and third one-year anniversaries of the April 13, 2011 award date upon Mr. Cappelli’s continuation in service with the Company though each such date, subject to accelerated vesting upon certain changes in ownership or control of the Company. In addition, Mr. Cappelli will be entitled to a 12-month service-vesting credit in the event his employment should terminate under certain specified circumstances during the service-vesting period. The shares of Class A common stock will be issued as the RSUs vest.

(19)

These performance share units were awarded on July 6, 2011 as a three-year aggregated performance share unit award in lieu of annual performance share unit awards for the 2012, 2013 and 2014 fiscal years. The performance share units are subject to both performance-vesting and service-vesting requirements. The performance-vesting requirement is tied to the amount by which the adjusted operating free cash flow realized by Apollo Global for the period coincident with the Company’s 2014 fiscal year exceeds the level of adjusted operating free cash flow realized by Apollo Global for the base period coincident with the Company’s 2011 fiscal year. For both the base period and the applicable measurement period, Apollo Global’s cash flow from operations will be determined on a consolidated basis with its consolidated subsidiaries for financial reporting purposes. However, the cash flow from operations realized for the base period and the relevant measurement period will be subject to certain adjustments pre-authorized by the Compensation Committee, and the resulting amount will constitute the adjusted operating free cash flow for the applicable period. Based on the attained performance level, the performance share units will be converted into actual shares of Class A Common Stock by multiplying the number of performance share units subject to Mr. Cappelli’s award by the applicable conversion percentage that will range from 100% at minimum level attainment to 600% at maximum level attainment or above. Mr. Cappelli will vest in one-third of the shares of the Company’s Class A common stock into which the performance shares are so converted for each fiscal year within the performance period (the 2012, 2013 and 2014 fiscal years) that Mr. Cappelli remains in the Company’s employ. However, Mr. Cappelli will be entitled to a 12-month service-vesting credit in the event his employment should terminate under certain specified circumstances during the service-vesting period. In addition, the performance shares will immediately convert into fully-vested shares of the Company’s Class A common stock at target level or above upon certain changes in control or ownership of Apollo Global or the Company.

(20)

These performance share units were awarded on July 6, 2011 as a three-year aggregated performance share unit award in lieu of annual performance share unit awards for the 2012, 2013 and 2014 fiscal years and have both performance-vesting and service-vesting conditions. The performance-vesting requirement for 80% of the performance shares is tied to the average of the annual percentage rates of growth or decline in the Company’s adjusted free cash flow for each of the Company’s 2012, 2013 and 2014 fiscal years, and the performance-vesting requirements for remaining 20% are tied the average credit earned per student by newly-enrolled bachelor-degree and associate-degree students, respectively, over the applicable measurement periods. The levels at which the various performance goals are attained will determine the actual number of shares of the Company’s Class A common stock into which the performance shares will be converted. The conversion percentages will range from 50% at threshold level attainment to 100% at target level attainment and 200% at maximum level attainment or above. Mr. Cappelli will vest in one-third of the shares of the Company’s Class A common stock into which the performance shares are so converted for each fiscal year within the specified service period (the Company’s 2012, 2013, and 2014 fiscal years) that Mr. Cappelli remains in the Company’s employ. However, Mr. Cappelli will be entitled to a 12-month service-vesting credit in the event his employment should terminate under certain specified circumstances during the service-vesting period.

(21)

These particular restricted stock units were awarded on January 18, 2011 and covered a total of 31,180 shares of Class A common stock. The shares will vest in successive monthly installments over Mr. D’Amico’s period of service with the Company as follows: (i) 20% of the RSUs will vest in 8 successive equal monthly installments upon his completion of each month of service over the 8-month period measured from January 16, 2011, with the shares of Class A common stock that so vest to be issued on September 15, 2011; (ii) an additional 40% of the RSUs will vest in 6 successive equal monthly installments upon Mr. D’Amico’s completion of each month of service over the 6-month period measured from September 16, 2011, with the shares of Class A common stock that so vest to be issued on March 15, 2012; (iii) and the remaining 40% of the restricted stock units will vest in 6 successive equal monthly installments upon Mr. D’Amico’s completion of each month of service over the period beginning March 16, 2012 and ending August 31, 2012, with the sixth such monthly installment to vest on August 31, 2012 and with the shares of Class A common stock that vest under those final 6 installments to be issued on September 15, 2012. However, the RSUs will vest in full on an accelerated basis upon Mr. D’Amico’s death or upon certain changes in control of the Company, with the shares that so vest to be issued as soon as practicable following the acceleration event.

(22)

These particular options will vest in two successive equal annual installments on the third and fourth one-year anniversaries of the April 3, 2009 grant date upon Mr. Swartz’s continuation in the Company’s employ through each such annual vesting date.

(23)

These particular restricted stock units will vest in a series of two successive equal annual installments on the third and fourth one-year anniversaries of the April 3, 2009 grant date, upon Mr. Swartz’s continuation in the Company’s employ through each such annual vesting date.

(24)

These particular restricted stock units were awarded on January 14, 2011 and covered a total of 20,090 shares of Class A common stock for Mr. Swartz and a total of 3,550 shares of Class A common stock for Mr. Martin. These particular restricted stock units will vest in three successive installments over the named executive officer’s period of service with the Company as follows: 20% of the RSUs will vest upon continuation in service through September 15, 2011, and the balance will vest in two successive equal annual installments upon continued service through September 15, 2012 and September 15, 2013, respectively. However, the RSUs will vest in full on an accelerated basis upon an involuntary termination of the named executive officer’s service without cause or upon certain changes in control of the Company. The underlying shares of the Company’s Class A common stock will be issued as the RSUs vest.

(25)

These particular options will were awarded on October 15, 2010 and covered a total of 22,660 shares of the Company’s Class A Common Stock. The portion of those options that was unvested and unexercisable as of August 31, 2011 will vest in three successive equal annual installments upon Mr. Martin’s continuation in the Company’s employ through each of the second, third and fourth one-year anniversaries of the July 6, 2010 vesting commencement date.

(26)

These particular options were awarded on October 15, 2010 and will vest in four successive equal annual installments on the first four one-year anniversaries of the October 15, 2010 grant date upon Mr. Martin’s continuation in the Company’s employ through each such annual vesting date.

(27)

These particular restricted stock units were awarded on October 15, 2010 and covered a total of 13,128 shares of the Company’s Class A Common Stock. The portion of those units that were unvested as of August 31, 2011 will vest in a series of four successive equal annual installments upon Mr. Martin’s continuation in service with the Company through each of the first, second, third and fourth anniversaries of the October 15, 2010 award date. The award will vest in full on an accelerated basis should the named executive officer’s service be involuntarily terminated by the Company without cause prior to completion of such vesting schedule. The RSUs will also vest on an accelerated basis upon certain changes in ownership or control of the Company.

(28)

These performance share units were awarded to Mr. Martin on October 15, 2010 and have both performance-vesting and service-vesting conditions. The performance shares are subject to both performance-vesting and service-vesting requirements. The performance goal is tied to the average of the annual growth rates in the Company’s adjusted free cash flow for each of the three fiscal years comprising the performance period (the Company’s 2011, 2012 and 2013 fiscal years). The calculation of adjusted free cash flow for each relevant fiscal year will be based on cash flow from operations for that fiscal year, as determined on a consolidated basis with the Company’s consolidated subsidiaries for financial reporting purposes, and will be subject to certain adjustments pre-authorized by the Compensation Committee. Based on the attained performance level, the performance share units will be converted into actual shares of Class A Common Stock by multiplying the number of performance share units subject to the award by the applicable conversion percentage that will range from 40% at threshold level attainment to 100% at target level attainment and to 200% at maximum level attainment or above. The number of shares of Class A Common Stock into which each performance share award is converted will also be subject to a service-vesting requirement. Accordingly, the actual number of shares of Class A Common Stock in which Mr. Martin will vest will be determined by multiplying the number of shares of Class A Common Stock into which his performance share units are converted by a fraction, the numerator of which is the number of fiscal years of employment the named executive officer completes with the Company within the performance period and the denominator of which is three.

OPTION EXERCISES AND STOCK VESTED

The following table provides certain summary information concerning the exercise of stock options and the vesting of stock awards with respect to the named executive officers during the 2011 fiscal year. The shares of the Company’s Class A Common Stock underlying certain stock awards that vested on August 31, 2011 were not issued to the named executive officers until October 26, 2011 following the Compensation Committee’s certification of the attainment of the applicable performance goal tied to the Company’s adjusted net income, after tax expense, for the 2011 fiscal year.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Dr. John G. Sperling	482,806	7,316,440	34,629	1,626,819
Charles B. Edelstein	—	—	25,947	1,190,152
Gregory W. Cappelli	—	—	38,579	1,658,591
Joseph L. D’Amico	—	—	18,503	876,413
Brian L. Swartz	—	—	9,193	429,270
Sean B. W. Martin	—	—	6,404	274,930

(1)

Value realized is determined by multiplying (i) the amount by which the market price of the Company’s Class A Common Stock on the date of exercise exceeded the exercise price by (ii) the number of shares of Class A Common Stock for which the options were exercised.

(2)

Value realized is determined by multiplying (i) the closing market price of the Company’s Class A Common Stock on the vesting date by (ii) the number of shares of Class A Common Stock that vested on that date.

PENSION BENEFITS

The following table sets forth for each plan that provides for payments or other benefits in connection with a named executive officer’s retirement, the number of years of service credited to such named executive officer under the plan (if relevant to the benefit formula), the actuarial present value of his accumulated benefit under each applicable plan, and the dollar amount of any payments and benefits paid to such named executive officer during the Company’s last completed fiscal year.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)		Payments During Last Fiscal Year ($) (e)
Dr. John G. Sperling	Deferred Compensation Agreement Dated 12/31/93(1)	not applicable	$3,216,729	(2)	$0

(1)

Pursuant to his deferred compensation agreement with the Company dated December 31, 1993, Dr. Sperling will, upon his termination of employment with the Company, receive an annuity for life in a dollar amount per year equal to the highest annual rate of base salary in effect for him in any of the last three calendar years preceding the calendar year in which his employment terminates. The annual annuity for Dr. Sperling’s lifetime will be payable in equal monthly installments. In addition, upon Dr. Sperling’s death, his designated beneficiary will be paid an amount equal to three times the highest annual rate of base salary in effect for him in any of the three calendar years during the three-year period immediately preceding the calendar year in which his employment terminates. Such death benefit will be payable in 36 equal monthly installments, with the first such installment due on the first day of the month following the month of Dr. Sperling’s death.

(2)	Based on a lifetime annuity of $850,000 per year, as determined as of the close of the 2011 fiscal year.

Executive Officer Compensation for Peter Sperling

Mr. Peter Sperling serves in the executive officer capacity of Vice Chairman of the Board and is the son of Dr. John Sperling, the Executive Chairman of the Board and one of the Company’s named executive officers for the 2011 fiscal year. In his capacity as Vice Chairman of the Board, Mr. Sperling received a combination of cash and equity compensation for the 2011 fiscal year comprised of the following elements:

(i)	base salary at the rate of $100,000 per year;

(ii)	participation in the Company’s Executive Officer Incentive Bonus Plan, with a target bonus equal to 100% of base salary; and

(iii)	an equity compensation award comprised of restricted stock units and stock options.

For the 2011 fiscal year, Mr. Sperling earned a $167,900 bonus under the Executive Officer Incentive Bonus Plan. Such bonus was based on the Company’s attainment of certain financial and non-financial performance goals tied to (i) the Company’s operating income for the first three fiscal quarters of the 2011 fiscal year, subject to certain adjustments pre-authorized by the Compensation Committee and weighted at 40% of his total bonus potential, and (ii) four additional non-financial performance metrics, each weighted at 15% of the total bonus potential, in the areas of student academic success, student satisfaction, faculty engagement and commitment, and enhanced student services. His actual bonus amount was dependent upon the level at which each of the applicable performance goals was attained and subject to the same 12 percentage point reduction to the portion of that bonus amount attributable to maximum level attainment of the adjusted operating income and student academic success goals that the Compensation Committee applied to all other executive officer bonuses for the 2011 fiscal year. The resulting bonus amount based on actual goal attainment and the 12 percentage point reduction was in an amount equal to 168% of target. Accordingly, Mr. Sperling’s salary and bonus for the 2011 fiscal year was $267,900 in the aggregate.

On July 6, 2010, Mr. Sperling received his equity compensation award for the 2011 fiscal year. The award consisted of the following components and had an aggregate grant-date fair value under ASC 718 of $327,523:

(i)

a restricted stock units covering 3,288 shares of the Company’s Class A Common Stock that have both performance-vesting and service-vesting components. Accordingly, none of the awarded RSUs will vest unless the Company’s adjusted net income for the 2011 fiscal year is at least $400 million. Upon the attainment of that performance objective for the 2011 fiscal year, one-fourth of the total number of restricted stock units vested, and the balance of the RSUs will vest in three equal annual installments on the second, third and fourth anniversaries of the effective date of the award, provided he continues in the Company’s employ through each such annual vesting date. All of the RSUs will immediately vest upon certain changes in control or ownership of the Company.

(ii)

a stock option for 8,180 shares of the Company’s Class A Common Stock with an exercise price of $42.27 per share and a maximum term of six years that will vest and become exercisable in four successive equal annual installments upon his continuation in the Company’s employ over the four-year period measured from the grant date. The stock option will vest in full on an accelerated basis upon certain changes in control or ownership of the Company.

(iii)

a performance share unit award covering 1,161 shares of the Company’s Class A Common Stock that have both performance vesting and service-vesting components. The performance-vesting component is tied to the average of the annual growth rates in the Company’s adjusted free cash flow for each of the three fiscal years of the Company comprising the performance period (the 2011, 2012 and 2013 fiscal years). The calculation of adjusted free cash flow for each relevant fiscal year will be based on cash flow from operations for that fiscal year, as determined on a consolidated basis with the Company’s consolidated subsidiaries for financial reporting purposes, and will be subject to certain pre-specified adjustments, reductions and exclusions. Based on the attained performance level, the performance share units will be converted into actual shares of Class A Common Stock by multiplying the number of performance share units subject to his award by the applicable conversion percentage that will range from 40% at threshold level attainment to 100% at target level attainment and to 200% at maximum level attainment. The number of shares of Class A Common Stock into which his performance share unit award is converted will also be subject to a service-vesting requirement. Accordingly, the actual number of shares of Class A Common Stock in which he will vest will be determined by multiplying the number of shares of Class A Common Stock into which his performance share units are converted by a fraction, the numerator of which is the number of fiscal years of employment he completes with the Company within the performance period and the denominator of which is three. The performance share units will vest upon an accelerated basis upon certain changes in control or ownership of the Company. In such event, the performance share units will be converted into actual shares of the Company’s Class A Common Stock at a conversion rate not less than 100%.

On July 6, 2011, Mr. Sperling received his equity compensation award for the 2012 fiscal year. The award consisted of the following components and had an aggregate grant-date fair value under ASC 718 of $328,331:

(i)

a restricted stock unit covering 5,624 shares of the Company’s Class A Common Stock that have both performance-vesting and service-vesting components. Accordingly, none of the awarded RSUs will vest unless the Company’s adjusted net income for the 2012 fiscal year is at least $240 million. Upon the attainment of that performance objective for the 2012 fiscal year, one-fourth of the total number of restricted stock units will vest, and the balance of the RSUs will vest in three equal annual installments on the second, third and fourth anniversaries of the effective date of the award, provided he continues in the Company’s employ through each such annual vesting date. All of the RSUs will immediately vest upon certain changes in control or ownership of the Company.

(ii)

a stock option for 2,472 shares of the Company’s Class A Common Stock with an exercise price of $47.47 per share and a maximum term of six years that will vest and become exercisable in four successive equal annual installments upon his continuation in the Company’s employ over the four-year period measured from the grant date. The stock option will vest in full on an accelerated basis upon certain changes in control or ownership of the Company.

(iii)

a performance share unit award covering 330 shares of the Company’s Class A Common Stock that have both performance vesting and service-vesting components. The performance-vesting requirement for 80% is tied to the average of the annual rates of growth or decline in the Company’s adjusted free cash flow for each of the three fiscal years of the Company comprising the performance period (the 2012, 2013 and 2014 fiscal years) and the performance-vesting requirements for the remaining 20% are tied to the average credit earned per student for bachelor-degree and associate-degree enrolled students, respectively, over the applicable performance periods. The calculation of adjusted free cash flow for each relevant fiscal year will be based on cash flow from operations for that fiscal year, as determined on a consolidated basis with the Company’s consolidated subsidiaries for financial reporting purposes, and will be subject to certain pre-specified adjustments, reductions and exclusions. Based on the attained performance level of each applicable goal, the performance share units will be converted into actual shares of Class A Common Stock by multiplying the number of performance share units subject to his award by the applicable conversion percentage that will range from 50% at threshold level attainment to 100% at target level attainment and to 200% at maximum level attainment. The number of shares of Class A Common Stock into which his performance share unit award is converted will also be subject to a service-vesting requirement. Accordingly, the actual number of shares of Class A Common Stock in which he will vest will be determined by multiplying the number of shares of Class A Common Stock into which his performance share units are converted by a fraction, the numerator of which is the number of fiscal years of employment he completes with the Company within the performance period and the denominator of which is three. The performance share units will vest upon an accelerated basis upon certain changes in control or ownership of the Company. In such event, the performance share units will be converted into actual shares of the Company’s Class A Common Stock at a conversion rate not less than 100%.

As part of his 2011 fiscal year compensation, Mr. Sperling also received a matching contribution in the amount of $4,950 made by the Company to his account under the Company’s Employee Savings Plan.

AGREEMENTS REGARDING EMPLOYMENT, CHANGE OF CONTROL AND TERMINATION OF EMPLOYMENT

As of August 31, 2011, we had employment agreements in effect with the following named executive officers: Dr. John G. Sperling, Charles B. Edelstein, Joseph L. D’Amico and Gregory W. Cappelli. The principal terms of each of those employment agreements are summarized below.

Dr. John G. Sperling

In December 1993, we entered into an employment agreement with Dr. John G. Sperling. The initial term of that agreement was for four years and automatically renews for additional one-year periods thereafter. Currently, Dr. Sperling’s annual rate of base salary payable under his employment agreement is $850,000 and is subject to annual review by the Compensation Committee. We may terminate the employment agreement only for cause, and Dr. Sperling may terminate the employment agreement at any time upon 30 days written notice.

Charles B. Edelstein

On July 7, 2008, the Company entered into an employment agreement with Mr. Edelstein, pursuant to which he became the Company’s Chief Executive Officer on his August 26, 2008 employment commencement date. The employment agreement has a four-year term and will accordingly end on August 26, 2012, subject to successive one-year renewals thereafter, unless either party provides timely notice of non-renewal. The employment agreement was amended in April 2009 to reflect the new Co-Chief Executive Officer structure and establish the primary areas of responsibility Mr. Edelstein would retain as Co-Chief Executive Officer.

During the term of the employment agreement, Mr. Edelstein will be entitled to an annual base salary at a rate not less than $600,000 and an annual target bonus not less than 100% of such base salary.

Pursuant to the agreement, Mr. Edelstein was granted the following equity awards:

(i)

a stock option to purchase 1,000,000 shares of Class A Common Stock with an exercise price per share equal to $62.51, the closing price per share on the August 26, 2008 grant date, and a maximum term of six years, and

(ii)

two restricted stock unit awards covering 79,213 shares of the Company’s Class A Common Stock in the aggregate, with each unit representing the right to receive one share of such Class A Common Stock upon the vesting of that unit.

The stock option award will vest in four successive equal annual installments upon Mr. Edelstein’s completion of each year of employment with the Company over the four-year period measured from his August 26, 2008 employment commencement date. However, the currently unvested portion of the stock option grant will be subject to accelerated vesting upon certain changes in control of the Company or the termination of Mr. Edelstein’s employment under certain prescribed circumstances. The two restricted stock unit awards were subject to a performance-vesting condition tied to the Company’s attainment of a specified level of net income, after tax expense, for the 2009 fiscal year. Such performance goal was in fact achieved, and Mr. Edelstein vested in 40% of each of his restricted stock awards on August 31, 2009 and an additional 40% of each award upon his continuation in the Company’s employ through August 26, 2010. Mr. Edelstein vested in the balance of each award upon his continued employment through August 26, 2011.

Mr. Edelstein will also receive certain severance benefits should his employment terminate under certain specified circumstances during the term of his employment agreement. Accordingly, should (i) the Company terminate Mr. Edelstein’s employment without cause, (ii) Mr. Edelstein resign for good reason, (iii) Mr. Edelstein resign for any reason within a 30-day period beginning six months after the closing of a change in control of the Company or (iv) the Company fail to renew his employment agreement, then Mr. Edelstein will become entitled to the following severance benefits upon his delivery of a general release to the Company:

(i)

a cash amount equal to two times the sum of (A) his annual base salary and (B) the average of his actual bonuses for the three fiscal years preceding the fiscal year in which such termination of employment occurs, payable over the one-year period measured from his termination date;

(ii)	accelerated vesting of the currently unvested portion of the initial option grant described above; and

(iii)	reimbursement of health care coverage costs for himself and his eligible dependents under the Company’s group health plan for a period not to exceed 18 months.

In the event Mr. Edelstein’s employment terminates due to death or disability, he or his estate will receive a special payment in a dollar amount determined by multiplying (x) the average of his actual annual bonuses for the three fiscal years (or fewer number of fiscal years of employment with the Company) immediately preceding the fiscal year in which such termination of employment occurs by (y) a fraction, the numerator of which is the number of months (rounded to the next whole month) during which he is employed by the Company in the fiscal year in which such termination of employment occurs and the denominator of which is twelve. In addition, should his employment terminate as a result of his death, then any of his unvested stock options, restricted stock units or other equity awards that would otherwise vest solely on the basis of his continued service with the Company will immediately vest as to the number of shares in which he would have otherwise been vested on the date of his death had the service-vesting schedule for each of those grants been in the form of successive equal monthly installments over the applicable service-vesting period. Should any such unvested equity awards also have a performance-vesting condition at the time of his death, then upon the attainment of the applicable performance goals, the service-vesting component of each such award will be applied as if that service-vesting component had been in the form of successive equal monthly installments over the applicable service-vesting period.

For the one-year period following termination of employment, Mr. Edelstein will be subject to certain non-compete and non-solicitation covenants.

Joseph L. D’Amico

On June 5, 2007, the Company entered into an employment agreement with Mr. D’Amico, pursuant to which he became a full-time employee of the Company in the position of Executive Vice President and Chief Financial Officer. The employment agreement became effective on June 15, 2007 and had an initial four-year term ending on June 15, 2010. In May 2010, the Company entered into an amended and restated employment agreement with Mr. D’Amico that extended the term of that agreement to August 31, 2012 and revised his compensation in several respects. The key features of Mr. D’Amico’s revised compensation package may be summarized as follows:

(i)	During the extended term of the agreement, Mr. D’Amico will continue to serve as the Company’s President at an annual rate of base salary not less than his current $525,000 annual rate. He will also continue to participate in the executive officer incentive bonus plan for each of the 2011 and 2012 fiscal years at a target bonus level equal to 100% of his annual base salary. In the event Mr. D’Amico’s employment terminates by reason of death or disability, then he or his estate will be paid a pro-rated portion of the actual bonus he would have otherwise earned for the fiscal year in which his employment terminates based on the level at which the applicable performance goals for that year are attained.

(ii)

Mr. D’Amico will receive equity awards for each of the 2011 and 2012 fiscal years with a grant-date value of at least $4 million per annual award. The awards may be made in form of stock options, restricted stock units and/or other equity-based awards covering shares of the Company’s Class A Common Stock.

(iii)

The new equity awards will have special vesting acceleration and vesting continuation features. Accordingly, Mr. D’Amico would receive an additional eighteen (18)-months of service vesting credit under each of those awards in the event his employment with the Company were to terminate by reason of death or disability. In addition, each of those new awards would continue to vest over the remainder of the vesting schedule should his employment terminate under any of the following circumstances: his retirement after August 31, 2012, the termination of his employment by the Company without cause, his resignation for good reason or the failure of the Company to renew his extended employment agreement upon its August 31, 2012 expiration date. Such continued vesting of the equity awards would be subject to Mr. D’Amico’s compliance with certain non-competition and non-solicitation covenants.

(iv)

Mr. D’Amico’s cash severance benefits under his original employment agreement have been retained. Accordingly, should his employment be terminated by the Company other than for cause or should he resign for good reason, or should the Company fail to extend his employment agreement for at least an additional year following the new August 31, 2012 expiration date upon substantially the same terms and provisions and with total direct compensation (base salary, annual target cash bonus and the grant-date fair value of the equity components) of not less than $5 million per year, or should he resign for any reason within a 30-day period beginning six months after the closing of a change in control of the Company, then Mr. D’Amico would be entitled to cash severance in an amount equal to the sum of (x) two times his annual rate of base salary at the time of termination and (y) two times the average of his actual annual bonuses for the 3 fiscal years immediately preceding the fiscal year of his termination. Such amount would, in general, be paid as follows: one half of the amount will paid on the first day of the 7th month following his termination date and the balance will be paid in 12 successive equal semi-monthly increments thereafter. Mr. D’Amico will also be entitled to reimbursement of the health care coverage costs for himself and his eligible dependents under the Company’s group health plans for a period not to exceed 18 months. However, Mr. D’Amico must deliver a general release to the Company as a condition to his entitlement to such severance benefits.

Mr. D’Amico will also continue to be entitled to a monthly allowance of $2,500 to cover his duplicative living expenses at his minor post of duty in Chicago, IL and reimbursement of his travel costs to and from Phoenix, AZ.

Pursuant to his restated employment agreement, Mr. D’Amico was granted the following equity awards on July 6, 2011:

(i)

a stock option grant to purchase 50,804 shares of Class A Common Stock with an exercise price per share equal to the $47.47 closing price per share on the grant date and with a maximum term of six years,

(ii)	restricted stock units covering 44,660 shares of Class A Common Stock, with each unit representing the right to receive one share of such Class A Common Stock upon the vesting of that unit; and

(iii)

performance share units covering an additional 17,382 shares of Class A Common Stock that will convert into actual shares of such Class A Common Stock upon the attainment of a performance condition for each of the three fiscal years comprising the performance period, with such conversion rate not to exceed two hundred percent.

For further information concerning those equity awards, please see the section entitled “Grant of Plan-Based Awards” that appears earlier in this Information Statement.

Gregory W. Cappelli

On March 31, 2007, the Company entered into an employment agreement with Mr. Cappelli pursuant to which he was initially employed as Executive Vice President, Global Strategy. The employment agreement had an initial four-year term ending on April 1, 2011. On April 13, 2011, the Company entered into an amended and restated employment agreement with Mr. Cappelli that extended the term of that agreement to August 31, 2014 and revised his compensation in several respects. The key features of the extended employment agreement may be summarized as follows:

Term.    The term of Mr. Cappelli’s existing March 31, 2007 employment agreement has been extended through August 31, 2014. Thereafter, the extended agreement will be automatically renewed from year to year, unless either party elects otherwise at least 90 days prior to the start of the next one-year term.

Position and Title.    Mr. Cappelli will continue to serve as Co-Chief Executive Officer. However, should Mr. Edelstein, the Company’s other Co-Chief Executive Officer, leave the Company’s employ during the term of the extended agreement, Mr. Cappelli will become the Company’s sole Chief Executive Officer.

Cash Compensation.    For the period from April 1, 2011 to August 31, 2011, Mr. Cappelli’s base salary will be at the annualized rate of $650,000. For each subsequent fiscal year within the term of the extended agreement, Mr. Cappelli’s annual base salary will be increased as follows, effective as of the September 1 start date of the applicable fiscal year:

Fiscal Year	Annual Base Salary
September 1, 2011 to August 31, 2012	$700,000
September 1, 2012 to August 31, 2013	$750,000
September 1, 2013 to August 31, 2014	$800,000

For each fiscal year within the term of the extended agreement, Mr. Cappelli’s target bonus will be set at not less than 100% of his rate of base salary for that year. The actual bonus earned for each such fiscal year will be based on the level at which the applicable performance goals for that year are attained.

Multi-Year Equity Award.    Mr. Cappelli received a multi-year equity award designed to cover the 2012, 2013 and 2014 fiscal years. Part of that multi-year award was made on April 13, 2011 upon execution of the extended agreement and was comprised of the following components: restricted stock units covering 248,000 shares of Class A common stock and a stock option covering an additional 235,000 shares of Class A common stock with an exercise per share equal to the $39.88 closing price per share on the grant date. The restricted stock unit has a performance-vesting condition tied to the Company’s attainment of not less than $240 million of net operating income for the 2012 fiscal year. A substantial portion of the remainder of the three-year aggregated equity award was made on July 6, 2011 in lieu of a series of annual equity awards for the 2012, 2013 and 2014 fiscal years and was comprised of the following components: (i) Apollo Group performance share units covering 55,617 shares of Class A common stock at target level and subject to the same performance-vesting and substantially the same service-vesting requirements as the performance share unit awards made at the same time to the Company’s other executive officers, (ii) stock options covering 772 shares of Class A common stock with an exercise price of $47.47 per share, (iii) additional restricted stock units covering 208 shares of Class A common stock with a performance-vesting condition tied to the Company’s attainment of not less than $240 million of net operating income for the 2012 fiscal year and (iv) performance share units covering 21,066 shares of Class A common stock tied to the long-term performance of Apollo Global. The balance of the three-year aggregated equity award (with a reserved grant-date value of $500,000) will be made in the future and is expected to be in the form of performance share units tied to the long-term performance of the new AES entity.

Additional Equity Awards.    For the stub period between April 1, 2011 and the close of the 2011 fiscal year, Mr. Cappelli was awarded restricted stock units covering 49,000 shares of Class A common stock on April 13, 2011 upon the execution of the extended agreement. In addition to a service-vesting requirement, the award has a performance-vesting condition tied to the Company’s attainment of not less than $240 million of net operating income for the 2012 fiscal year. At the same time, Mr. Cappelli was also issued a special retention award in the form of restricted stock units covering 38,000 shares of Class A common stock and subject to a service-vesting schedule.

Vesting of April 13, 2011 Equity Awards

•

The stock option component will vest in 4 successive equal annual installments over Mr. Cappelli’s period of continued employment with the Company measured from the April 13, 2011 effective date of such grant and will have a maximum term of 6 years. However, should Mr. Cappelli’s employment terminate for any of the following reasons (a “Qualifying Termination Event”): (i) an involuntary termination by the Company other than for cause, (ii) the Company’s failure to renew the extended employment agreement, (iii) death or disability or (iv) a resignation for good reason, then he will receive an additional 12 months of service-vesting credit, In addition, the stock option, to the extent vested and outstanding at the time of a clause (i), (ii) or (iv) termination event, will remain exercisable for a 24-month period measured from the date of that termination event, but in no event beyond the expiration of the maximum 6-year option term. Upon a termination for any other reason (other than a termination for cause), the option will remain exercisable until the earlier of (a) the expiration of the 12-month period measured from the date of such resignation or termination event or (b) the expiration of the maximum 6-year option term.

•

Upon the satisfaction of the applicable adjusted net income performance condition, 25% of the restricted stock component will vest on August 31, 2012, and the balance will vest in 3 successive equal annual installments measured from the one-year anniversary of the April 13, 2011 effective date of the award, provided he continues in the Company’s employ through each of those four vesting dates. However, upon a Qualifying Termination Event, Mr. Cappelli will receive additional 12 months of service-vesting credit. In no event, however, will any portion of such restricted stock unit award vest unless the applicable performance goal for that award is attained.

•

Upon the satisfaction of the applicable adjusted net income performance condition, 50% of the stub-period restricted stock unit award will vest on the last day of the 2012 fiscal year, and the balance will vest in two successive equal annual installments measured from the one-year anniversary of the effective date of the award, provided Mr. Cappelli continues in the Company’s employ through each vesting date. However, upon a Qualifying Termination Event, Mr. Cappelli will receive additional 12 months of service-vesting credit. In no event, however, will any portion of such restricted stock unit award vest unless the applicable performance goal for that award is attained.

•

20% of the special retention restricted stock unit award will vest on the first anniversary of the grant date, an additional 40% will vest on the second anniversary of the grant date, and the remaining 40% will vest on the third anniversary of the grant date, provided Mr. Cappelli continues in the Company’s employ through each such annual vesting date. However, upon a Qualifying Termination Event, Mr. Cappelli will receive an additional 12-month service-vesting credit upon such termination.

The special service vesting credits to be provided upon a Qualifying Termination Event will in each instance be subject to Mr. Cappelli’s delivery of an effective general release of all claims against the Company and its affiliates.

Vesting of July 6, 2011 Equity Awards

•

The stock option and restricted stock unit components of Mr. Cappelli’s July 6 2011 equity award each have the same vesting schedule in effect for the comparable portion of the April 13, 2011 equity award. The performance share unit award component that is tied to the Company’s financial performance has both performance-vesting and service-vesting conditions. The performance-vesting conditions are based on an adjusted free cash flow metric and two measures of academic success in the form of average credit earned per new enrolled student in the University of Phoenix bachelor and associate degree programs. To the extent the performance-vesting conditions are satisfied, the performance share units will convert into actual shares of Class A common stock at a rate ranging from 50% for threshold level attainment to 200% for maximum level attainment. Mr. Cappelli will vest in the resulting number of shares of Class A common stock based on his continued service over the three-year service period coincident with the Company’s 2012, 2013 and 2014 fiscal years, with one third service-vesting to occur upon completion of each such fiscal year of service.

•

The performance share unit award that is tied to Apollo Global’s financial performance also has both performance-vesting and service-vesting conditions. The performance-vesting condition will be measured in terms of the growth in Apollo Global’s adjusted operating free cash flow over a three-year period. To the extent that performance-vesting condition is satisfied, the performance share units will convert into actual shares of Class A common stock at a rate ranging from 100% for minimum level attainment to 600% for maximum level attainment. Mr. Cappelli will vest in the resulting number of shares of Class A common stock based on his continued service over the three-year service period coincident with the Company’s 2012, 2013 and 2014 fiscal years, with one third service-vesting to occur upon completion of each such fiscal year of service.

For purposes of the service-vesting requirements of the July 6, 2011 restricted stock unit and performance share unit awards, Mr. Cappelli will receive an additional twelve months of service credit upon a Qualifying Termination Event. In no event, however, will any portion of each such award vest unless the applicable performance goal for that award is attained. Mr. Cappelli will also be entitled to a similar twelve month service-vesting credit under his July 6, 2011 stock option grant should a Qualifying Termination Event occur.

Severance Benefits.    The severance benefit provisions of Mr. Cappelli’s pre-existing employment agreement continue in effect during the extended term of his new agreement. Accordingly, if his employment is terminated by the Company other than for cause or disability or he resigns for good reason, or if the Company elects not to renew his extended employment agreement, he will be entitled to the following severance benefits, provided he executes and delivers a general release to the Company:

•

a separation payment equal to (A) two times his annual rate of base salary in effect at the time and (B) two times the average of his actual bonuses for the three fiscal years immediately preceding the fiscal year in which such termination of employment occurs, with such payment to be made over the 12-month period measured from the date of his separation from service.

•

service-vesting credit as described above for each component of the three-year aggregated equity award made to him in lieu of annual equity awards for the 2012, 2013 and 2014 fiscal years, the stub-period equity award, and the special retention award made to him under the new contract.

•	an extended period for exercise of his vested options, as described above.

•	lump sum payment to cover 18-months of estimated COBRA coverage costs.

Death or Disability

In the event Mr. Cappelli’s employment terminates due to death or disability, he or his estate will be paid his target bonus, pro-rated for his actual period of employment with the Company during the year in which his employment terminates. In addition, he will be entitled to the 12-month service-vesting credit described above with respect to each of his unvested stock options, restricted stock units or other equity awards. However, should any such unvested equity awards also have a performance-vesting condition at the time of his death, then upon the attainment of the applicable performance goals, the applicable service-vesting credit will be applied toward the satisfaction of any service-vesting requirement that was not otherwise satisfied at the time of his death.

Special Resignation Provision.    If Mr. Cappelli provides notice to the Company at least six (6) months before the August 31, 2014 expiration date of the initial term of his extended contract that he intends to resign on that date, then upon the effective date of such resignation, he will receive a partial service-vesting credit with respect to each of his April and July 2011 equity awards that is otherwise unvested at the time. Such vesting credit will be applied as if the service-vesting condition for the annual installment of each such award in which his August 31, 2014 resignation date occurs were in the form of twelve (12) successive equal monthly installments of continued service and will be in the amount necessary to bring his service vesting within that installment period to a total of 6 months. However, in no event will any such service-vesting credit result in the vesting in whole or in part of any equity award with performance-vesting conditions if those conditions are not in fact satisfied.

Other Terms. For the one-year period following termination of employment, Mr. Cappelli will be subject to certain non-compete and non-solicitation covenants.

Sean Martin

On September 20, 2010, Mr. Martin joined the Company as Senior Vice President and General Counsel. Pursuant to his August 23, 2010 offer letter, Mr. Martin will receive an annual base salary of $435,000 and will participate in the executive officer incentive bonus plan at a target level equal to 75% of base salary. Mr. Martin also received two sets of equity awards in connection with his commencement of employment. The first set was designed to make him whole for the equity awards that he forfeited from his former employer when he joined the Company, and the second set represented his pro-rated new-hire equity award for the 2011 fiscal year.

Mr. Martin’s make-whole equity award package consists of an option grant for 32,008 shares of Class A Common Stock with an exercise price of $36.58 per share and a restricted stock unit award covering an additional 13,128 shares of Class A Common Stock. The stock option component will vest in four successive equal annual installments over a four-year period of service measured from the October 15, 2010 effective date of the grant and will immediately vest in full upon certain changes in control or ownership of the Company or upon an involuntary termination of his employment other than for cause. The restricted stock unit component vested as to 4,104 shares on March 30, 2011 upon his completion of six months of employment with the Company, and the balance will vest in four successive equal annual installments on each of the first four anniversaries of the October 15, 2010 effective date of the award, provided Mr. Martin continues in the Company’s employ through each such vesting date. All of the restricted stock units will immediately vest upon certain changes in control or ownership of the Company or in the event his employment is involuntarily terminated other than for cause.

Mr. Martin’s pro-rated equity package for his 2011 fiscal-year service with the Company was based on a full-year grant-date value of $1,000,000 (pro-rated to $791,781 by reason of his actual employment commencement date). Accordingly, that package is comprised of stock options covering 22,660 shares of Class A common stock with an exercise price of $36.58 per share, a restricted stock unit award covering an additional 9,200 shares of Class A common stock and a performance-share unit award based on an additional 3,249 shares of Class A common stock.

The stock option component will vest in four successive equal annual installments over a four-year period of service measured from July 6, 2010 and will immediately vest in full upon certain changes in control or ownership of the Company.

The restricted stock unit component has both performance-vesting and service-vesting components. Accordingly, none of the awarded restricted stock units would have vested unless the Company’s net income for the 2011 fiscal year was at least $400 million, as adjusted to exclude litigation costs and expenses (including judgments, verdicts and settlement amounts) and any extraordinary and non-recurring items. Since that performance-vesting target was attained, one-fourth of the restricted stock unit award vested upon Mr. Martin’s continuation in employment through the end of the 2011 fiscal year. The balance of the restricted stock units will then vest in three successive equal annual.

The performance share unit component also has both performance-vesting and service-vesting requirements. The performance-vesting requirement is to the average of the annual growth rates in the Company’s adjusted free cash flow for each of the three fiscal years comprising the performance period (the Company’s 2011, 2012 and 2013 fiscal years). Based on the level at which that performance requirement is attained, the performance shares will convert into actual shares of Class A common stock at a rate ranging from 50% for threshold level attainment to 200% for maximum level attainment. Mr. Martin will vest in one third of those converted shares for each fiscal year within the performance period that he remains in the Company’s employ, with the vested shares (if any) to be issued following the completion of the performance period.

In addition to such compensation, the Company also has provided Mr. Martin with a $263,000 sign-on bonus and a relocation package which included a $450,000 reimbursement of the loss he incurred upon the sale of his California residence, a $394,000 tax gross-up on such reimbursement, additional reimbursements for relocation expenses and commuting costs in the aggregate amount of approximately $219,000 and a tax-gross-up with respect to those additional reimbursements in the approximate amount of $60,000.

Executive Severance Pay Plan

On June 24, 2010, the Company implemented the Senior Executive Severance Pay Plan pursuant to which the Company’s executive officers and other senior executives may become entitled to salary continuation payments and certain other severance benefits in the event their employment with the Company is involuntarily terminated other than for cause. The severance benefits to which the covered participants may become entitled upon such a termination of employment may be summarized as follows:

(i)	separation pay in the form of salary continuation payments ranging from nine (9) months for Grade Level 18 executives to twenty-four (24) months for Grade Level 22 executives;

(ii)

for executives in Grade Levels 20 or above, such separation pay will also include 100% of the average of their annual bonuses earned for the three (3) fiscal years preceding the fiscal year of their termination, and for Grade 19 Level executives, such separation pay will also include 50% of such average annual bonus;

(iii)	lump sum payment of estimated COBRA health care coverage costs for executives at Grade Level 20 and above for a period coterminous with their salary continuation period;

(iv)

limited pro-rata vesting of equity awards made on or after the June 24, 2010 effective date of the plan to individuals who are at Grade Level 18 or above on the effective date of those awards, with such pro-rata vesting applied as if the annual vesting installment for the twelve (12)-month measurement period in which such termination occurs had vested in twelve successive equal monthly installments, but subject to the attainment of any applicable performance goals; and

(v)	outplacement assistance for up to six (6) months.

Each of the named executive officers is eligible to participate in the plan at the Grade Level indicated:

Name	Grade Level	Salary Continuation Period
Dr. John G. Sperling	22	24
Charles B. Edelstein	22	24
Gregory W. Cappelli	22	24
Joseph L. D’Amico	21	18
Brian L. Swartz	20	18
Sean B.W. Martin	20	18

However, to the extent a named executive officer or other covered individual is entitled to severance benefits or other post-employment salary/bonus continuation payments under an employment agreement or other severance or termination arrangement in effect with the Company at the time of his or her termination of employment, then his or her severance benefits under the plan will be offset by the severance benefits or salary/bonus continuation payments payable under such employment agreement or other arrangement so that there will be no duplication of benefits. At present, Dr. Sperling and Messrs. Edelstein, Cappelli and D’Amico each have employment or other agreements with the Company that provide severance benefits or salary/bonus continuation payments in the event their employment is terminated under certain circumstances, and those amounts will be applied as a direct offset to their potential benefits under the Senior Executive Severance Pay Plan.

The receipt of severance benefits under the Plan will be conditioned upon the named executive officer’s delivery of an effective and enforceable general release of all claims against the Company and its affiliates and his compliance with certain non-competition, non-solicitation and non-disparagement covenants.

Pursuant to the terms of the Company’s 2000 Stock Incentive Plan, each outstanding award under such plan will vest in full on an accelerated basis in the event of certain changes in control of the Company, including an acquisition of the Company by merger or asset sale or the acquisition of 50% or more of the Company’s outstanding Class A Common Stock.

Equity Awards

Pursuant to the terms of the Company’s 2000 Stock Incentive Plan, each outstanding award under such plan will vest in full on an accelerated basis in the event of certain changes in control of the Company, including an acquisition of the Company by merger or asset sale or the acquisition of 50% or more of the Company’s outstanding Class A Common Stock.

Quantification of Benefits

The charts below indicate the potential payments to which each of the named executive officers would be entitled pursuant to the employment agreements or Senior Executive Severance Pay Plan provisions described above or under the vesting acceleration provisions of the 2000 Stock Incentive Plan based upon the following assumptions:

(i)

the named executive officer’s employment terminated on August 31, 2011 under circumstances entitling such officer to severance benefits under his employment agreement or the Senior Executive Severance Pay Plan, as applicable;

(ii)	as to any severance benefits tied to the named executive officer’s annual rate of base salary, such rate is assumed to be such officer’s annual rate of base salary in effect as of August 31, 2011;

(iii)

as to any benefits tied to a change in control, the change in control is assumed to have occurred on August 31, 2011 and the change in control consideration paid per share of outstanding Class A Common Stock is assumed to be equal to the closing selling price of such common stock on August 31, 2011, which was $46.83 per share;

(iv)

for Messrs. Edelstein, D’Amico and Cappelli, the cash severance calculation includes a bonus component equal to two times the average of their actual bonuses for the three fiscal years of employment preceding the 2011 fiscal year in which their employment is assumed to terminate;

(v)

for Dr. Sperling, the cash severance calculation includes a bonus component equal to one times the average of his actual bonuses for the three fiscal years preceding the 2011 fiscal year in which his employment is assumed to terminate; and

(vi)

for Mr. Swartz and Mr. Martin, the cash severance calculation is calculated under the Senior Executive Severance Pay Plan on the basis of their Grade 20 Level as of August 31, 2011 and consists of a salary continuation amount equal to 1.5 times annual base salary and one times the average of their actual bonuses for the three fiscal years preceding the 2011 fiscal year in which their employment is assumed to terminate.

Potential Payments Upon Termination in Connection with a Change in Control

Executive	Cash Severance ($)(1)		Accelerated Vesting of Equity Awards ($)(2)		Continued Health Care Coverage ($)	Intrinsic Value of Outstanding Vested Awards ($)(3)	Total Payment ($)
Dr. John G. Sperling	2,470,683	(4)	7,024,848		13,473	121,787	9,630,791
Charles B. Edelstein	3,432,000		2,230,747		13,337	—	5,676,084
Gregory W. Cappelli	3,305,778		23,152,853	(6)	43,510	—	26,502,141
Joseph L. D’Amico	2,985,333		6,809,842	(5)	654	113,925	9,909,754
Brian L. Swartz	1,042,506		3,303,654		22,845	42,922	4,411,927
Sean B. W. Martin	652,500		2,326,263		32,999	58,038	3,069,800

(1)

The cash severance amount in the above table will be payable in a series of successive equal monthly installments over a period ranging from 24 months for Dr. Sperling to 18 months for Mr. Swartz and Mr. Martin to 12 months for Messrs. Edelstein, Cappelli and D’Amico.

(2)

Represents the intrinsic value of each stock option or other equity award which vests on an accelerated basis upon the change in control and is calculated by multiplying (i) the aggregate number of shares of the Company’s Class A Common Stock which vest on such an accelerated basis under such award by (ii) the amount by which the $46.83 closing selling price of the Class A Common Stock on August 31, 2011 exceeds any exercise price payable per vested share. The outstanding performance share unit awards, whether tied to the performance of the Company or Apollo Global, are deemed to convert at 100% based on an assumed attainment of the applicable performance goal at target level.

(3)

Based on the spread between the $46.83 closing selling price of the Company’s Class A Common Stock on August 31, 2011 and the exercise price in effect for each outstanding option that was already vested on such date in accordance with its normal annual installment vesting schedule.

(4)

Dr. Sperling will also be entitled to receive pension payments at the rate of $850,000 per year over his lifetime pursuant to his deferred compensation agreement, as disclosed in the “Pension Benefits” section above.

(5)

Mr. D’Amico’s July 6, 2010 and July 6, 2011 option grant for 100,044 and 50,804 shares, respectively, will remain outstanding for an extended period should his employment terminate under certain circumstances.

(6)

Mr. Cappelli’s April 13, 2011 and July 6, 2011 option grant for 235,000 and 772 shares, respectively will remain outstanding for an extended period should his employment terminate under certain circumstances.

Potential Payments Solely Upon Change in Control

Upon certain changes in control or ownership of the Company, the outstanding equity awards of each named executive officer will vest in full on an accelerated basis, yielding the same accelerated vesting dollar amounts for those awards indicated in the Accelerated Vesting of Equity Awards column of the above table for a change in control event effected on August 31, 2011, whether or not the executive officer’s employment was in fact terminated at that time.

Potential Payments Upon Termination Not in Connection with a Change in Control

Executive	Cash Severance ($)(1)		Accelerated Vesting of Equity Awards ($)(2)(3)	Continued Health Care Coverage ($)	Intrinsic Value of Outstanding Vested Awards ($)(4)	Total Payment ($)
Dr. John G. Sperling	2,470,683	(5)	183,386	13,473	121,787	2,789,329
Charles B. Edelstein	3,432,000		—	13,337	—	3,445,337
Gregory W. Cappelli	3,305,778		5,678,093	43,510	—	9,027,381
Joseph L. D’Amico	2,985,333		5,325,003	654	113,925	8,424,915
Brian L. Swartz	1,042,506		1,010,029	22,845	42,922	2,118,302
Sean B. W. Martin	652,500		995,076	32,999	58,038	1,738,613

(1)

The cash severance amount in the above table will be payable in a series of successive equal monthly installments over a period ranging from 24 months for Dr. Sperling to 18 months for Mr. Swartz and Mr. Martin to 12 months for Messrs. Edelstein, Cappelli and D’Amico.

(2)

For Messrs. Edelstein, Cappelli, and D’Amico, the amounts represent the intrinsic value of each stock option or other equity award which vests in whole or in part on an accelerated basis in connection with an involuntary termination of employment (other than for cause) or resignation for good reason and is calculated by multiplying (i) the aggregate number of shares of the Company’s Class A Common Stock which vest on such an accelerated basis under such award by (ii) the amount by which the $46.83 closing selling price of the Class A Common Stock on August 31, 2011 exceeds any exercise price payable per vested share. For each of Mr. Cappelli’s April 13, 2011 and July 6, 2011 equity awards, the vesting acceleration calculation takes into account the 12-month service-vesting credit to which he would be entitled upon such termination of employment and assumes that the conversion rate for each performance share unit award will be at 100%. For each of Mr. D’Amico’s July 6, 2010 and July 6, 2011 equity awards, the continued vesting that would otherwise occur during the period following his termination of employment is included in the above table as if the vesting of those equity awards occurred on an accelerated basis at the time of his termination of employment, since no further service would actually be required for the continued vesting period. In addition, for Mr. D’Amico’s July 6, 2010 and July 6, 2011 performance share unit award, it is assumed that such award will convert at 100% based on an assumed attainment of the applicable performance goal at target level.

(3)

For Mr. Swartz and Mr. Martin, represents the intrinsic value of the limited portion of each stock option or other equity award granted after June 23, 2010 which vests on an accelerated basis under the Senior Executive Severance Pay Plan in connection with an involuntary termination of employment (other than for cause) and is calculated by multiplying (i) the limited number of shares of the Company’s Class A Common Stock which vest on such an accelerated basis under such award by (ii) the amount by which the $46.83 closing selling price of the Class A Common Stock on August 31, 2011 exceeds any exercise price payable per vested share.

(4)

Based on the spread between the $46.83 closing selling price of the Company’s Class A Common Stock on August 31, 2011, and the exercise price in effect for each outstanding option that was already vested on such date in accordance with its normal annual installment vesting schedule.

(5)

Dr. Sperling will also be entitled to receive pension payments at the rate of $850,000 per year over his lifetime pursuant to his deferred compensation agreement, as disclosed in the “Pension Benefits” section above.

Potential Payments Upon Death or Disability

Messrs. Edelstein, D’Amico, and Cappelli would each receive accelerated vesting of their January 18, 2011 retention award should their employment cease by reason of death. The intrinsic value of such accelerated vesting had their employment so terminated on August 31, 2011 would be $2,230,747 for Mr. Edelstein, $2,230,747 for Mr. Cappelli and $1,204,608 for Mr. D’Amico.

Mr. Cappelli would also be entitled to 12-months of service-vesting credit with respect to each of his April 13, 2011 and July 6, 2011 equity awards should his employment cease by reason of death or disability. The intrinsic value of each such option or other equity award (exclusive of the intrinsic value set forth above for his January 2011 retention award) which would have vested on such a basis had the termination of Mr. Cappelli’s employment occurred on August 31, 2011 by reason of his death or disability would be $5,678,093, assuming all applicable performance-vesting conditions were met at target level.

If Mr. Edelstein’s employment were to terminate by reason of death or disability, he would also be entitled to pro-rata vesting of his outstanding August 26, 2008 stock option grant, as if that option vested in monthly installments over the applicable vesting period. However, based on the $46.83 per share closing price of the Class A Common Stock on August 31, 2011, the accelerated portion of that option would have had no intrinsic value at that time by reason of its $62.51 per share exercise price.

Mr. D’Amico would also be entitled to pro-rata vesting of his pre-July 6, 2010 unvested equity awards, as if those awards vested in monthly installments over the applicable vesting period, should his employment cease by reason of death or disability. Mr. D’Amico would also be entitled to 18-months of service-vesting credit with respect to each of his July 6, 2010 and July 6, 2011 equity awards should his employment cease by reason of death or disability. The intrinsic value of each such option or other equity award (exclusive of the intrinsic value set forth above for his January 2011 retention award) which would have vested on such a basis had the termination of Mr. D’Amico’s employment occurred on August 31, 2011 by reason of his death or disability would be $2,424,440, assuming all applicable performance-vesting conditions were met at target level.

In addition, Messrs. Edelstein, D’Amico, and Cappelli would each receive a pro-rated bonus for the portion of the fiscal year preceding their death or disability. For Mr. Edelstein, the pro-rated bonus would be based on his prior three-year average bonus; for Mr. Cappelli, the pro-rated bonus would be based on his target bonus; and for Mr. D’Amico, the pro-rated bonus would be based on the actual level of performance goal attainment for the year in which his death or disability occurs.

DIRECTOR COMPENSATION

The following table sets forth certain information regarding the compensation of each individual who served as a member of our Board of Directors during the 2011 fiscal year for services rendered in such capacity during that year. Board members who are also employees of the Company but who do not receive any additional compensation for their Board service are not included in the table.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2) (c)	Option Awards ($)(3) (d)	Total ($) (h)
Dino J. DeConcini	119,250	160,021	95,068	374,339
Samuel A. DiPiazza, Jr.*	127,056	160,021	95,068	382,145
Stephen J. Giusto*	37,500	151,802	236,482	425,784
Dr. Roy A. Herberger, Jr.	140,456	160,021	95,068	395,545
Dr. Ann Kirschner	104,000	160,021	95,068	359,089
Robert S. Murley	15,256	160,021	95,068	270,345
K. Sue Redman	111,000	160,021	95,068	366,089
James R. Reis*	36,500	—	—	36,500
Manuel F. Rivelo	117,000	160,021	95,068	372,089
Darby E. Shupp	27,875	218,465	153,490	399,830	(4)
George A. Zimmer	74,750	160,021	95,068	329,839

*	Mr. DiPiazza resigned from the Board effective October 31, 2011, Mr. Giusto resigned from the Board on February 22, 2011 and Mr. Reis ceased serving on the Board as of January 12, 2011.

(1)

The amounts set forth in this column represent fees earned by each Board member during fiscal year 2011 for service in such capacity and as a member of one or more Board committees, regardless of whether the fees were actually paid during the fiscal year. The aggregate amount reported for each Board member is comprised of the following categories of payments, and no other cash compensation was paid to those Board members for the 2011 fiscal year.

Name	Annual Retainer ($)	Board Meeting Fees ($)	Committee Meeting Fees ($)	Committee Chairperson — Additional Retainer ($)	Total ($)
Dino J. DeConcini	50,000	13,000	40,250	16,000	119,250
Samuel A. DiPiazza, Jr.	50,000	13,000	50,000	14,056	127,056
Stephen J. Giusto	12,500	7,000	18,000	—	37,500
Dr. Roy A. Herberger, Jr.	50,000	13,000	36,500	40,956	140,456
Dr. Ann Kirschner	50,000	12,000	42,000	—	104,000
Robert S. Murley	8,560	4,000	—	2,696	15,256
K. Sue Redman	50,000	13,000	28,000	20,000	111,000
James R. Reis	12,500	6,000	18,000	—	36,500
Manuel F. Rivelo	50,000	13,000	54,000	—	117,000
Darby E. Shupp	21,875	6,000	—	—	27,875
George A. Zimmer	50,000	13,000	11,750	—	74,750

(2)

Represents the grant-date fair value of each restricted stock unit award made to the non-employee Board member during the 2011 fiscal year. The grant-date fair value of each such award was determined in accordance with ASC 718, and accordingly calculated by multiplying the number of shares of the Class A Common Stock underlying the restricted stock unit award by the closing price per share of such common stock on the award date, without any adjustment to estimated forfeitures related to service-based vesting conditions. The table below shows for each non-employee Board member (i) the award date of his or her restricted stock units during the 2011 fiscal year, (ii) the ASC 718 grant-date fair value of each such award and (iii) the aggregate number of shares of the Company’s Class A Common Stock underlying the outstanding restricted stock unit awards held by that individual as of August 31, 2011. See “Director Equity Compensation” below for a description of the terms of the restricted stock units awarded to our non-employee Board members during fiscal year 2011.

Name	Award Date	ASC 718 Grant-Date Fair Value ($)		Number of Shares of Class A Common Stock Subject to All Outstanding Restricted Stock Units Held as of August 31, 2011 (#)
Dino J. DeConcini	July 6, 2011	160,021		3,371
Samuel A. DiPiazza, Jr.	July 6, 2011	160,021	*	3,371
Stephen J. Giusto	February 18, 2011	151,802	**	3,313
Dr. Roy A. Herberger, Jr.	July 6, 2011	160,021		3,371
Dr. Ann Kirschner	July 6, 2011	160,021		3,371
Robert S. Murley	July 6, 2011	160,021		3,371
K. Sue Redman	July 6, 2011	160,021		3,371
Manuel F. Rivelo	July 6, 2011	160,021		3,371
Darby E. Shupp	April 29, 2011	58,444		—
Darby E. Shupp	July 6, 2011	160,021		4,831
George A. Zimmer	July 6, 2011	160,021		3,371

*

Does not include the incremental grant-date fair value $159,617 attributable to the modification made to that award on October 18, 2011 to provide for accelerated vesting upon Mr. DiPiazza’s resignation from the Board on October 31, 2011.

**

Represents the incremental grant-date fair value attributable to the modification made on February 18, 2011 to Mr. Giusto’s July 6, 2010 restricted stock unit award for 3,313 shares of Class A Common Stock to provide for accelerated vesting of those shares upon his resignation from the Board on February 22, 2011 to assume a full-time executive management position with the Company.

(3)

Represents the grant-date fair value of each stock option grant made to the non-employee Board member during the 2011 fiscal year, calculated in accordance with ASC 718, and does not take into account any estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of the ASC 718 grant-date fair value of each option grant are set forth in Notes 2 and 18 to the Company’s consolidated financial statements for the fiscal year ended August 31, 2011 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 20, 2011. The following table shows for each named individual (i) the grant date of each option granted to him or her during the 2011 fiscal year, (ii) the grant-date fair value of such option, as calculated in accordance with ASC 718, and (iii) the aggregate number of shares of the Company’s Class A Common Stock subject to all outstanding options held by that individual as of August 31, 2011. See “Director Equity Compensation” below for a description of the number and terms of the options granted to our non-employee Board members during fiscal year 2011.

Name	Option Grant Date	ASC 718 Grant-Date Fair Value ($)		Number of Shares of Class A Common Stock Subject to All Outstanding Options Held as of August 31, 2011 (#)
Dino J. DeConcini	July 6, 2011	95,068		103,131
Samuel A. DiPiazza, Jr.	July 6, 2011	95,068		18,381
Stephen J. Giusto	February 18, 2011	236,482	*	17,501
Dr. Roy A. Herberger, Jr.	July 6, 2011	95,068		35,881
Dr. Ann Kirschner	July 6, 2011	95,068		32,881
Robert S. Murley	July 6, 2011	95,068		5,380
K. Sue Redman	July 6, 2011	95,068		26,381
Manuel F. Rivelo	July 6, 2011	95,068		22,881
Darby E. Shupp	April 29, 2011	58,422		—
Darby E. Shupp	July 6, 2011	95,068		9,604
George A. Zimmer	July 6, 2011	95,068		42,381

*

Represents the incremental grant-date fair value attributable to the following modifications made on February 18, 2011 to Mr. Giusto’s outstanding stock options: (i) the accelerated vesting of Mr. Giusto’s July 6, 2010 stock option for 9,001 shares of Class A Common Stock and (ii) the extension of the exercise period for that option and two other outstanding stock options covering an additional 8,500 shares in the aggregate until February 28, 2014 Those modifications became effective upon his resignation from the Board on February 22, 2011 to assume a full-time executive management position with the Company.

(4)

Ms. Shupp is provided office space and related services by the Company in connection with her services as an executive employee of one of Dr. Sperling’s companies. The Company does not believe that any incremental costs have been incurred in connection with those items and accordingly, no compensation has been attributed to Ms. Shupp for those items.

Cash Retainer/Meeting Fees

Dr. Sperling and Messrs. Edelstein, Cappelli, Peter Sperling and Ms. Bishop, executive officers of the Company, did not receive any additional compensation for their service on the Board of Directors during the 2011 fiscal year.

Retainer Fees.    For the 2011 fiscal year, our non-employee Board members received a $50,000 annual retainer or a pro-rated amount for a partial year of service. In addition, for the 2011 fiscal year, the Audit Committee Chair received a $20,000 retainer, the Compensation Committee Chair received an $18,000 retainer and the Nominating and Governance Committee Chair received a $16,000 retainer. The Independent Director Committee Chair received a $20,000 retainer, the Special Litigation Committee Chair received a $14,056 retainer for the 2011 fiscal year and the Finance Committee Chair earned a retainer of $2,696. Such retainer fees are paid quarterly.

Meeting Fees.    Non-employee Board members received $2,000 for each Board meeting attended. In addition, members of the Audit Committee, Independent Director Committee and the Special Litigation Committee received $2,000 for each committee meeting attended. Members of the Compensation Committee, Nominating and Governance Committee and Finance Committee received $1,500 for each committee meeting attended, including working group meetings. The meeting fee for each of the various Board Committees is reduced by 50% if the duration of the meeting is less than one hour.

Expenses. Non-employee Board members are also reimbursed for out-of-pocket expenses.

No changes were made to the retainer or meeting fees payable to the non-employee Board members for their service on the Board or any committee of the Board in fiscal year 2012.

Director Equity Compensation

Equity Compensation For Fiscal Year 2011

For fiscal year 2011 Board service, each non-employee Board member was granted an option with a fixed value of $140,000, calculated in accordance with the Black-Scholes option-pricing formula, as of a specified date shortly before the actual grant date in order to allow the timely filing of the requisite Form 4 reports. Accordingly, each of the following non-employee Board members was granted an option on July 6, 2010 to purchase 9,001 shares of the Company’s Class A Common Stock under the Company’s 2000 Stock Incentive Plan: Dino J. DeConcini, Samuel A. DiPiazza, Jr., Stephen J. Giusto, Dr. Roy A. Herberger, Jr., Dr. Ann Kirschner, K. Sue Redman, James R. Reis, Manuel F. Rivelo and George A. Zimmer. Each option has an exercise price of $42.27 per share, the fair market value of the Class A Common Stock on the grant date, and a maximum term of six years, subject to earlier termination following the cessation of Board services. Each option vested upon the optionee’s continuation in Board service through August 31, 2011. In addition, on July 6, 2010 each of the foregoing non-employee Board members received an award of restricted stock units covering 3,313 shares of the Company’s Class A Common Stock, with a value of $140,041 per award, based on the closing selling price per share of such common stock as of a specified date shortly before the actual grant date in order to allow the timely filing of the requisite Form 4 reports. Each restricted stock unit will entitle the Board member to one share of the Company’s Class A Common Stock on the vesting date of that unit, unless the issuance of such vested share is subject to a deferral election. The restricted stock units vested upon the director’s continuation in the Board service through August 31, 2011.

On April 29, 2011, in connection with her appointment to the Board, Ms. Shupp received a pro-rata equity award for 2011 fiscal year Board service. Such equity award was comprised of an option grant for 4,224 shares of the Company’s Class A Common Stock with an exercise price of $40.03 per share and a restricted stock unit award covering 1,460 shares of the Company’s Class A Common Stock. Both components of such equity award vested on August 31, 2011 upon Ms. Shupp’s continuation in Board service through that date.

Since Mr. Reis ceased serving as a Board member before the August 31, 2011 vesting date, he did not vest in any of the equity awards made to him for fiscal year 2011 Board service.

Equity Compensation For Fiscal Year 2012

For fiscal year 2012 Board service, each of the following non-employee Board members were granted options in the value of $95,000, calculated in accordance with the Black-Scholes option-pricing formula, as of a specified date shortly before the actual grant date in order to allow the timely filing of the requisite Form 4 reports. Accordingly, each of the following non-employee Board members was granted an option on July 6, 2011 to purchase 5,380 shares of the Company’s Class A Common Stock under the Company’s 2000 Stock Incentive Plan: Dino J. DeConcini, Dr. Roy A. Herberger, Jr., Dr. Ann Kirschner, Robert S. Murley, K. Sue Redman, Manuel F. Rivelo, Darby E. Shupp and George A. Zimmer. Each option has an exercise price of $47.47 per share, the fair market value of the Class A Common Stock on the grant date, and a maximum term of six years, subject to earlier termination following the cessation of Board services. Each option will vest upon the optionee’s continuation in Board services through August 31, 2012. In addition, on July 6, 2011 each of the foregoing non-employee Board members received an award of restricted stock units covering 3,371 shares of the Company’s Class A Common Stock, with a value of $160,000 per award, based on the closing selling price per share of such common stock as of a specified date shortly before the actual grant date in order to allow the timely filing of the requisite Form 4 reports. Each restricted stock unit will entitle the Board member to one share of the Company’s Class A Common Stock on the vesting date of that unit, unless the issuance of such vested share is subject to a deferral election. The restricted stock units will vest upon the director’s continuation in the Board service through August 31, 2012.

Deferral Election Program for Non-Employee Board Members

Effective with the 2010 calendar year, the Company has implemented a deferral election program for the non-employee Board members. Pursuant to that program, each non-employee Board member may elect to defer up to 100% of the annual retainer fees payable for service on the Board or any Board committee. The deferral election must be made prior to the start of the calendar year for which the retainer fees subject to the election are to be earned. During the deferral period, the deferred fees will be credited with an investment return based on the investment funds the non-employee Board member selects to measure that return. The available investment funds are substantially the same as those offered under the Company’s broad-based employee 401(k) savings plan, and the non-employee Board member may change investment selections on a daily basis. The fees deferred for each calendar year, together with the credited investment return, will be paid either in a lump sum or in a series of up to 10 annual installments (as specified by the non-employee Board member in his or her deferral election for that year) following his or her cessation of Board service.

Effective with the 2010 calendar year, each non-employee Board member may also file a deferral election with respect to the shares of the Company’s Class A Common Stock that vest and become issuable under any restricted stock unit awards made to him or her while the program is in effect. The election must be made prior to the start of the calendar year in which the restricted stock units subject to that election are awarded. The non-employee Board member may elect to defer up to 100% of the shares subject to the restricted stock unit award or a designated dollar amount of those shares in any multiple of $1,000. The deferred shares of the Company’s Class A Common Stock will be issued either in a lump sum or in a series of up to 10 equal annual installments (as specified by the non-employee Board member in his or her deferral election for that restricted stock unit award) following his or her cessation of Board service.

In the event of the non-employee Board member’s death, his or her deferred fees and deferred shares under the program will be distributed in a lump sum to his or her designated beneficiary.

Arrangements with Terminating Board Members

In connection with Mr. Giusto’s resignation from the Board on February 22, 2011 to assume a full-time executive management position with the Company, the Compensation Committee approved the following modifications to the outstanding equity awards that had been made to Mr. Giusto during his period of Board service:

•	the accelerated vesting of his July 6, 2010 stock option grant for 9,001 shares of Class A Common Stock;

•	the extension of the exercise period for that option and two other stock options for an additional 8,500 shares of Class A Common Stock in the aggregate until February 28, 2014; and

•	the accelerated vesting of his July 6, 2010 restricted stock unit award for 3,313 shares of Class A Common Stock.

In connection with Mr. Piazza’s resignation from the Board on October 31, 2011, the Compensation Committee decide to accelerate the vesting of his July 6, 2011 restricted stock unit award covering 3,371 shares of the Company’s Class A Common Stock, and those shares were accordingly issued to Mr. DiPiazza on his October 31, 2011 resignation date. No other changes or modifications were made to Mr. DiPiazza’s outstanding equity awards.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has the sole authority to retain or dismiss our independent registered public accounting firm. The Audit Committee has selected Deloitte & Touche LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company for its fiscal year ending August 31, 2011. Before making its determination, the Audit Committee carefully considered that firm’s qualifications as independent registered public accounting firm. The Board of Directors, following the Audit Committee’s determination, has unanimously recommended that the holders of Class B Common Stock vote for ratification of such appointment.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Class A Shareholders, will have the opportunity to make a statement, and will be available to respond to questions.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves, directly and through delegated authority to the chair of the Audit Committee, all engagements of Deloitte & Touche LLP to provide services to the Company and its subsidiaries. During fiscal year 2011, no non-audit services were provided without pre-approval under the de minimis provisions of Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended and paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

Independence Assessment by Audit Committee

The Company’s Audit Committee considered and determined that the provision of the services provided by Deloitte & Touche LLP as set forth herein is compatible with maintaining Deloitte & Touche LLP’s independence and approved all non-audit related fees and services.

Fees of the Independent Registered Public Accounting Firm	The following is a summary of the fees billed to us by Deloitte & Touche LLP and Deloitte Tax LLP for professional services rendered for the fiscal years ended August 31, 2011 and 2010:

Fee Category	Fiscal 2011	Fiscal 2010
Audit Fees
SEC filings and subsidiary stand-alone financial statements	$1,495,000	$1,889,000
Compliance and regulatory audits	878,000	937,000
Tax Fees	412,000	952,000
All Other Fees	60,000	341,000

Total Fees	$2,845,000	$4,119,000

Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated and subsidiary annual financial statements, stand-alone financial statements and internal controls over financial reporting, review of interim consolidated financial statements, and services performed in connection with statutory and regulatory filings.

Tax Fees consist of fees billed for professional services for tax compliance, tax advice, and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, mergers and acquisitions, and international tax planning.

All Other Fees consist of fees billed for professional services for review of our eXtensible Business Reporting Language filing for our 2011 Annual Report on Form 10-K, and review of certain procurement processes.

BOARD AUDIT COMMITTEE REPORT ON AUDIT RELATED MATTERS

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that Apollo Group specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee of the Board of Directors (the “Committee”) assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of the Company’s internal controls. Specific responsibilities of the Committee are set forth in the Audit Committee’s Charter adopted by the Board and last amended October 23, 2009. The Charter is available on the Company’s website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

The Committee is composed of three directors, all of whom meet the standards of independence adopted by the Securities and Exchange Commission. The Committee appoints the Company’s independent registered public accounting firm. The Committee approves in advance all services to be performed by Deloitte & Touche LLP (“Deloitte”), the company’s independent registered public accounting firm.

Management is responsible for the Company’s financial statements and reporting process, for establishing and maintaining an adequate system of internal control over financial reporting, and for assessing the effectiveness of the Company’s internal control over financial reporting. The Committee has reviewed and discussed the Company’s 2011 Annual Report on Form 10-K, including the audited consolidated financial statements of the Company and Management’s Report on Internal Control over Financial Reporting, for the year ended August 31, 2011 with management and with representatives of Deloitte.

The Committee has also discussed with Deloitte the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Committee has received from Deloitte the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Committee concerning independence, and has discussed with Deloitte its independence.

The Committee has considered whether the provision to the Company by Deloitte of limited nonaudit services is compatible with maintaining the independence of Deloitte. The Committee has satisfied itself as to the independence of Deloitte.

Based on the above review and discussions, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2011.

Submitted by:

K. Sue Redman, Chairperson

Manuel F. Rivelo

Dr. Ann Kirschner

Richard H. Dozer*

*	Mr. Dozer joined the Audit Committee on December 16, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Class A Common Stock as of October 31, 2011, by each person known to us to own more than 5% of our Class B Common Stock, each director, each named executive officer and all directors and executive officers as a group. Except as otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares, except to the extent that authority is shared by spouses under applicable law or as otherwise noted below.

Beneficial Owner	Apollo Group Class A Common Stock			Apollo Group Class B Common Stock
	Number of Shares Owned		Percent of Class Owned	Number of Shares Owned		Percent of Class Owned
Directors and Officers:
Dr. John G. Sperling	12,190,332	(1)	9.3%	243,081	(20)	51.2%
Peter V. Sperling	4,813,374	(2)	3.7%	232,068	(21)	48.8%
Gregory W. Cappelli	1,230,941	(3)	*
Charles B. Edelstein	813,769	(4)	*
Terri C. Bishop	176,641	(5)	*
Joseph L. D’Amico	166,464	(6)	*
Dino J. DeConcini	108,291	(7)	*
Brian L. Swartz	102,465	(8)	*
George A. Zimmer	50,391	(9)	*
Dr. Roy A. Herberger, Jr.	41,391	(10)	*
Dr. Ann Kirschner	35,097	(11)	*
K. Sue Redman	29,376	(12)	*
Manuel F. Rivelo	23,928	(13)	*
Sean Martin	19,345	(14)	*
Samuel A. DiPiazza, Jr.	10,456	(15)	*
Darby Shupp	6,016	(16)	*
Robert Murley	—	(17)	*
Richard H. Dozer	—	(18)	*
All Executive Officers and Directors (22 persons)	19,336,892	(19)	14.4%
Total Shares Outstanding	129,642,044		100.0%	475,149		100.0%

*	Represents beneficial ownership of less than 1%.

(1)

Includes (a) 900,000 shares held by the John Sperling 1994 Irrevocable Trust, for which Dr. Sperling and Mr. Sperling are the co-trustees (also included in the shares being reported as beneficially owned by Mr. Sperling); (b) 1,277,036 shares held by The Aurora Foundation, for which Dr. Sperling is the trustee; (c) 9,101,453 shares held by the John Sperling Revocable Trust, for which Dr. Sperling is the trustee; (d) 645,553 shares that Dr. Sperling has the right to acquire within 60 days of the date of the table set forth above; (e) 243,080 shares that the John Sperling Voting Stock Trust has the right to acquire at any time, subject to certain limitations under the Shareholder Agreement as amended, upon conversion of its Class B Common Stock, for which Dr. Sperling is the sole trustee; and (f) one share that Dr. Sperling has the right to acquire at any time upon conversion of his share of Class B Common Stock. Of the shares held by Dr. Sperling, 3,230,258 shares are pledged as security for various obligations of Dr. Sperling.

(2)

Includes (a) 900,000 shares held by the John Sperling 1994 Irrevocable Trust, for which Dr. Sperling and Mr. Sperling are the co-trustees (also included in the shares being reported as beneficially owned by

Dr. Sperling); (b) 551,156 shares held by the Peter V. Sperling Revocable Trust, for which Mr. Sperling is the trustee; (c) 190,883 shares that Mr. Sperling has the right to acquire within 60 days of the date of the table set forth above; (d) 232,067 shares that the Peter Sperling Voting Stock Trust has the right to acquire at any time, subject to certain limitations under the Shareholder Agreement as amended, upon conversion of its Class B Common Stock, for which Mr. Sperling is the trustee; and (e) one share that Mr. Sperling has the right to acquire at any time upon conversion of his share of Class B Common Stock. Of the shares held by Mr. Sperling, 1,285,670 shares are pledged as security for various obligations of Mr. Sperling.

(3)	Includes 1,150,769 shares that Mr. Cappelli has the right to acquire within 60 days of the date of the table set forth above.

(4)	Includes 750,000 shares that Mr. Edelstein has the right to acquire within 60 days of the date of the table set forth above.

(5)	Includes 167,763 shares that Ms. Bishop has the right to acquire within 60 days of the date of the table set forth above.

(6)	Includes 99,726 shares that Mr. D’Amico has the right to acquire within 60 days of the date of the table set forth above.

(7)	Includes 97,751 shares that Mr. DeConcini has the right to acquire within 60 days of the date of the table set forth above.

(8)	Includes 83,655 shares that Mr. Swartz has the right to acquire within 60 days of the date of the table set forth above.

(9)	Includes 37,001 shares that Mr. Zimmer has the right to acquire within 60 days of the date of the table set forth above.

(10)	Includes 30,501 shares that Dr. Herberger has the right to acquire within 60 days of the date of the table set forth above.

(11)	Includes (a) 6 shares held jointly in a custodial account with another person and (b) 27,501 shares that Dr. Kirschner has the right to acquire within 60 days of the date of the table set forth above.

(12)	Includes 21,001 shares that Ms. Redman has the right to acquire within 60 days of the date of the table set forth above.

(13)

Includes (a) 200 shares held by Mr. Rivelo’s spouse as to which he disclaims beneficial ownership and (b) includes 17,501 shares that Mr. Rivelo has the right to acquire within 60 days of the date of the table set forth above.

(14)	Includes 13,667 shares that Mr. Martin has the right to acquire within 60 days of the date of the table set forth above.

(15)	Mr. DiPiazza resigned from the Board of Directors effective October 31, 2011.

(16)	Includes 4,224 shares that Ms. Shupp has the right to acquire within 60 days of the date of the table set forth above.

(17)	Mr. Murley does not have the right to acquire any shares within 60 days of the date of the table set forth above.

(18)	Mr. Dozer does not have the right to acquire any shares within 60 days of the date of the table set forth above.

(19)

Includes 3,744,254 shares that all Directors and Executive Officers as a group have the right to acquire within 60 days of the date of the table set forth above. The 900,000 shares of Class A Common Stock that are deemed to be beneficially owned by both Dr. Sperling and Mr. Sperling, and that are included in the total beneficial ownership of Class A Common Stock reported for each of them, are only counted once in the total number of shares of Class A Common Stock reported as beneficially owned by the Executive Officers and Directors.

(20)	Includes 243,080 shares held by the revocable John Sperling Voting Stock Trust.

(21)	Includes 232,067 shares held by the revocable Peter Sperling Voting Stock Trust.

The address of each of the listed shareholders, unless noted otherwise, is in care of Apollo Group, Inc., 4025 South Riverpoint Parkway, Phoenix, Arizona 85040. The number of shares beneficially owned by each entity, director or executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an entity or person is deemed a “beneficial owner” of a security if it, he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. An entity or person is also deemed to be a beneficial owner of any securities for which that entity or person has the right to acquire beneficial ownership within 60 days of October 31, 2011.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, for each of our equity compensation plans, the number of shares of Class A Common Stock subject to outstanding awards as of August 31, 2011 and the number of such shares available for future award as of that date. The table does not include information with respect to shares of Class A Common Stock subject to outstanding options, stock appreciation rights or other equity awards granted under equity compensation plans or agreements that the Company assumed in connection with its acquisitions of the companies that originally granted those options, stock appreciation rights or awards. Those awards are not included as part of the Company’s existing equity compensation plans because we did not originally grant those particular awards and no additional options, stock appreciation rights or other equity awards may be granted by the Company under those assumed plans. However, Footnote 6 to the table sets forth the total number of shares of Class A Common Stock subject to those assumed options, stock appreciation rights or other awards as of August 31, 2011, and the weighted average exercise price of such assumed options and stock appreciation rights. In addition, the table and footnotes below do not reflect the additional 3.5 million shares of Class A Common Stock that the Board of Directors authorized for the Company’s 2000 Stock Incentive Plan on December 8, 2011 and the Company’s Class B stockholders approved the same day.

	A.		B.		C.
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Shares Remaining Available for Future Issuance (Excluding Securities Reflected in Column A)
Equity compensation plans approved by shareholders(1)	12,920,987	(2)	$57.18	(3)	5,797,920	(4)(5)
Equity compensation plans not approved by shareholders(6)	N/A		N/A		N/A

Total	12,920,987		57.18		5,797,920

(1)

Consists of the Apollo Group, Inc. Second Amended and Restated Director Stock Plan (“Director Stock Plan”), the Apollo Group, Inc. Amended and Restated 2000 Stock Incentive Plan (“2000 Incentive Plan”) and the Apollo Group, Inc. Third Amended and Restated 1994 Employee Stock Purchase Plan (“Purchase Plan”).

(2)

Includes 2,931,178 shares of Class A Common Stock subject to outstanding restricted stock units and 761,000 shares of Class A Common Stock (at maximum level of attainment) subject to outstanding performance share unit awards that will entitle each holder to the issuance of one share of Class A Common Stock for each unit that vest over the holder’s period of continued employment with the Company. Excludes outstanding purchase rights under the Purchase Plan. Under the Purchase Plan, each eligible employee may purchase shares of Class A Common Stock at quarterly intervals), up to a maximum of $25,000 worth of stock each calendar year. The purchase price payable per share will be equal to 95% of the fair market value on the quarterly purchase date.

(3)

Excludes the 2,931,178 shares of Class A Common Stock subject to outstanding restricted stock units and 761,000 shares of Class A Common Stock (at maximum level of attainment) subject to outstanding performance share unit awards that will become issuable as those units vest, without any cash consideration or other payment required for such shares.

(4)

Includes shares of Class A Common Stock available for future issuance under the 2000 Incentive Plan and the Purchase Plan. As of August 31, 2011, 1,384,041 shares of Class A Common Stock were available for issuance under the 2000 Incentive Plan. Under such plan, the Company may grant non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock units, performance awards and other stock-based awards to officers, key employees, consultants and non-employee Board members. As of August 31, 2011, 4,413,879 shares of Class A Common Stock were available for issuance under the Purchase Plan.

(5)

The Director Stock Plan provided the non-employee Board members with annual option grants to purchase shares of Class A Common Stock. The grants occurred on September 1 of each year through 2003. No further options may be granted under that plan.

(6)

The table does not include information with respect to equity compensation plans or agreements that the Company assumed in connection with its acquisitions of the companies that originally established those plans or agreements because no additional options, stock appreciation rights or other equity awards may be granted under those assumed plans or agreements. As of August 31, 2011, 44,725 shares of Class A Common Stock were subject to outstanding options and stock appreciation rights under those assumed plans and agreements. The weighted average exercise price of those outstanding options and stock appreciation rights is $81.79 per share.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, as well as persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership. Directors, executive officers and greater than 10% beneficial owners of our Class A Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us, or written representations that no forms were required, we are not aware of any failure by our directors, officers and beneficial owners of greater than 10% of our Class A Common Stock to file on a timely basis reports required by Section 16(a) during the fiscal year ended August 31, 2011. However, a late Form 4 report was filed on November 1, 2011 with respect to sales of Class A Common Stock covering an aggregate of 13,533 shares made by Dr. John Sperling on October 27, 2011, and a late Form 4 report was also filed on November 1, 2011 with respect to sales of Class A Common Stock covering an aggregate of 31,767 shares made by Mr. Peter Sperling on October 27, 2011. Both late filings were due to the Company’s role in processing those filings on behalf of Dr. Sperling and Mr. Sperling.